                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/ Fee paid previously with preliminary materials. [The Registrant previously paid the fee when it filed preliminary copies of its Information Statement on Schedule 14C with the Commission, on or about June 6, 1995]

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                EVRO CORPORATION
                       1509 South Florida Avenue, Suite 3
                            Lakeland, Florida  33803

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


        Notice is hereby given that a special meeting of the Shareholders (the "Shareholders' Meeting") of EVRO Corporation (the "Company") will be held at The Inn at Maingate located at 3011 Maingate Lane, Kissimmee, Florida 34747, September 27, 1996 at 10:00 a.m., for the following purposes:


         1. To approve an increase in the Company's shares of authorized common stock from 2,500,000 to 100,000,000 shares, each of which shall have a par value of $0.001;

         2. To approve an increase in the Company's shares of authorized preferred stock from 1,250,000 to 25,000,000 shares, each of which shall have a par value of $0.001;

         3. To authorize the Company to change its name to Channel America Broadcasting, Inc.;

         4.      To elect a board of directors for the ensuing year;

         5. To authorize the Company to offer to purchase the fractional shares resulting from the one for twenty reverse stock split of the Company's capital stock effective January 26, 1995, at the market price on the date of the Shareholders' Meeting; and

         6. To consider and act upon such other business as may be properly presented to the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business August 5, 1996, as the record date for determination of the shareholders of common and preferred stock entitled to notice of and to vote at the meeting or any adjournment thereof.



         A form of Proxy and Proxy Statement accompany this Notice of Special Meeting. A copy of the Company's Annual Report on Form 10K-SB for the Year Ended December 31, 1995 and the Company's Quarterly Report on Form 10Q-SB for the Six Months Ended June 30, 1996 are also included. The Proxy covers all shares of common stock held by you directly.


         IF YOU DO NOT EXPECT TO BE PRESENT AT THE SHAREHOLDERS' MEETING IN PERSON, PLEASE PROMPTLY SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                           By Order of the Board of Directors,


                                           ------------------------------------
                                           Stephen H. Cohen

September __, 1996
                 Corporate Secretary

PRELIMINARY COPY



                                EVRO CORPORATION
                       1509 South Florida Avenue, Suite 3
                            Lakeland, Florida  33803




                                PROXY STATEMENT
                                      FOR
                       A SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 27, 1996


SOLICITATION AND REVOCATION OF PROXIES


         This Proxy Statement and the accompanying form of proxy are being mailed on or before September 6, 1996, in connection with the solicitation by the Board of Directors of EVRO Corporation (the "Company"), a Florida corporation, of proxies to be used at a special meeting (the "Shareholders' Meeting") of its common shareholders, its Series E Convertible Preferred Shareholders, its Series F Convertible Preferred Shareholders and its Series M Convertible Preferred Shareholders (collectively, the "Shareholders"). The Shareholders' Meeting will be held on September 27, 1996 at 10:00 am at The Inn at Maingate located at 3011 Maingate Lane, Kissimmee, Florida 34747. The mailing address for the Company's principal executive offices is 1509 South Florida Avenue, Suite 3, Lakeland, Florida 33803.


         The cost of preparing, assembling and mailing this Proxy Statement and the cost of further solicitation hereinafter referred to are to be borne by the Company. Solicitations may further be made by directors, officers and regular employees of the Company without additional compensation, by use of the mails, telephone, telegraph or by personal interview. The Company may retain outside agents to assist in the solicitation of proxies, at a cost not anticipated to exceed $5,000 plus expenses. Brokerage houses and other nominees of record will be requested to forward all proxy solicitation material to the beneficial owners, and their expenses in such regard will also be paid by the Company.
All proxies are being solicited by mail in the accompanying form, but further solicitation following the original mailing may be made by Board representatives or agents by telephone, telegraph or personal contact with certain shareholders.

         Execution of the enclosed proxy will not affect a shareholder's rights to attend the meeting or vote in person. A shareholder giving a proxy may revoke it at any time before exercise, by either notifying the Secretary of the Company of its revocation, submitting a substitute proxy dated subsequent to the initial one or attending the Shareholders' Meeting and voting in person. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Shareholders' Meeting in accordance with the directions given. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted FOR the proposed increase in the number of the Company's authorized common shares from 2,500,000 to 100,000,000, each of which shall have a par value of $.001, FOR the proposed increase in the number of the Company's authorized preferred shares from 1,250,000 to 25,000,000, each of which shall have a par value of $.001, FOR the proposed name change from "EVRO Corporation" to "Channel America Broadcasting, Inc.," FOR the election of the nominees listed below under the caption "Election of Directors", FOR the purchase of fractional shares resulting from the one for twenty reverse stock split of the Company's capital stock effective January 26, 1995 at the market price on the date of the Shareholders' Meeting, and, if any other matters properly come before the Shareholders Meeting, the persons named as Proxies will vote upon such matters according to their best judgment.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.


         A copy of the Company's Annual Report on Form 10K-SB for the Year Ended December 31, 1995 and the Company's Quarterly Report on Form 10Q-SB for the Six Months Ended June 30, 1996, which include the Company's financial statements for the fiscal year ended December 31, 1995, and the six month period ended June 30, 1996, respectively, are being mailed to you with this Proxy Statement.


DEADLINES FOR SHAREHOLDERS' PROPOSALS TO BE INCLUDED IN THE NEXT PROXY
STATEMENT

         Any proposals that one or more shareholders of the Company wish to submit for shareholder action at the next annual meeting of shareholders must be received by the Secretary of the Company within a reasonable period of time before the solicitation is made.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         Only those shareholders of record at the close of business on August 5, 1996 will be entitled to vote at the Shareholders' Meeting. The Company currently has four classes of stock entitled to vote (collectively, the "Voting Stock"): common stock, Series E Convertible Preferred Stock ("Series E Preferred"), Series F Convertible Preferred Stock ("Series F Preferred") and Series M Convertible Preferred Stock ("Series M Preferred"). The following table sets forth the number of outstanding shares in each class and the number of votes to which each class is entitled.



========================================================================================
                                              Number of Shares         Number of Votes
                        Class of Stock           Outstanding              Per Class
- ----------------------------------------------------------------------------------------
  Common                                            2,497,957               2,497,957
- ----------------------------------------------------------------------------------------
  Series E Preferred                                   30,000                  30,000
- ----------------------------------------------------------------------------------------
  Series F Preferred                                1,352.591               1,352,591
- ----------------------------------------------------------------------------------------
  Series M Preferred                                   40,000                 400,000
========================================================================================





                   [Balance of page intentionally left blank]

         To the Company's knowledge, the following table sets forth information as of August 14, 1996 with respect to the beneficial ownership of the Company's Voting Stock by each person who is known by the Company to beneficially own more than 5% of any class of the Voting Stock, by each director, each executive officer and by all directors and executive officers as a group. The table also sets forth the number of shares of common stock that will be owned by such persons or group if the Company's Shareholders approve of the increase in the authorized shares of the Company's common stock to 100,000,000 shares, as more fully discussed in this Proxy Statement.



COMMON SHARES

                                                                                         After Increase in Authorized
                                                                 Present Holdings           Shares of Common Stock(1)
                                                                 ----------------           -----------------------
 Title                                                                       Percent                          Percent
 Class                     Name and Address                    Amount        of Class           Amount        of Class
 -----                     ----------------                    ------        --------          ------        --------
 Common       Thomas L. Jensen                                175,018.80(2)       7.08%         15,115,540(3)   36.79%
              (Chief Executive Officer, Chairman
              of the Board and Director)
              1601 Riverview Tower
              Knoxville, TN 37902

 Common       Daniel M. Boyar(4)                                       0            0%             599,900      1.46%
              3101 S.W. 34th Avenue #905-427
              Ocala, FL  34474

 Common       Stephen H. Cohen                                175,018.80         7.08%          15,151,199     36.88%
              (Secretary and Director)(5)
              90 Presidential Plaza
              Syracuse, NY 13202

 Common       D. Jerry Diamond (Director)                      21,738.85            *(6)           969,178(7)   2.36%
              1509 S. Florida Avenue,
              Lakeland, FL 33803

 Common       Max P. Cawal (Director)                          10,000.00            *(6)            10,000          *(6)
              8731 Fernwick Court
              Orlando, FL  32819

 Common       O. Don Lauher                                   175,018.80         7.08%          15,115,540     36.79%
              (Treasurer and Chief Financial Officer)(8)
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Common       The Stellar Companies, Inc.                     175,018.80(2)      7.08%          15,115,540     36.79%
              c/o EVRO Corporation
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803



                                                                                         After Increase in Authorized
                                                                 Present Holdings           Shares of Common Stock
                                                                 ----------------           ----------------------
 Title                                                                       Percent                          Percent
 Class                     Name and Address                    Amount        of Class          Amount        of Class
 -----                     ----------------                    ------        --------          ------        --------
 Common       American Clinical Labs, Inc.                            0(2)          0            947,440(9)     2.31%
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Common       All Executive Officers and Directors as a      206,757.65          8.37%        16,130,377       39.27%
              Group (5 Persons)


 PREFERRED SHARES

 Series E     Boyar Holdings, Inc.                                4,499         15.00%          n/a             n/a
 Preferred    3101 S.W. 34th Avenue #905-427
              Ocala, Fl 34474

 Series E     Blackhawk Financial Group, Inc.                     4,000         13.33%          n/a             n/a
 Preferred    1211 Tech Boulevard, Ste. 101
              Tampa, FL 33619

 Series E     American Clinical Labs, Inc.                        3,500         11.67%          n/a             n/a
 Preferred    1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Series E     E. Carl Anderson, Jr.                               7,000         23.33%          n/a             n/a
 Preferred    P.O. Box 274147
              Tampa, Florida 33688-4147

 Series E     Rick Herrera                                        6,500         21.67%          n/a             n/a
 Preferred    c/o Bretney Corporation
              8321 Wornall Street
              Kansas City, MO 64114

 Series F     The Stellar Companies, Inc.                     1,150.650(3)      85.07(%)        n/a             n/a
 Preferred    c/o EVRO Corporation
              1509 S. Florida Avenue, Ste. 3
              Lakeland, FL 33803

 Series F     Scolaro, Shulman, Cohen, Lawler &                  3.5659           *(6)          n/a             n/a
 Preferred    Burstein, P.C.
              90 Presidential Plaza
              Syracuse,NT 25  13202

 Series M     Daniel M. Boyar                                    15,000         37.50%          n/a             n/a
 Preferred    3101 S.W. 34th Avenue # 905-427
              Ocala, Florida 34474

 Series M     Scolaro, Shulman, Cohen, Lawler &                  25,000         62.50%          n/a             n/a
 Preferred    Burstein, P.C.
              90 Presidential Plaza
              Syracuse, NY 13202

        (1) The various assumptions made to determine the number of shares of common stock that will be issued by the Company upon an increase in its authorized shares of common stock are set forth on Schedule A to this Proxy Statement. The outstanding shares of the Company's common stock which are deemed to be outstanding after the increase of the Company's authorized common stock total 41,080,500, which presumes that the Company satisfies its obligations to the holders of the 27,500 shares of the Company's common stock, 26,000 shares of Series C Preferred Stock, 100 shares of Series J Preferred Stock, and 25,000 shares of Series M Preferred Stock and that such shares held as collateral are retired. See Schedule A to this Proxy Statement.

        (2) Includes 175,018.8 shares owned by American Clinical Labs, Inc. ("ACL"). ACL provided The Stellar Companies, Inc., ("Stellar"), a corporation which Mr. Jensen serves as an officer and director, an irrevocable proxy to vote the shares of ACL until the shares owned by ACL represent less than 5% of the Company's issued and outstanding shares of common stock. Upon the approval of the increase in the Company's authorized shares of common stock, the proxy shall expire.

        (3) Includes 11,506,502 shares that Stellar can receive upon the conversion of its shares of Series F Preferred Stock; and 3,609,038 shares of common stock to be received by Stellar upon the Company's increase in its authorized shares of common stock, representing the balance of the shares that the Company is obligated to issue to Stellar pursuant to the terms of the agreement, dated March 14, 1995, between the Company and Stellar, whereby the Company acquired 98.35% of the shares of the common stock of The Sports and Shopping Network, Inc. (collectively, the "Stellar Shares").


        (4) Includes 449,900 shares of common stock of the Company which can be issued to Boyar Holdings, Inc. ("BHI"), an entity wholly owned by Mr. Boyar, upon BHI converting the 4,499 shares of Series E Preferred that it owns. Also includes 150,000 shares of the Company's common stock issuable to Mr. Boyar, upon his conversion of the 15,000 shares of Series M Preferred Stock that Mr. Boyar owns.


        (5) Mr. Cohen is a director of Stellar and is attributed with the ownership of the shares that Stellar has voting control over and any shares directly or indirectly owned by Stellar and, accordingly, is attributed with the voting power of the Stellar Shares. Also includes 35,659 shares of Common Stock issuable to a pension plan established by Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. ("Scolaro Shulman"), a law firm of which Mr. Cohen is a shareholder, known as the Scolaro Shulman Employee's Deferred Savings Plan and Trust f/b/o Steven H. Cohen over which Mr. Cohen has full voting rights (the "Scolaro Shulman Pension Plan"). Does not include 250,000 shares of the Company's common stock issuable to Scolaro, Shulman upon conversion of the 25,000 shares of Series M Preferred Stock held by Scolaro Shulman as collateral.


        (6) Less than 1%.

        (7) Includes shares owned directly by Mr. Diamond as well as shares that ACL has voting control over and any shares directly or indirectly owned by ACL after the increase in the Company's authorized shares of its common stock is increased, inclusive of the shares of common stock that ACL would receive upon the conversion of the Company's Series E Preferred Stock and Series L Preferred Stock owned by ACL.

        (8) Mr. Lauher is a director of Stellar and is attributed with the ownership of the shares that Stellar has voting control over and shares directly or indirectly owned by Stellar.


        (9) Includes 175,018 shares owned by ACL, 350,000 shares of common stock issuable to ACL upon conversion of 3,500 shares of Series E Preferred Stock, and 422,422 shares of common stock issuable to ACL upon conversion of 8.44844 shares of Series L Preferred Stock that ACL owns.






                   [Balance of page intentionally left blank]

ELECTION OF BOARD OF DIRECTORS

         The By-Laws of the Company provide that its Board of Directors shall consist of not less than three members and not more than seven members, as may be fixed from time to time by action of the Board of Directors or of the shareholders. The Board is currently comprised of four members. All four members of the Board of Directors will be elected at the Shareholders' Meeting. The Board has no separate standing committees.

         Unless authority is withheld as to the Board designated nominees, the shares represented by Board of Directors proxies properly executed and timely received will be voted for the election as Director of the persons who are presently serving as Directors of the Company, as indicated below. If any such nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute candidate designated by the Board of Directors. The Board has no reason to believe the nominees will be unavailable to serve if elected. Board members owning shares of common stock intend to either be present and vote their shares in favor of the nominees listed below or give their proxy in support of such nominees. The current directors listed below, if elected, will serve a one year term, expiring on the date of the annual meeting of shareholders in 1997. Certain information with respect to each nominee, as well as the Company's Chief Financial Officer, is hereafter set forth:


         NAME                             POSITION                                           AGE
        -----                             --------                                           ---
Thomas L. Jensen                       Chief Executive Officer, Chairman
                                       of the Board and Director                              61

Stephen H. Cohen                       Secretary and Director                                 51

D. Jerry Diamond                       Director                                               57

Max P. Cawal                           Director                                               52

O. Don Lauher                          Treasurer and Chief Financial Officer                  54




         THOMAS L. JENSEN was elected Chairman of the Board and Director of the Company on March 14, 1995 and has served as the Company's Chief Executive Officer from October 3, 1995. Mr. Jensen is also Chairman of the Board, Chief Executive Officer and President of The Stellar Companies, Inc. ("Stellar"), in which capacities he has served since November 1992. Mr. Jensen is also President of Olympus Development Corporation which develops commercial real estate primarily in Florida. In addition, from 1979 until March 1993, he served as vice president of Wood Properties, Inc., an affiliate of the Lawler-Wood Group, a closely held corporation based in Knoxville, Tennessee.
He is presently a general partner of Spacecoast Associates,

Ltd., the managing partner of the Maingate Joint Venture, a partnership that owns The Inn at Maingate in Orlando, Florida (located directly outside the main entrance to Walt Disney World.) Mr. Jensen served in the Tennessee Legislature from 1967 until associating with the Lawler-Wood Group in 1979. He was elected Minority Leader of the House of Representatives in 1970 and was floor leader for Governor Winfield Dunn through multiple terms of office. As a legislator, Mr. Jensen sponsored and passed several landmark bills in Tennessee, including one that effected a restructuring of the rules of procedure, the budgeting process and several departments of State Government, and another that established a system of statewide public kindergartens. As a legislator, Mr. Jensen also served on numerous national committees and boards and in 1975 was elected President of the National Conference of State Legislatures. During his term, the California Assembly praised him for "his active role in improving state image at the national level and in assisting the California Legislature and other state legislatures..." Mr. Jensen serves as Past Chairman and Member of the Board of Metropolitan Knoxville Airport Authority, Chairman of the Board of the Knox County Private Industry Council, Board Member of the Knoxville Chamber of Commerce, Chairman of the Board of Trustees of the Tennessee Baptist Foundation, and on several other business and civic boards and committees.

         STEPHEN H. COHEN was elected Secretary and Director of the Company on March 14, 1995. Mr. Cohen, a licensed attorney, is a founding partner of the Syracuse, New York law firm of Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. ("Scolaro Shulman"). Mr. Cohen has been with such law firm since its inception in 1979 and is presently a partner with the firm. He is a member of the New York and Pennsylvania bars, and specializes in the areas of federal income tax, employee benefits, estate planning, and health care. Mr. Cohen received his undergraduate degree in Accounting from Syracuse University in 1967 and his J.D. from Syracuse University's College of Law in 1970. He is a frequent lecturer on the topics of employee benefits and health care and has been designated in the book, "Best Lawyers in America," in the area of employee benefits. Mr. Cohen is also the Secretary and a director of Stellar, in which capacity he has served since November, 1992.

         D. JERRY DIAMOND was elected as Director of the Company on October 19, 1992. He served as Chairman of the Board, President and Chief Executive Officer of the Company from October 19, 1992 until his resignation on March 14, 1995. Since October, 1994, Mr. Diamond has served as Chairman, President and Chief Executive Officer of American Clinical Labs, Inc. ("ACL"), a Florida corporation. From February 1992 through October 1992, Mr. Diamond was Senior Vice President and Chief Operating Officer of Veridien Corporation, a publicly traded healthcare company headquartered in St. Petersburg, Florida, which specializes in infection control. From May 1988 through February 1992, Mr. Diamond was Chairman, President and Chief Executive Officer of Coastland Corporation of Florida, a Tampa, Florida based company specializing in the development of businesses in the hazardous and nonhazardous waste recycling industry. For the past 18 years, Mr. Diamond has had an extensive background in managing publicly traded companies. Mr. Diamond is currently the Chairman of the Board of Directors, Chief Executive Officer and President of Technology Holdings, Inc. ("THI"), a Florida corporation and wholly owned subsidiary of the Company.

         MAX P. CAWAL was appointed as a Director of the Company on March 1, 1996. From August 1990 to June 1995, Mr. Cawal served as the President of Peak Development Co., a time share resort located in Orlando, Florida. Mr. Cawal graduated from Queens College in New York, New York where Mr. Cawal received a bachelor's degree in Economics. On March 1, 1996, the Company retained Mr. Cawal as a consultant for a one year period to provide general financial advice to the Company.

         O. DON LAUHER was elected Treasurer and Chief Financial Officer of the Company on March 14, 1995. Mr. Lauher is also Chief Financial Officer and Treasurer of Stellar, in which capacities he has served since January 1993. Prior to joining Stellar, Mr. Lauher served as Vice President/Chief Accounting Officer of The Major Group, Inc. (f/k/a the Radice Corporation), a NYSE listed company from 1982 through 1992, principally engaged in providing real estate management and advisory services. Prior to 1989, Major was a diversified real estate merchant builder involved in the development of commercial office parks; residential, single-family and condominium communities; rental apartment projects; and adult congregate living facilities with total assets approximating $400 million. Mr. Lauher directed and monitored the overall accounting and financial activities, including cash management, accounting, tax, SEC compliance, MIS, construction financing, insurance and administrative functions, prepared short and long-range financial models for all phases of the company's operations, and its annual business plan. He coordinated the use of the company's consultants for accounting, financial and tax matters. In addition, he also served as corporate secretary from 1990 through 1992. Prior to his tenure with Major, Mr. Lauher was the Chicago Regional Controller for Levitt Homes, Inc., for five years. The annual sales for the Chicago region were in excess of $60 million. Prior to his service with Levitt, Mr. Lauher served as Audit Manager, Senior and Junior Accountant with Price Waterhouse & Company for 11 years. Mr. Lauher is a member of the American Institute of Certified Public Accountants and graduated from Southern Illinois University with a B.S. in Accounting.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

         During 1996, the Scolaro Shulman Pension Plan received 3.5659 shares of the Company's Series F Preferred Stock in exchange for the shares of The Sports & Shopping Network, Inc. ("TSSN") formerly owned by the Scolaro Shulman Pension Plan. See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of the Sports and Shopping Network, Inc."

         In connection with the Company's acquisition of TSSN, the Company and THI agreed that the Company would issue to the holders of the Company's common stock as of March 27, 1995, a stock dividend consisting of the Company's Series D Preferred Stock which has limited voting rights. The Company has the right, but not the obligation, to redeem the Series D Preferred Stock in exchange for all of THI's issued and outstanding capital stock.


         ACL is a shareholder of the Company who, as of August 14, 1996, owned 175,018 shares of the Company's common stock, 6,041.988 shares of the Company's Series D Preferred Stock and 8.44844 shares of the Company's Series L Preferred Stock. The Company's Series D Preferred Stock is redeemable, at the Company's option, by the Company tendering to the holders of the Series D Preferred Stock all of the Company's shares of THI. In the event the Company redeems its Series D Preferred Stock in exchange for all of the outstanding common stock of THI, ACL will control 36% of the common stock of THI. ACL and THI share a common management team, the members of which are employees of either ACL or THI. The compensation paid to the employees of either THI and ACL who provide services to both ACL and THI, together with related payroll taxes, insurance, automobile allowances and other reimbursed expenditures associated with such employees, are allocated between ACL and THI, based upon the percentage of time that the employees expend on behalf of either ACL and THI. The services are billed at cost, without a mark-up. During the period March 1, 1995 through December 31, 1995, ACL billed THI $84,000 and THI billed ACL $69,000 for management services, resulting in a net management fee being payable to ACL of $15,000 for the period ending December 31, 1995. During the period beginning January 1, 1996 and ending June 30, 1996, ACL billed THI $35,000 and THI billed ACL $25,000 for management services, resulting in a net management fee being payable to ACL of $10,000 for the six month period ending June 30, 1996.

         During the period March 1, 1995 through December 31, 1995, THI repaid advances received from ACL prior to March 1, 1995, of $12,906. The advances did not bear interest and, as of December 31, 1995, THI had repaid all but $11,644 of the amounts advanced. During the six month period ended June 30, 1996, ACL advanced to the Company and THI $426,107 of which THI repaid $79,720 directly to ACL and THI indirectly repaid ACL $13,597, by paying expenses incurred on ACL's behalf, resulting in a balance owed to ACL by THI of $354,454, as of June 30, 1996. In July 1996, the Company repaid $287,247 of the amounts advanced to it by ACL by issuing to ACL 8.44844 shares of the Company's Series L Preferred Stock, which is convertible into 422,422 shares of the Company's common stock. The advances from ACL to THI and the Company are demand loans that do not bear interest.

         During 1995, Scolaro, Shulman provided legal services to the Company totaling approximately $250,000. The Company agreed to issue to Scolaro, Shulman 25,000 shares of the Company's Series M as security for the payment of such fees. Each share of Series M Preferred is convertible into 10 shares of the Company's common stock and has voting rights equal to 10 shares of the Company's common stock. At any time after the Company increases its authorized shares of common stock, Scolaro, Shulman may put its shares of Series M Preferred to the Company at a price of $10.00 per share. If the Company is unable or unwilling to fulfill its obligations under the put, Scolaro, Shulman shall have the right to retain all 25,000 shares of its Series M Preferred and shall further be entitled to receive all legal fees due and owing from the Company or any of its subsidiaries. Stephen H. Cohen, who is both the Company's secretary and a director, is a partner with Scolaro Shulman. While the Board believes that the agreement reached with Scolaro, Shulman is fair to the Company, there can be no assurance that the agreement is as favorable to the Company as one that might have been negotiated in an arms-length transaction. Through June 30, 1996, Scolaro, Shulman provided additional legal services to the Company aggregating $40,000.


         In March 1995, the Company acquired 98.35% of the shares of the common capital stock of TSSN, from Stellar in exchange for the Company's agreement to issue shares of its common stock. The agreement between the Company and Stellar has been subsequently amended and is discussed more fully elsewhere herein.


         As of June 30, 1996, Stellar was owed $726,000 by TSSN for amounts advanced to the Company or its subsidiaries, by Stellar, or for amounts owed to Stellar under the management agreement between TSSN and Stellar (discussed below), which amounts do not bear interest.


         TSSN has an agreement with Stellar to perform managerial and administrative services, the terms and conditions of which are more fully discussed elsewhere herein. See "BUSINESS OF EVRO - Employees."

         TSSN also accrued an interest expense of $81,000 during 1994, payable to Stellar, on the outstanding indebtedness evidenced by a promissory note dated December 31, 1993, in the amount of $1,258,000. TSSN satisfied the principal and accrued interest on the indebtedness between TSSN and Stellar, on November 30, 1994, by issuing 1,729,908 shares of TSSN's common stock to Stellar. TSSN also issued 2,018,226 shares of its common stock to Stellar in satisfaction of additional advances made to TSSN by Stellar in the amount of $404,000.



         The Company entered into a one year Employment Agreement with Daniel
M. Boyar on March 15, 1995, pursuant to which Mr. Boyar was retained as President and Chief Executive Officer of the Company at an annual salary of $180,000. Mr. Boyar resigned as an officer and director of the Company, effective October 3, 1995, at which time the Company entered into a Professional Services Agreement retaining Mr. Boyar as Special Legal Counsel to the Board of Directors at an annual compensation of $180,000. The Professional Services Agreement has been extended to March 15, 1997. The Company also issued Mr. Boyar 15,000 shares of its Series M Preferred for services rendered. The Company has further agreed to pay Mr. Boyar a cash bonus equal to 5% of the "gross funds" received by the Company during the term of the Employment Agreement and Professional Services Agreement in excess of $4,000,000. "Gross funds" is defined to be the sum of: (a) the amounts received by the Company from the issuance of its debt or equity securities to persons introduced to the Company by Mr. Boyar; and (b) the net fair market value of the assets acquired by the Company in business combinations with acquisition candidates introduced to the Company by Mr. Boyar. As of December 31, 1995 and June 30, 1996, amounts received by the Company from persons, and the net fair market value of assets acquired from acquisition candidates, introduced to the Company by Mr. Boyar aggregated $3,625,000 and $7,071,000, respectively. As of June 30, 1996, the Company had accrued but not paid a bonus of $154,000 to Mr. Boyar.


         In May 1994, the Company was billed approximately $77,000 by ACL for legal and consulting services incurred by ACL on behalf of the Company. During 1994, the Company issued a total of 33,328 shares of the Company's common stock to ACL: 13,278 shares of which were issued to ACL in exchange for shares of the Company's preferred stock redeemed from ACL; and 20,050 shares of which were issued to ACL as consideration for ACL paying vendors who provided services for the benefit of the Company.

         In June 1994, the Company converted ACL's 48,920 preferred shares of the Company to common stock of the Company on a one for one basis. Also in June 1994, the Company's Board of Directors determined and approved the purchase of two Lintronics' dealerships from ACL in exchange for 5,500 shares of the Company's common stock. The purchase price was determined based on the historic purchase prices of dealerships, the most recent of which occurred in June 1994.

         At December 31, 1994, ACL owned 34% of the issued and outstanding common capital stock of the Company. In January and February 1994, ACL repaid the Company $214,000 for amounts due the Company at December 31, 1993. In three separate transactions during 1994, ACL sold a total of 205,676 shares of its the Company common stock, and loaned the proceeds totaling approximately $1,821,000 to the Company. In May, June and December 1994, the Company repaid ACL with the issuance of 92,438, 11,852 and 101,386 shares of the Company's common stock, respectively. During the fourth quarter of 1994, ACL loaned the Company approximately $192,000 for working capital purposes, of which $50,000 was repaid. At December 31, 1994, the Company owed ACL approximately $142,000. During the first quarter of 1995, ACL advanced an additional approximate $110,000.

SECTION 16 REPORTS

         The requirements imposed by Section 16(a) of the Securities Exchange Act of 1934, as amended, provide that the Company's Officers and Directors, and persons who own more than ten percent of the Company's Common Stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received, the Company believes that during its fiscal year ended December 31, 1995, ACL had two late filings of Form 4 regarding two transactions, Messrs. Donald R. Mastropietro and Max P. Cawal each had one late filing of Form 3, and James L. Kennedy and Gerald Pennington each had one late Form 4 filing. To the Company's knowledge, the preceding persons were the only officers, directors or greater than ten percent beneficial owners that did not file all of the above referenced forms on a timely basis.


ATTENDANCE OF SEATED DIRECTORS AT 1995 DIRECTOR MEETINGS

         During the Company's fiscal year ended December 31, 1995, the Board held 18 meetings. Of the current directors, all attended at least 75% of those meetings. The Board held no separate committee meetings during 1995.






                   [Balance of page intentionally left blank]

 COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND CONSULTANTS

 SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                        --------------------------------------
                             Annual Compensation                   Awards            Payouts
                       -----------------------------------------------------------------------
                                                          Restricted
 Name and                                  Other Annual       Stock                   LTIP        All Other
 Principal             Salary     Bonus    Compensation     Award(s)    Options/     Payouts    Compensation
 Position     Year       $         $           $              $         SAR's (#)      $            $
 ---------    ----     ------     -----    ------------   ----------   ----------    --------   ------------
 D. Jerry
 Diamond,     1995    135,000                       0
 Chief        1994      -0-                         0
 Executive    1993    180,000(1)                5,638
 Officer

 Daniel M.
 Boyar,
 Chief        1995     97,500(2) (A)FO   74,062        45,000
 Executive
 Officer

 Thomas       1995      -0-
 L. Jensen
 Chief
 Executive
 Officer




- -------------
         (1) Included in the amount earned in 1993 is $90,000 for which payment was deferred to 1994.


         (2) Salary accrued, but not paid, for the six and one-half month period Mr. Boyar served as Chief Executive Officer. The balance of which will be paid as the Company has available cash flow. Mr. Boyar was subsequently retained as special counsel. The amount recorded as other annual compensation relates to accrued earnings for Mr. Boyar's services as special counsel. (See "Certain Relationships and Related Transactions of Management and Others.") The amount recorded as a bonus paid to Mr. Boyar was paid by the Company's i ssuance to Mr. Boyar of 15,000 shares of the Company's Series M Preferred.


         The Company may adopt additional compensation programs at a later date suitable for its executive personnel. The Company is unable to predict at this time the format or manner of compensation to be included in any such program.

PROFESSIONAL SERVICES AGREEMENT


     The Company entered into a one year Employment Agreement with Daniel M. Boyar on March 15, 1995, pursuant to which Mr. Boyar was retained as President and Chief Executive Officer of the Company at an annual salary of $180,000.
Mr. Boyar resigned as an officer and director of the Company, effective October 3, 1995, at which time the Company entered into a Professional Services Agreement retaining Mr. Boyar as Special Legal Counsel to the Board of Directors at an annual compensation of $180,000. The Professional Services Agreement has been extended to March 15, 1997. The Company also issued Mr. Boyar 15,000 shares of its Series M Preferred for services rendered. The Company has further agreed to pay Mr. Boyar a cash bonus equal to 5% of the "gross funds" received by the Company during the term of the Employment Agreement and Professional Services Agreement in excess of $4,000,000. "Gross funds" is defined to be the sum of: (a) the amounts received by the Company from the issuance of its debt or equity securities to persons introduced to the Company by Mr. Boyar; and (b) the net fair market value of the assets acquired by the Company in business combinations with acquisition candidates introduced to the Company by Mr. Boyar. As of December 31, 1995 and June 30, 1996, amounts received by the Company from persons, and the net fair market value of assets acquired from acquisition candidates, introduced to the Company by Mr. Boyar aggregated $3,625,000 and $7,071,000, respectively. As of June 30, 1996, the Company had accrued but not paid a bonus of $154,000 to Mr. Boyar.


         Mr. Boyar, 41, was elected President, Chief Executive Officer and Director of the Company on March 14, 1995, positions he held until October 3, 1995 at which time he resigned as an officer and director of the Company and was retained by the Company as Special Legal Counsel to the Board of Directors. Mr. Boyar, a licensed attorney, is the sole owner of Boyar Holdings, Inc., an investment company specializing in equity capital private placements, syndications, corporate mergers and acquisitions, and growth stocks for public companies. Mr. Boyar is a sole practitioner, who specializes in commercial transaction law, and has practiced in either Ocala, West Palm Beach or Orlando, Florida from December 1990 to date. From November 1993 to May 1994, Mr. Boyar served as the secretary and special counsel to Members Service Corp., a corporation whose shares were traded on NASDAQ. From June 1993 to July 1993, Mr. Boyar served as the President, Chief Executive Officer and a Director of Aspen Marine Group, Inc., also a corporation whose shares were traded on NASDAQ. From August 1991 to date, Mr. Boyar served as the President, Chief Executive Officer and a Director of Sportsworld 2000, Inc., a corporation whose shares are traded in the over-the-counter market. From March 1991 to June 1991, Mr. Boyar served as the President, Chief Executive Officer and a Director of Iroquois Brands, Ltd. a corporation whose shares were traded on the American Stock Exchange. From January 1991 to April 1991, Mr. Boyar served as the President, Chief Executive Officer and a Director of International Standards Group, Inc., a corporation whose shares were traded in the over-the-counter market. Mr. Boyar is a third generation real estate developer from southern California, having participated in his family's home building public company at the age of 20. He is a graduate of the University of Miami, from which he received a Bachelor of Business Administration Degree in Finance, and of Southwestern University School of Law, from which he completed the law school curriculum in two years, receiving a J.D. degree. Additionally, Mr. Boyar completed the Masters of Law Program in Taxation at Boston University, receiving his LL.M. degree. On March 21, 1996, Mr. Boyar was indicted, and charged with wire fraud, money laundering and violating the federal securities laws in connection with his employment by Members Service Corporation. These proceedings are currently pending in the United States District Court, Middle District, State of Florida, Orlando, Division. Mr. Boyar is charged with issuing false press releases, selling securities that were not properly registered under the Securities Act of 1933, as amended, and with making misrepresentations in connection with the sale of such securities. Mr. Boyar has plead "not guilty" to such charges, believes such charges to be without merit and has retained counsel to vigorously defend the charges brought against him.


MANAGEMENT AGREEMENT WITH STELLAR


         Stellar provides management, financial, administrative and marketing services to TSSN pursuant to a Management and Services Agreement, wherein Stellar is obligated to provide to TSSN personnel, supplies, equipment, administrative and accounting services, management expertise, and other resources. During the twelve months ended December 31, 1994 and 1995 and the six months ended June 30, 1996, Stellar billed TSSN $1,150,000, $760,000 and $380,000, respectively, for such management and accounting services performed on TSSN's behalf, based upon estimated time and charges incurred by Stellar on TSSN's behalf. Management believes that the fees charged to TSSN by Stellar approximates the costs that would have been incurred by TSSN if it had operated on a stand alone basis.

         As of June 30, 1996, Stellar was owed $726,000 by the Company principally for amounts owed to Stellar under the management agreement between TSSN and Stellar, which amounts do not bear interest.



INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

         The Board has approved an amendment to the Company's Articles of Incorporation pursuant to which the aggregated number of shares of common stock that the Company has authority to issue would be increased from 2,500,000 to 100,000,000, with a par value of $.001 per share, and the aggregate number of authorized shares of preferred stock would be increased from 1,250,000 to 25,000,000, with a par value of $.001 per share. If the proposed amendment is approved by the Shareholders, the additional authorized shares could be issued at the Board's discretion, for any proper purpose, without further approval from the Shareholders, other than as may be required by applicable law. The Board believes that the proposed increase in the number of authorized shares of common and preferred stock will give the Company added flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without delay and expense of stockholder action each time an opportunity requiring the issuance of shares may arise.


ACQUISITION OF THE SPORTS & SHOPPING NETWORK, INC.

         The primary reason for the proposed increase in the number of authorized shares of common stock is to enable the Company to consummate the acquisition of TSSN. Stellar owned 98.35% of the shares of the capital stock of TSSN; however, Stellar had granted Boyar Holdings, Inc. ("BHI") an option to acquire all of Stellar's shares of TSSN (the "TSSN Option"). On January 12, 1995, the Company purchased the TSSN Option from BHI, pursuant to the terms of the Assignment of Option Agreement by and between BHI and the Company. As consideration for the transfer of the TSSN Option, the Company issued to BHI 30,000 shares of the Company's Series E Preferred Stock which is convertible into 3,000,000 shares of the Company's common stock after the anticipated increase in the Company's authorized shares of common stock is made effective. A summary of the rights and preferences of the Series E Preferred is set for elsewhere in this Proxy Statement (See "AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION--Description of Securities").

         On March 14, 1995, the Company exercised the TSSN Option and acquired 98.35% of the issued and outstanding shares of the common stock of TSSN from Stellar in exchange for the Company's agreement to issue 16,759,038 shares of its common stock to Stellar (the "TSSN Acquisition"). As the Company only had 2,500,000 shares of common stock authorized at the time of the exercise of the TSSN Option, the Company and certain of its shareholders agreed to use their best efforts to cause the Company's authorized common stock to be increased as soon as was practicable. Pending such increase in the Company's authorized common stock, the Company issued Stellar 500,000 shares of its authorized but then unissued shares of common stock. Once the Company increased the number of shares of its authorized common stock, the Company was required to issue 16,259,038 (16,759,038 - 500,000) shares of its common stock to Stellar, representing the balance of the shares of the Company's common stock that the Company was obligated to issue to Stellar under the purchase agreement. Pursuant to the agreement between the Company and Stellar, the Company also agreed to offer to purchase the remaining 1.65% of TSSN's issued and outstanding shares of common stock held by TSSN's minority shareholders in exchange for, in the aggregate, 281,418 shares of the Company's common stock. Thus, the only consideration that the Company agreed to offer to the minority shareholders of TSSN for their shares of the common stock of TSSN were shares of the Company's common stock. If the Company issues Special Shares (as defined herein) to THI, only Stellar, and not the minority shareholders of TSSN, will have the option described below to purchase those shares from THI. During the first quarter of 1996, the Company offered, and the remaining shareholders of TSSN accepted, 28.1421 shares of the Company's Series F Preferred Stock in exchange for all of the shares of TSSN held by persons other than the Company. The Company has no further obligation to issue additional consideration to the former minority shareholders of TSSN.

         In conjunction with the TSSN acquisition, ACL, which then held 587,219 shares of the Company's common stock, granted Stellar an irrevocable proxy to represent ACL or any assignee thereof at all regular and special meetings of shareholders, or in connection with any other shareholder action of the Company, but only in ACL's capacity as the owner of record of, and to vote the shares of the common stock of the Company which were owned by ACL as of March 14, 1995 ("the ACL Shares"). The irrevocable proxy was effective March 14, 1995 and expires on the date the ACL Shares represent less than five percent of the Company's issued and outstanding shares of common stock.

         The Company formed a wholly owned subsidiary, THI, which now owns all of the assets that were owned by the Company prior to the TSSN acquisition. Pursuant to such acquisition, the holders of record of the Company's common stock as of March 27, 1995, will be issued a stock dividend consisting of the

Company's Series D Convertible Preferred Stock ("Series D Preferred"). The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock. A summary of the rights and preferences of the Series D Preferred is set for elsewhere in this Proxy Statement (See "AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION--Description of Securities").

         The creation of THI and the authorization and issuance of the Company's Series D Preferred was done for the purpose of preserving the value of the Company's then existing assets for the holders of the Company's common stock at the time of the TSSN acquisition. Due to the significant difference in the historical business of the Company and that of TSSN, the Company insisted on the creation of THI as a condition of the TSSN acquisition. By creating THI and issuing a stock dividend of the Series D Preferred Stock to the Company's then existing common shareholders of the Company, those shareholders would, upon liquidation of the Company, be granted a preference in liquidation in an amount equal to the value of THI's assets. Alternatively, upon the redemption of the Series D Preferred prior to a liquidation of the Company, the holders of the Company's common stock prior to the TSSN Acquisition would receive all of the value of THI.

         As additional consideration for entering the TSSN Acquisition agreement, Stellar agreed to cause the Company to contribute $455,000 to THI from the proceeds that the Company would receive from the Company's then contemplated private debt or equity offerings, which obligation has been satisfied by the Company. Upon the completion of the Company's current financing activities, it is the Company's intention to redeem its Series D Preferred in exchange for all of THI's issued and outstanding common stock.


         The TSSN Acquisition agreement also provided that THI would be entitled to receive, on an annual basis, that number of shares of the Company's voting common stock (the "Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by two dollars. The phrase "total assets" was defined to mean the amount set forth on the consolidated balance sheet of THI as total assets, including, without limitation, the current assets, property and equipment (net of accumulated depreciation), investments and other assets (net of accumulated amortization and adjustments). The phrase "average total assets" was defined to mean the sum of the "total assets" (as defined above) of THI as set forth on the balance sheets of THI during each of the quarters ending March 31, June 30, September 30 and December 31 during each applicable twelve month period and dividing such sum by four. THI ratably earns the Special Shares over each applicable twelve month period. THI's entitlement to the Special Shares shall cease upon the Company's redemption of its Series D Preferred. THI has earned 531,202 Special Shares for the period March 14, 1995 through March 13, 1996 and 153,587 Special Shares for the period March 14, 1996 through June 30, 1996. In complete satisfaction of the Company's obligation to issue Special Shares earned as of March 13, 1996, in August 1996 the Company issued 10.62404 shares of its Series L Convertible Preferred Stock to THI which shares are convertible into 531,202 shares of the Company's common stock.


         Stellar has the option to purchase the Special Shares from THI for an amount equal to the greater of (a) two dollars per share; or (b) 50% of the bid price of the Company's common stock as of the end of the month preceding
Stellar's exercise of its option.   As mentioned above, the TSSN Acquisition
Agreement between the Company and Stellar provided that THI would be entitled to receive Special Shares in certain circumstances and the agreement further provided that if the Special Shares were issued, Stellar would have the option to buy the Special Shares from TSSN. Stellar paid no additional consideration for the option to purchase the Special Shares from THI. Stellar's option to acquire the Special Shares shall terminate June 30, 1997. Stellar has not been granted "registration rights" with respect to the Special Shares.

         The following example is provided to illustrate the application of the contractual provisions of the TSSN Acquisition agreement related to the obligation of the Company to issue Special Shares.


         EXAMPLE: During the period from March 14, 1995 to March 13, 1996, THI's average total assets were $5,312,022. Accordingly, the number of shares of the Company's common stock; i.e., the Special Shares, that will be issued to THI will total 531,202 shares [(20% x $5,312,022) / $2.00].



         Stellar has the option to purchase the Special Shares from THI on or before June 30, 1997 by paying THI the greater of (a) two dollars per share; or (b) 50% of the bid price of the Company's common stock as of the end of the month preceding Stellar's exercise of its option. The bid price of the Company's common stock on August 9, 1996, was $1.25, consequently the option price would be $2.00. If Stellar were to exercise its option to acquire all of the Special Shares, it would be required to pay THI $1,062,404.


         The Special Shares that Stellar may acquire upon the exercise of its option will be restricted securities, and such Special Shares can be transferred by Stellar either pursuant to the limitations imposed by Rule 144 or without limitation through an effective registration statement relating to such securities.

         To the extent that the Company redeems the Series D Preferred by issuing shares of THI to the holders thereof, the common shareholders of the Company who do not also own shares of the Series D Preferred will be diluted, as the Company will receive no consideration for the issuance of the Special Shares. To the extent that Special Shares are issued to THI and Stellar exercises its option to acquire the Special Shares from THI, Stellar will benefit from such transaction to the extent that the market price of the shares of the Company's common stock is greater than the option price that Stellar must pay THI for the Special Shares.


         EXAMPLE: Assume that the "bid" price of the Company's common stock on September 30, 1996, was $3.75 and the "ask" price $4.00. Applying the formula set forth above, if Stellar exercises its option to acquire the Special Shares on September 30, 1996, the option price will be $2.00 per share (the greater of $2.00 or 50% of the bid price of the Company's common stock). Stellar would receive a benefit unavailable to other shareholders of the Company as it would be able to acquire shares of the common stock of the Company at a substantial discount to the "ask" price of the shares of the Company; however, the shares acquired by Stellar would be restricted securities, as that term is defined in Rule 144(a)(3), promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and as a result thereof, are not freely transferable by Stellar.

         If the Series D Preferred has not been redeemed by June 30, 1997, the holders thereof, as a group, shall be entitled to receive a special dividend of shares of the Company's common stock in an aggregate amount equal to the number of Special Shares held by THI as of June 30, 1997. As long as the Series D Preferred remains outstanding, additional stock dividends shall be payable by the Company to the holders of the Series D Preferred, beginning July 1, 1998, and continuing each July 1st thereafter until the Company has redeemed its Series D Preferred, in an annual amount equal to the number of Special Shares transferred to THI during the immediately preceding applicable twelve month period.

         For financial reporting purposes, the business combination between TSSN and the Company has been accounted for as a reverse purchase acquisition under which TSSN and the Company will be recapitalized to include the historical financial information of TSSN and the assets and liabilities of the Company revalued to reflect the market value of the Company's outstanding shares.

         There have been subsequent amendments to the TSSN Acquisition agreement, the first of which occurred on April 19, 1995, when Stellar agreed to return the 500,000 shares of restricted common stock previously issued to Stellar at the closing of the Company's purchase of TSSN. The Company asked Stellar to amend the TSSN Acquisition agreement in order to make the 500,000 shares of common stock available to the Company for issuance by the Company pursuant to its 1995 Employee Stock Compensation Plan. Stellar agreed to return the 500,000 shares of common stock to the Company in exchange for the Company's agreement to increase, by 1,000,000 shares, the number of shares of the Company's common stock that the Company would issue to Stellar at such time as the Company increased its authorized shares of common stock. Consequently, the number of shares that the Company was obligated to issue to Stellar for the shares of TSSN increased from 16,759,038 to 17,759,038.

         The then existing members of the Board of Directors of the Company unanimously approved the amendment to the TSSN Acquisition agreement increasing the number of shares to be issued to Stellar. As originally negotiated, the TSSN Acquisition agreement contemplated that Stellar would own 77.1% of the shares of the Company's common stock after the closing of the TSSN Acquisition agreement. As a result of the return by Stellar to the Company of the 500,000 shares of common stock previously issued to Stellar and the Company's subsequent issuance thereof to third parties, Stellar requested that the Company agree to issue sufficient additional shares so that it would receive the same percentage ownership that it had the contractual right to receive prior to the April 19, 1995 amendment. The resulting agreement by the Board of Directors to agree to issue an additional 1,000,000 shares to Stellar reflects the compromise reached between Stellar and the Company. The percentage of the common stock of the Company to be owned by Stellar, after giving effect to the agreement to issue an additional 1,000,000 shares of common stock as a result of the April 19, 1995 amendment to the TSSN Acquisition agreement and after also giving effect to the Company's issuance of an additional 500,000 shares of the common stock returned to the Company by Stellar, decreased from 77.1% to 76.4% of the Company's common stock. On the date that the TSSN Acquisition agreement was amended, April 19, 1995, the bid price of the Company's common stock was $3.12 and its ask price was $3.25.

         In addition, the April 19, 1995 amendment to the TSSN Acquisition agreement required the Company to issue to Stellar 500 shares of its Series F Preferred. Each share of Series F Preferred entitles the holder thereof with the right to cast 1,000 votes on any matter requiring the approval of common shareholders. In the event that the Company issued additional voting securities prior to the time that the Company had increased the number of shares of its authorized shares of common stock, the Company agreed to issue additional shares of its Series F Preferred to Stellar in an amount equal in voting rights with any subsequent voting shares of common or preferred stock issued by the Company. For example, if the Company issued 300,000 shares of its common stock, the Company would be required to issue 300 shares of its Series F Preferred to Stellar.


         The shares of the Company's Series F Preferred are convertible, at the option of Stellar, into shares of the Company's restricted common stock, on a 1 for 10,000 basis, following an increase in the number of the Company's authorized shares of common stock. Any common stock issued to Stellar as a result of its conversion of Series F Preferred into the Company's common stock reduces the Company's obligation to issue the 17,759,038 shares of restricted common stock to Stellar. As of August 14, 1996, Stellar held 1,150.6502 shares of Series F Preferred.


         Pending an increase in the Company's authorized capital stock, the Series F Preferred was intended to grant voting rights to Stellar similar to those voting rights held by Stellar prior to the April 15, 1995 amendment to the TSSN Acquisition agreement. More specifically, the grant to Stellar of 500 shares of Series F Preferred gave Stellar 500,000 votes (500 shares of Series F Preferred with each share having 1,000 votes per share), the number of votes that Stellar had prior to returning 500,000 shares of common stock to the Company. The Series F Preferred also granted Stellar the right to convert the Series F Preferred into common shares at a conversion ratio of 10,000 to 1. By converting the Series F Preferred, Stellar could increase its voting power ten fold, however, any shares of common stock issued to Stellar upon Stellar's conversion of the Series F Preferred decreases, on a one for one basis, the Company's obligation to issue the 17,759,038 shares of common stock the Company is obligated to issue to Stellar under the TSSN Acquisition agreement as amended.

         On October 6, 1995, the TSSN Acquisition agreement was further amended to provide that Stellar would, upon the conversion by Stellar of its shares of Series F Preferred, return 2,126,000 shares of the 17,759,038 shares of common stock to be received by Stellar upon the Company increasing its shares of authorized common stock. Additionally, Stellar agreed to deliver 9,000,000 shares of the common stock to be issued to Stellar upon its conversion of the Series F Preferred to the law firm of Scolaro Shulman, who agreed to hold the shares in escrow, and would release the 9,000,000 shares, on a pro rata basis, upon the Company and/or its sports and shopping-related subsidiaries achieving net earnings of $5,000,000. Any and all shares held in escrow which are not issued by the escrow agent to Stellar on or before December 31, 2000, are to be returned to the Company. Stellar suggested that the TSSN Acquisition agreement be amended to reduce the number of shares that Stellar would receive under the TSSN Acquisition agreement (2,126,000 shares) and to subject an additional 9,000,000 shares to a risk of forfeiture if the Company's earnings did not meet certain benchmarks, in order to facilitate the Company's capital raising efforts.

         On February 26, 1996, the Company and Stellar amended the October 6, 1995 amendment to the TSSN Acquisition agreement to provide that upon the conversion by Stellar of its shares of Series F Preferred, Stellar would return only 1,350,000 shares of the 17,759,038 shares of common stock to be received by Stellar upon the Company increasing its shares of authorized common stock rather than the 2,126,000 shares that Stellar had earlier agreed to return in the October 6, 1995 amendment. The Company agreed to this amendment as the basis for Stellar agreeing to the October 6, 1995 amendment was Stellar's understanding that the Company would be required to issue 2,126,000 shares of its common stock or common stock equivalents to various third parties to assist the Company in its fund raising efforts. As the Company was only required to issue 1,350,000 shares to such third parties, the amount of shares to be forfeited by Stellar to the Company was reduced accordingly.

         The acquisition of TSSN resulted in no immediate tax consequences to the Company, except that it is likely that the Company will lose a portion of the tax benefits that it might otherwise have realized from its net operating losses due to the fact that, as a result of the TSSN Acquisition an ownership change will occur, as such term is defined for federal income tax purposes, thereby limiting the Company's ability to utilize its net operating loss carryforwards.

         Although the Company's common stock trades on the National Association of Securities Dealers, Inc. ("Nasdaq") system, neither the stock of TSSN nor any classes of the Company's preferred stock trade publicly. On March 13, 1995, the Company's common stock sold at a high of $1.50 and a low of $1.31.


ACQUISITION OF CHANNEL AMERICA TELEVISION NETWORK, INC.


         A secondary reason for the proposed increase in the number of authorized shares of common stock is to enable the Company to consummate the acquisition of Channel America Television Network, Inc. ("Channel America"), a Delaware corporation based in Darien, Connecticut. The acquisition agreements between the Company and Channel America, initially signed on July 13, 1995, provided that the Company would acquire 100% of the issued and outstanding shares of the capital stock of Channel America. The Company executed agreements with Channel America on October 10, 1995, in which the Company agreed to pay $1,000,000 to Channel America and thereafter merge with Channel America by issuing 48,000 shares of the Company's Series H Convertible Preferred Stock ("Series H Preferred Stock") to the shareholders of Channel America other than the Company (the "Channel America Shareholders"). In exchange for the $1,000,000, Channel America issued 27,500,000 shares of its common stock to the Company, which represented 51% of the issued and outstanding shares of Channel America's voting stock, after giving effect to the anticipated issuance of additional shares of Channel America's common stock to its creditors pursuant to the anticipated conversion of Channel America's indebtedness described below. Of the $1,000,000 purchase price, $600,000 had been paid as of March 29, 1996 and, the balance was paid by the Company's delivery of its promissory note payable to Channel America (the "Channel America Note"), bearing interest at eight percent per annum, the principal and accrued interest of which was originally due on April 7, 1996, but which has been extended from time to time and is now due and payable on October 15, 1996. In exchange for the Channel America's agreement to extend the maturity date of the Channel America Note to October 15, 1996, the Company agreed to pay the Company $50,000 in cash, issue to the Company an additional 200,000 shares of the Company's common stock or its equivalent in preferred stock, and waive certain conditions precedent to the closing of the merger agreement between the Company and Channel America as more fully discussed below.

         In the event that the Company fails to timely pay amounts due under the Channel America Note and, as a result thereof, is in default in the payment of any portion of the purchase price, the percentage of the 27,500,000 shares of Channel America acquired by the Company will be reduced pro rata with respect to the percentage of the $1,000,000 purchase price actually paid. The Company is not currently in default of the Channel America Note and will not be in default unless it fails to make the single cash payment due under the Channel America Note on October 15, 1996. If there were to be a payment default on October 15, 1996, the Company believes that Channel America would extend the maturity date of the Channel America Note if requested to do so by the Company, thereby enabling the Company to acquire all of the 27,500,000 shares, as Channel America has previously granted numerous extensions to the Channel America Note in the past, however, there can be no assurance that Channel America will grant additional extensions. Since October 10, 1995, the Company has made working capital advances directly to Channel America, or to creditors of Channel America, in the amount of $1,593,000. Channel America is obligated to repay the advances to the Company on demand.

         As discussed above, in connection with the merger between the Company and Channel America, the Company issued, on October 10, 1995, 48,000 shares of its Series H Preferred Stock, for the benefit of the Channel America Shareholders, and delivered such shares to Scolaro, Shulman, in its capacity as the escrow agent for the Channel America Shareholders. The Series H Preferred is convertible into 3,764,588 shares of the Company's common stock. The Series H Preferred Stock will be held in escrow, pending the conversion, by the holders of an aggregate of 75% of the sum of [i] the face amount of the notes previously issued by Channel America; and [ii] the stated value of the outstanding preferred stock of Channel America, as of June 30, 1995. (The Company agreed to reduce the percentage of the face amount of debt and preferred stock that had to be converted from 90% to 75% as consideration for Channel America's agreement to extend the maturity date of the Channel America Note to October 15, 1996 as discussed above). The face amount of the notes and the stated value of the preferred shares was, as of June 30, 1995, $7,768,533, and, as of June 30, 1996, the holders of $4,764,000, or 62% of the face amount of the debt and equity, had converted their debt or equity into shares of Channel America's common stock. The holders of another $1,627,000, or 21% of the face amount of the debt and equity, have committed, but have not yet converted. The Series H Preferred Stock will be held in escrow, pending (a) the conversion of an aggregate of 75% of the face amount of Channel America's notes payable and preferred stock; (b) the Company increasing its authorized shares; and (c) the Company registering the shares of common stock underlying the Series H Preferred Stock with the Securities and Exchange Commission. The merger of the Company and Channel America is not contingent upon the payment of the Channel America Note.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


OVERVIEW OF THE COMPANY PRIOR TO THE TSSN AND CHANNEL AMERICA ACQUISITIONS

         In anticipation of the closing of the TSSN acquisition in March 1995, the Company formed a wholly owned subsidiary, THI, and the Company contributed to THI all of the assets that were owned by the Company prior to the TSSN acquisition. Pursuant to the agreement between the Company and Stellar (the former owner of TSSN) setting forth the terms of the TSSN acquisition (the "TSSN Acquisition Agreement"), the holders of record of the Company's common stock as of March 27, 1995, were issued a stock dividend consisting of the Company's Series D Preferred, which has limited voting rights. The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock.

         The Company previously had two business segments, a health related business segment and a recreational business segment. The Company operated the health related business segment through Lintronics Technologies, Inc., TGHC, Inc. ("TGHC"), formerly known as The Good Health Channel, Inc., Imaging Technologies, Inc., and EVRO Trading Corp. During the last quarter of the Company's 1994 fiscal year, the Company discontinued the business operations of its health related business segment (other than winding-up activities), effective as of December 31, 1994.

         The Company's recreational business segment is comprised of the ownership and operation of RV campground facilities and the Company conducts such operations out of its subsidiaries, Treasure Rockhound Ranches, Inc. and Tres Rivers, Inc.


RESULTS OF OPERATIONS


Fiscal 1994 and 1995


         The following is a discussion of the Company's results of operations for 1994 and 1995. The Company's net loss increased from $1,703,000 in 1994 to $7,899,000 in 1995. The increase is primarily attributable to (1) the loss from operations of $1,078,000 of THI (historic EVRO) for the period March 1, 1995 through December 31, 1995 including the amortization of goodwill of $170,000 (this loss was incurred in the business historically operated by the Company), (2) the loss from operations of $1,096,000 of Channel America for the period October 1, 1995 through December 31, 1995 including the amortization of goodwill of $141,000, (3) increase in corporate overhead of $1,590,000, including accounting, legal and financial consulting services and other costs to support the Company's acquisitions and financial activities of $1,265,000,
(4) the loss on the sale of sports memorabilia in January and February 1995 of $231,000, (5) an uninsured jewelry and gem stone inventory theft loss of $538,000, (6) interest and other financing costs associated with 1995 borrowings of $857,000, and (7) costs associated with convertible debenture modifications and defaults of $1,318,000, partially offset by a reduction in management and accounting services of $390,000.

         The Company's net loss per share decreased from $(3.62) in 1994 to $(3.37) in 1995. The decrease in loss per share in 1995 from that reported for 1994 reflects the change in the average common shares outstanding caused by the issuance of additional shares of common stock.

         Revenues, listed as "Rental, memberships, and other revenues" on the Company's Consolidated Statements of Operations, in the amount of $1,070,000, reflect the operations of the Company's RV campgrounds (historic the Company and its subsidiaries) since March 1, 1995. Programming and advertising revenues, in the amount of $389,000, reflect the operations of Channel America since October 1, 1995. Revenues from product sales totaling $177,000, reflect sales of sports memorabilia through a contractual arrangement with VIA TV Network located in Knoxville, Tennessee during January and February 1995. The Company received revenues from the sale of sports memorabilia during November and December 1994 through Via TV of $49,000. The increased revenues received from product sales in 1995 resulted from additional cable distribution on the Nostalgia Network.

         Cost of sales and revenues is comprised of the costs associated with the RV campgrounds, totaling $734,000; Channel America, totaling $685,000; and, sports memorabilia, totaling $260,000 (inclusive of a provision for inventory obsolescence and write down to market value of $95,000). The cost of sales associated with the sports memorabilia was approximately 30-35% higher than would normally be expected due to product selection and high product costs directly attributable to the initial low sales volume levels. Channel America incurred a negative gross margin of $296,000 for the period October 1, 1995 through December 31, 1995, primarily attributable to unsold advertising time.


          Selling, general and administrative expenses for the year ended December 31, 1995 totaled $951,000 for RV campground operations, $552,000 for operations of Channel America, $1,833,000 for the shopping operations and $1,590,000 for corporate expenses and consulting services and other costs incurred in support of the Company's acquisition and financing activities. The Company incurred, in its shopping operations, an uninsured jewelry theft loss of $538,000 which had an adverse effect on the Company's working capital and financial condition. The jewelry loss is not expected to further impact future shopping operations. The Company is currently reviewing all of its insurance requirements and policies to assure that its insurance coverage is adequate.


         During the years ended December 31, 1994 and 1995, Stellar billed TSSN $1,150,000 and $760,000, respectively, for management and accounting services performed on TSSN's or the Company's behalf. Stellar charged TSSN based upon estimated time and charges incurred by Stellar on the Company's behalf. Management believes that the fees charged to the Company and TSSN approximate the costs that would have been incurred by TSSN if it had operated on a stand alone basis. For the year ended December 31, 1994, TSSN accrued interest at 7% per annum ($80,444) on a note payable to Stellar dated December 31, 1993 in the principal amount of $1,258,116. The note and accrued interest was satisfied by TSSN's issuance of common shares to Stellar.

         Interest expense of $1,048,464 for the year ended December 31, 1995 includes (a) additional consideration of $559,000 on certain loans paid by issuance of 50,000 shares of Series C Convertible Preferred Stock and 1,000 shares of Series I Convertible Preferred Stock, and (b) amortization of loan costs incurred in connection with issuance of the convertible debentures of $6,000. Costs associated with convertible debenture modifications and defaults were comprised of (1) penalty principal added to the face value of the Debentures of $170,000 resulting from the Company not obtaining shareholder approval for an increase in the Company's authorized common stock by certain dates, (2) the adjustment of liability on debentures in default from the adjusted face values to their mandatory redemption value, and (3) the write off of related loan costs regarding debentures in default of $175,000.


Three Months and Six Months Ended June 30, 1995 and 1996



         The following is a discussion of the Company's results of operations for the three months and six months ended June 30, 1995 and 1996. The Company's net loss increased from $1,195,000 or $(.55) per share during the three months ended June 30, 1995 to $2,270,000 or $(.91) per share for the same period in 1996. The increase is primarily attributable to (1) the loss from operations of $961,000 of Channel America for the three months ended June 30, 1996, which was not acquired until October 10, 1995, including amortization of goodwill of $141,000, (2) interest and other financing costs of $198,000 associated with new corporate borrowings, and (3) costs associated with convertible debenture modifications and defaults of $216,000, partially offset by a reduction in the loss from shopping operations reflecting the temporary discontinuance of such operations in mid-March 1996.



         The Company's net loss increased from $1,844,000 or $(1.24) per share during the six months ended June 30, 1995 to $5,774,000 or $(2.31) per share during the same period in 1996. The increase is primarily attributable to (1) the loss from operations of $2,062,000 of Channel America for the six months ended June 30, 1996, which was not acquired until October 10, 1995, including amortization of goodwill of $283,000, (2) an increase of $157,000 in the loss from operations of THI (historic EVRO) for six months ended June 30, 1996 as compared to the comparable period of the prior year for which operations of THI were included only for the period March 1, 1995 through June 30, 1995, (this loss was incurred in the business historically operated by EVRO), (3) an increase in the loss from shopping operations of $60,000, (4) an increase in corporate overhead of $634,000, which was primarily attributable to accounting, legal and financial consulting services and other costs incurred to support the Company's acquisition and financial activities, (5) interest and other financing costs of $326,000 associated with new corporate borrowings, and (6) costs associated with convertible debenture modifications and defaults of $725,000, partially offset by a loss of discontinued operations of $33,000 in 1995 for which there was no similar item in 1996.



         Revenues, listed as "Rental, memberships, and other revenues" of $347,000, $395,000, $647,000 and $515,000 for the three months and six months ended June 30, 1996 and 1995, respectively, on the Company's Consolidated Statements of Operations reflect the operations of the Company's RV campgrounds (historic EVRO and its subsidiaries). The decrease in revenues for the three months ended June 30, 1996 from that reported for the same period in 1995 is primarily due to severe drought and weather conditions experienced at the Company's Tres Rivers RV campground located in Glen Rose, Texas. These conditions have limited the use of the campground for tent camping, canoeing, and tubing. The revenues for the six months ended June 30, 1995 reflect the operations of the RV Campgrounds only for the period March 1, 1995 through June 30, 1995, while revenues for the six months ended June 30, 1996, reflect the operations of the RV Campgrounds for the full six month period. Programming and advertising revenues, in the amount of $331,000 and $684,000 reflect the operations of Channel America for the three months and six months ended June 30, 1996.

         In mid-January, 1996, TSSN initiated the sale of jewelry, gem stones and non-sports collectibles on a limited basis through TSC from a television studio facility located in Altamonte Springs, Florida. The shopping broadcast was limited primarily to satellite only homes. As more fully explained later, the Company temporarily discontinued the shopping operations in mid-March
1996. Revenues from these limited operations were $6,500, net. Revenues from product sales of $44,000 and $176,000 for the three months and six months ended June 30, 1995, reflect sales of sports memorabilia through a contractual arrangement with VIA TV Network located in Knoxville, Tennessee during January and February 1995. The sales for the three months ended June 30, 1995 represent sales sold in the first quarter but shipped during the second quarter 1995. The sales volume was largely attributable to cable distribution of the Nostalgia Network.

         Cost of sales and revenues reported for the three months and six months ended June 30, 1996 and 1995 were comprised of the following:

                                                   For the three months ended         For the six months ended
                                                   --------------------------         ------------------------
                                                   06/30/96          06/30/95        06/30/96         06/30/95
                                                   --------          --------        --------         --------
          Rental, memberships and
          other revenues                           $  222,771       $  179,276      $  396,686       $  321,843

          Programming and advertising
                                                      742,053                        1,484,563

          Product sales                                   154           40,284          37,217          160,302

          Total costs of sales and                 ----------       ----------      ----------       ----------
          revenues                                 $  964,978       $  219,560      $1,918,486       $  482,145
                                                   ==========       ==========      ==========       ==========

The increase in cost of sales and revenues for the three months ended June 30, 1996 over the same period in 1995 for RV campground operations is primarily due to increased labor to provide better services to the members and public campers together with increased promotional costs. The cost of sales and revenues of RV campgrounds for the six months ended June 30, 1995 reflect the operations for only the period March 1, 1995 through June 30, 1995, while costs of sales and revenues for the six months ended June 30, 1996, reflect the operations of the RV Campgrounds for the full six month period. The cost of sales in 1996 for shopping operations was disproportionally high due to limited sales volume and the cost of products used for promotions. The cost of sales in 1995 for shopping operations, which reflect the sale of sports memorabilia, were approximately 30-35% higher than would normally be expected due to product selection and high product costs directly attributable to the initial low sales volume levels. Channel America incurred a negative gross margin of $389,000 for the three months ended March 31, 1996, which was primarily attributable to unsold advertising time.

Selling, general and administrative expenses as reported for the three months and six months ended June 30, 1996 and 1995 were comprised of the following:

                                                  For the three months ended        For the six months ended

                                                 06/30/96            06/30/95        06/30/96         06/30/95
                                                 --------            --------        --------         --------
          RV campgrounds                         $ 312,493           $ 459,381       $ 593,265        $ 454,699

          Broadcasting                             296,120                             745,233

          Shopping                                  24,719             220,474         573,064          561,972

          Corporate                                356,653             416,994       1,051,266          416,994

          Total selling, general and             ---------          ----------      ----------       ----------
          administrative expenses                $ 989,985          $1,096,849      $2,962,828       $1,433,665
                                                 =========          ==========      ==========       ==========


Selling, general and administrative costs for RV campgrounds for the three months ended June 30, 1996 decreased from the same period in 1995 reflecting reductions of subsidiary corporate overhead including rent, personnel costs and insurance. Selling, general and administrative expenses of RV campgrounds for the six months ended June 30, 1995 reflect the operations for only the period March 1, 1995 through June 30, 1995, while such costs for the six months ended June 30, 1996, reflect the operations of the RV Campgrounds for the full six month period. Selling, general and administrative costs for shopping operations for three months ended June 30, 1996 decreased in comparison to the same period in 1995 reflecting the temporary discontinuance of operations. Despite the reduction incurred during the second quarter, selling, general and administrative costs for shopping operations increased slightly for the six months ended June 30, 1996 in comparison to the same period in 1995 due to the costs of distribution, personnel, studio facility and other costs incurred to support the initial shopping operations in the 1st quarter of 1996.

         During both the three months and six months ended June 30, 1995 and 1996, Stellar billed TSSN $190,000, $190,000, $380,000, and $380,000, respectively, for management and accounting services performed on TSSN's or the Company's behalf. Stellar charged TSSN based upon estimated time and charges incurred by Stellar on the Company's behalf. Management believes that the fees charged to the Company and TSSN approximate the costs that would have been incurred by TSSN if it had operated on a stand alone basis.

         Interest expense for the three months ended June 30, 1996 were $243,000 as compared to $44,000 for the comparable period in 1995 and for the six months ended June 30, 1996 were $450,000 as compared to $87,000 for the comparable period in 1995. The increases are directly attributable to new financing required to support the Company's acquisitions and business operations. Accrued interest for the three months and six months ended June 30, 1996 for the Debentures were $157,000 and $274,000, respectively, including amortization of loan costs of $60,000 and $102,000, respectively. Costs associated with convertible debenture modifications were comprised of (1) additional principal of $304,000 pursuant to the original terms of the Debentures, and (2) additional principal of $371,000 resulting from agreements to extend mandatory redemption dates.

Other Matters

         In April, 1995, TGHC, Inc., an inactive subsidiary, received a promissory note in exchange for the sale of substantially all of the assets of TGHC. As the ultimate collection of the contingent promissory note is uncertain and largely dependent upon the success of the acquiring entity, Better Health Network, Inc., establishing future profitable operations, the Company utilized the cost recovery method of accounting for this transaction. The payments received pursuant to the promissory note, which are based on a percentage of the sales generated by Better Health Network, will be recognized as income upon receipt. As of June 30, 1996 no income had been recognized by the Company.

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed of," in March, 1995.
SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's Consolidated Financial Statements.



PLAN OF OPERATION

TSSN

         TSSN is considered to be in the development stage as defined in Financial Accounting Standard No. 7. TSSN is engaged in the development of a television shopping network marketing its products through satellite, television broadcast stations and cable networks.


         In November 1994, TSSN initiated the sale of sports memorabilia on a limited basis (6 to 21 hours per week) through a contractual arrangement with ViaTV Network located in Knoxville, Tennessee. Initially the broadcast was limited to satellite only homes; however, beginning in January 1995, TSSN sales programming was broadcast over the Nostalgia Network for 6 hours per week. While these sales activities confirmed, in management's opinion, the viability of TSSN's programming, the operations were discontinued in late February 1995 until TSSN could independently obtain broadcasting capability and distribution at more favorable economic costs. In January 1996, TSSN initiated the sale of jewelry, gem stones and non-sports collectibles on a limited basis through The Shopping Connection, Inc. ("TSC"). The shopping broadcast was limited primarily to satellite only homes. In mid-March 1996, the Company temporarily discontinued the shopping program operations at its Altamonte Springs, Florida television studio facility in order to relocate and consolidate its shopping program operations with the operations of Channel America. The Company anticipates that it will operate from facilities located in California, however, the Company has yet to obtain such a facility. Upon the consolidation of the Company's television operations at one studio facility, TSSN anticipates that it will relaunch its shopping programming on Channel America during late evening hours, seven days a week in late 1996.

CHANNEL AMERICA


         Channel America, a broadcast television network, enhances the Company's business plan by affording the Company a means to distribute TSSN's programming, and, additionally, expands the Company's entertainment business to include a television network. Channel America currently broadcasts its programming 24 hours per day through its television network which, as of July 10, 1996, is comprised of 85 affiliates with a potential reach of approximately
35.4 million US households, including 9.9 million direct cable homes and 4.6 million satellite homes. The Company intends to initially commence broadcasting the programming of TSSN, 6 hours per day, seven days per week on Channel America's network. Thereafter, the Company anticipates expanding such programming to 12 hours per day, seven days per week.


CASH REQUIREMENTS.


         The Company is currently unable to meet its cash requirements and will need approximately $15,000,000, $12,750,000 net of commissions and closing costs, to continue the execution of its business plan through the next twelve months as partially described in the sections captioned "Outlook" and "Liquidity and Capital Resources" discussed below, and also including (1) $6,000,000 to satisfy its existing cash needs for the repayment of current liabilities; (2) $950,000 for its anticipated cash needs in the next twelve months; (3) $450,000 to complete payments to Channel America; (4) $1,550,000 for working capital to be utilized in the operations of Channel America; (5) $2,000,000 for working capital for TSSN; (6) $300,000 for THI's debt and operations; and (7) $1,500,000 to finance the acquisition of a RV park and campground. The Company plans to obtain funds to satisfy its cash requirements from the issuance of its capital stock or from issuance of its debt securities. While the Company has retained Sands Brothers & Co. Ltd. to assist the Company in its capital raising efforts, the Company currently has no binding commitment to receive either debt or equity financing and no assurance can be given that the Company will be successful in obtaining additional equity or debt funding.


OUTLOOK

         The Company has established the following objectives to achieve profitable operations in 1996, assuming the Company is successful in its capital raising efforts:

         1. Strengthen its management team, including recruiting experienced Chief Executive Officers for both the Company and Channel America;

         2. Consolidate the operations of Channel America and TSSN into a television studio facility in California. This consolidation will provide for considerable cost savings as it will allow for the use of common uplink and transponder facilities, as well as reducing related overhead costs;

         3. Obtain Nielsen ratings of Channel America's programming to facilitate the sale of advertising time to national advertisers;

         4. Enhance the programming of Channel America through joint ventures with partners such as MIT-F/x, Inc. to distribute a computer animated television series called W.I.N.G.S. Angela and SBI Communications to broadcast an interactive live television bingo game show; and

         5. To further diversify the geographic regions and seasonal variations of its RV park division, the Company is currently negotiating the purchase of a fully developed RV park and campground in the northeast United States, which includes approximately 400 sites.


LIQUIDITY AND CAPITAL RESOURCES


         The Company has incurred operating losses in 1994, 1995, and for the six months ended March 31, 1996, of $1,703,000, $7,899,000 and $5,774,000
respectively, which have adversely reduced the Company's liquidity and capital resources. In addition, TSSN and Channel America will require a substantial capital infusion to fully establish their respective operations. The Company anticipates that it will continue to incur losses throughout its 1996 fiscal year.

         As of December 31, 1995 the Company issued $1,000,000 of 8.5% Convertible Debentures due October 31, 2000 and $500,000 of 9.5% Convertible Debentures due November 27, 2000. During January and February, 1996, the Company issued an additional $3,040,000 of 8.5% Convertible Debentures of which $1,890,000 are due January 31, 1998 and $1,150,000 are due on October 31, 2000 (collectively referred to as the "Debentures"). The Debentures were issued to individuals and corporations located outside of the United States. The holders of the Debentures are entitled, at their option, at any time commencing 41 days after issue to convert any or all of the original principal amounts of the Debenture into shares of common stock of the Company, at a conversion price per share equal to 50%-70% of the market price of the Company's common stock. Market price is defined as the average closing bid price for the five business days immediately preceding the conversion date or immediately preceding the debenture subscription date, whichever is lower.

         The Debentures, as amended, provide that a penalty of 10% to 30% of the face value of the Debentures be added to principal in the event that the Company does not obtain shareholder authorization to increase its authorized shares of common stock necessary to satisfy the Company's conversion obligation under the Debentures by certain dates. The Company has not obtained the authorization for the issuance of this common stock and accordingly recorded additional principal due on the Debentures.

         The Debentures provide that in the event authorization for issuance of the Common Stock is not obtained before 75 or 90 days from date of issue, the Company is required to redeem the Debentures at an amount equal to the value of the common stock into which the Debentures would have been convertible at the date of redemption. As of June 30, 1996, all Debentures were in default as authorization for issuance of the Common Stock has not yet been obtained. Overall, the Debenture holders continue to support the Company and have not demanded redemption of the Debentures. The Company has agreed to redeem one Debenture with a face value of $150,000 for an aggregate amount of $250,000. Management believes that the balance of the Debentures holders will continue to hold the Debentures for conversion into common stock upon the Company obtaining shareholder approval to increase its authorized shares. Once the Company receives notice from the Securities and Exchange Commission that it can mail its proxy statement to its shareholders and can therefore schedule its special shareholders meeting, management will then be able to negotiate final extensions of the mandatory redemption dates. Accordingly, no adjustment has been made to adjust the liability from the face value of the Debentures, including extension penalties, as amended, to their common stock equivalent value. The common stock equivalent value of the Debentures as of June 30, 1996 aggregated $9,070,000.

         During the first quarter of 1996, the Company sold 15,000 shares of Series C Preferred Stock and 17 shares of Series K Preferred Stock for $787,500, net of sales commissions of $212,500.

         During 1996, the Company used the net cash of $2,826,000 that it received from the issuance of its Debentures and sale of preferred stock in the following manner: (1) payments to Channel America for its acquisition ($300,000); (2) advances to or payments on behalf of Channel America ($671,000); (3) legal and accounting fees incurred to complete certain filings with the Securities and Exchange Commission ($160,000); (4) debt service and working capital to fund the operations of THI ($234,000); (5) payment to Stellar for management and accounting services ($103,000); (6) working capital for operations of TSSN and TSC ($330,000); (7) working capital for corporate overhead operations ($138,000); (8) repayment of outstanding debt, the proceeds of which were previously used for working capital purposes ($350,000); (9) consulting services ($290,000); and (10) the redemption of previously issued shares of The Company's Series C Preferred ($250,000).

         During the three months ended June 30, 1996, ACL made working capital advances of $426,000 to the Company. The Company repaid $80,000 of the advances in cash and, in July 1996, issued 8.44844 shares of Series L Convertible Preferred Stock, which are convertible into 422,422 shares of the Company's common stock, in satisfaction of advances aggregating $287,000. The Company used the working capital advances in the following manner: (1) debt service and working capital to fund the operations of THI ($316,000); (2) legal and accounting fees incurred to complete certain filings with the Securities and Exchange Commission ($50,000); (3) working capital for Channel America operations ($37,000) and (4) working capital for corporate overhead operations ($23,000).

         On November 1, 1995, pursuant to a Stock Purchase Agreement, the Company sold to an accredited investor, 50,000 shares of Series C Preferred for $500,000. The buyer has an option, for a period of six months following the date of issuance, to put the shares back to the Company at a redemption price of $10.00 per share. As security for the agreement by the Company to buy back any shares put to the Company, the Company has pledged all common shares of Channel America owned by the Company and 40 shares of the Company's Series J Convertible Preferred Stock ("Series J Preferred"), representing the equivalent of 2,000,000 common shares upon conversion. In addition, the Company entered into a five-year consulting agreement, as amended, with Southern Resource Management, Inc., of which the investor is president. The amended agreement provides for payments of $100,000 on February 8, 1996; $25,000 on March 15, 1996; and $125,000 each on November 1, 1996, 1997, 1998 and 1999. The Company shall deliver to the consultant, on or before March 15, 1996, either a letter of credit in the amount of $400,000 or a "Satisfaction Payment" of $400,000 in cash. The Company has pledged 60 shares of the Company's Series J Preferred, representing the equivalent of 3,000,000 common shares upon conversion, as security for payment of the Satisfaction Payment of $400,000. In addition, D. Jerry Diamond and Daniel M. Boyar personally guaranteed the obligations of the Company pursuant to the Stock Purchase Agreement and Consulting Agreement. As of June 30, 1996, the Company has paid $300,000 to Southern Resource Management, Inc. However, the Company has not delivered to Southern Resource Management, Inc., the aforementioned letter of credit or

"Satisfaction Payment." Thus, the Company is in default under the terms of the agreement and Southern Resource Management, Inc. may elect to accelerate all of the payments as a result of the default.


         The Company is also in default of a note payable to Genesee Cattle Co. in the amount of $253,000 due June 24, 1995 (including accrued interest of $53,000), and consulting fees of $50,000. The note payable is collateralized by all the common stock of the company's subsidiary TSSN. On May 21, 1996, the note holder filed a civil action to collection all monies due in the U.S. District Court for the District of Colorado against the Company, Stephen H. Cohen, a Director, individually, and Daniel M. Boyar, individually, guarantor of the note payable.

         The Company is currently experiencing a significant deficiency in working capital and Channel America and TSSN (the Company's primary future operating subsidiaries) have operated since their inception with a negative working capital position. As of June 30, 1996, the Company had current assets of $300,000 and current liabilities of $16,443,000, or a working capital deficiency of $16,143,000, together with a stockholders' deficit of $446,000. The Company is currently in default on various notes payable aggregating approximately $1,287,000 and all of its Debentures which have a stock common equivalent values of $9,070,000. These factors raise substantial doubts as to the Company's ability to continue as a going concern unless it is able to successfully complete a sizable private equity offering and attain future profitable operations. The future success of the Company will depend, among other factors, upon management's ability to attain and maintain profitable operations; to obtain favorable financing arrangements; to retire its current indebtedness; and, to raise additional capital.


         A primary purpose of the 1996 Shareholders' Meeting is to approve and increase in the number of shares of the Company's authorized common and preferred stock. If the shareholders of the Company do not approve the increase in the Company's authorized common stock, the holders of the Company's Debentures will likely demand the repayment of amounts owed to them in cash rather than convert such Debentures into shares of the Company's common stock as the Company will not be able to issue additional common shares. Thus, it is critical to the success of the Company that the shareholders of the Company's common stock increase the authorized shares of the Company's common stock. Not only are the increased shares needed for possible issuance to Debenture holders, but, such shares are also required to raise additional capital for the Company. On the other hand, if the shareholders of the Company fail to increase the authorized shares of the Company's preferred stock, the Company does not envision that such action will materially impact the Company, although it will limit the Company's ability to engage in certain financing transactions requiring the issuance of preferred stock. If the shareholders of the Company do not approve an increase in the Company's common stock, the Company will likely seek to renegotiate the terms of its existing Debentures to extend the maturity date thereof, however, there can be no assurance that the Debenture holders would extend the terms of the Debentures in which case, if payment of a substantial amount of the Debentures were demanded, the Company would likely be unable to meet such request.

         Despite the inability of the Company to establish positive cash flow from its operations it has been able to raise capital through the issuance of its debentures and its preferred stock, however, there can be no assurance that the Company will be able to continue to issue its securities.


AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

     The Board has approved an amendment to the Company's Articles of Incorporation which would change the Company's name from "EVRO Corporation" to "Channel America Broadcasting, Inc.", which name, in the opinion of management, better reflects the Company's current business focus.

     The primary matter to be voted on at the 1996 Shareholders' Meeting is the approval of an amendment to the Company's articles of incorporation that would increase the number of authorized common shares from 2,500,000 to 100,000,000, each with a par value of $.001. The Company wishes to increase the number of authorized shares in order to fulfill its commitment to issue shares of its common stock to Stellar in exchange for 98.35% of TSSN's outstanding common stock. Additionally, the increased shares of common stock will permit the Company to issue shares of common stock to the holders of the Company's issued convertible preferred stock. Moreover, the Company has issued its Debentures, which entitle the holders thereof with the right to convert the principal amount of the Debentures into shares of the Company's common stock. Furthermore, the Company has entered into various agreements to acquire the assets of other businesses in exchange for shares of the Company's common stock. The Company currently does not have a sufficient number of authorized shares of common stock to accommodate the conversion rights set forth in the issued shares of its preferred stock and its outstanding Debentures and its contractual commitments to issue shares for the business combinations that it has negotiated. The general effect of the approval of this amendment to increase the Company's authorized shares of common stock will be to dilute the voting power and ratable share of earnings of the common stockholders in inverse proportion to the increase in authorized shares.

     The Board has also approved a proposed amendment to increase the number of the Company's authorized preferred shares from 1,250,000 to 25,000,000. The Company has issued numerous series of its preferred stock and the Company currently has insufficient authorized shares of its common stock to issue to the holders of the Company's preferred shares who elect to convert their shares of preferred stock. If the common shareholders of the Company do not approve the amendment to the Company's Articles of Incorporation increasing the authorized shares of the Company's common stock the preferred shareholders will not be able to convert their shares of preferred stock. The Company has issued its preferred stock during 1995 and 1996, primarily due to the fact that the Company had issued all of its authorized shares of common stock. The Company issued its preferred stock for the following reasons: (a) to acquire other businesses (Series D, E, F and L Preferred - issued to the shareholders of the Company, BHI, Stellar, and THI, respectively, in connection with the TSSN acquisition; and Series H Preferred - issued to Channel America); (b) to raise additional capital
(Series C and K Preferred - issued for cash); (c) to secure indebtedness of the Company (Series C, J and M Preferred issued to secure indebtedness for services rendered to the Company and Series J Preferred to secure a "put" obligation with respect to 50,000 shares of Series C Preferred); (d) in payment for services provided to the Company (Series F, I and M Preferred issued in payment for financial and legal services rendered to the Company), and (e) to satisfy advances received from ACL (Series L issued in satisfaction of advances by ACL). It is possible that the Company will issue additional shares of its preferred stock, from time to time, without the consent of its existing shareholders. By increasing the number of authorized shares of preferred stock, the Company will be able to issue additional shares of preferred stock without the consent of the Company's common or preferred shareholders. The Company's preferred stock will have preferential claims to the assets of the Company in the event the Company is dissolved or liquidated.


     The following is a brief summary of the characteristics of the various classes of the Company's capital stock.

DESCRIPTION OF SECURITIES


     COMMON STOCK - The Company has authorized common stock of 2,500,000 shares with no par value, of which 2,497,957 shares were issued at August 14, 1996, of which 27,500 shares were issued as collateral. As of August 14, 1996, 708 common shares were held by THI. Although the Company has not in the past and has no current plans to declare cash dividends, each common share is equally entitled to receive any cash dividends declared on such shares. However, the Company's common stock does not entitled its holder to preemptive rights.

Stock Purchase Agreement - On September 18, 1995, the Company granted a lender warrants to purchase 200,000 common shares at $1.00 per share. If the market price (bid price per share) is less than $2.00 per share at the time of the exercise of the warrants by the buyer, the purchase price per share shall be reduced to one half of the market price of the common shares on the exercise date. The warrants lapse one year from date of grant. The stock purchase agreement provides that the underlying common shares shall be registered in nine months from the date of grant or as soon thereafter as possible, if the buyer exercises the warrants after such time.

     The Board has proposed increasing the number of authorized shares of common stock to 100,000,000, with a par value of $.001 per share. All shares of common stock issued as the result of the conversion of its preferred stock or convertible debentures and the exercise of the warrants will be restricted in that they may not be resold absent registration under the Securities Act of 1933 or an exemption to such registration. The restrictions on resale may impair the marketability of such shares.

     PREFERRED STOCK - The Company has authorized 1,250,000 shares of preferred stock with no par value. The Board has proposed increasing the number of authorized shares of preferred stock to 25,000,000, with a par value of $.001 per share. The following discussion provides information relevant to the possible conversion and/or redemption of each series of preferred stock with outstanding shares in that series.


     Series C Convertible Preferred Stock ("Series C Preferred") - The Board has established this series with 500,000 shares authorized, with a stated value of $10.00 per share. As of August 14, 1996, 211,900 shares of Series C Preferred were issued and outstanding of which 26,000 shares were issued as collateral. This series has no voting rights, except as provided by operation
of law.   Under applicable law, the Company cannot without the affirmative vote or the written consent of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series C Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares in this series so long as shares of Series C Preferred remain outstanding. Moreover, this series shall not bear dividends.


     Shares of Series C Preferred may be redeemed in whole or in part, at the option of the Company, at any time on or after April 15, 1996 at a price equal to the sum of $10.00 per share. Each holder of Series C Preferred shall have the right on or before April 15, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion price equal to 50% of the common stock's market value. The market value shall be determined as follows: (a) if at the time of valuation the Company's common stock is listed on any national securities exchange, the average closing price on such exchange for the ten day period prior to conversion, or, if listed on more than one exchange, on the exchange on which the Company's common stock shall have the largest total trading volume; (b) if at the time of valuation, the Company's common stock is publicly traded but not listed on any national securities exchange, the average of the average closing bid and asked prices appearing on Nasdaq for the ten day period preceding the conversion date or, if not listed on Nasdaq, the average closing bid and asked prices as reported by the National Quotation Bureau, Inc. or a comparable general quotation service; or (c) if at the time of valuation the Company's common stock is not publicly traded, the net book per share as reflected on the Company's audited balance sheet for its latest fiscal year ending prior to the valuation date.
In the event the Series C Preferred is called for redemption, the right of conversion shall cease and terminate at the close of business the day preceding the date fixed for the redemption of such shares. The Company has no sinking fund obligations in connection with this series.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series C Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $10.00 in cash for each share of Series C Preferred held, aggregating $2,119,000 as of August 14, 1996, subject to the first priority of all holders of Series B Convertible 10% Preferred Stock ("Series B Preferred").

Series D Convertible Preferred Stock ("Series D Preferred") - The Board has established this series with 17,000 shares authorized, with no par value. As of August 14, 1996, 16,984.9 shares of Series D Preferred were issued and outstanding.


     Pursuant to the terms of the Company's acquisition of TSSN, the Company issued one share of Series D Preferred for each 100 shares of issued and outstanding common stock (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of the Sports & Shopping Network, Inc." for a detailed description of the TSSN Acquisition) to all holders of common stock of record as of March 27, 1995, except for Stellar. The Company issued the stock certificates on or about August 28, 1995.

     Series D Preferred has no voting rights except as provided by operation of law. As long as any Series D Preferred remains outstanding, the Company shall not, without the affirmative vote or written consent of the holders of a majority of the Series D Preferred (a) change the preferences, rights or limitations with respect to the Series D Preferred, or increase the authorized number of shares of such Series, but nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Company's common stock; or (ii) in connection with the authorization, designation, increase or issuance of any class or series of stock holding a ranking subordinate to the Series D Preferred; (b) cause THI to issue additional capital stock; (c) pledge, hypothecate or otherwise encumber the THI common stock held by the Company; or (d) take any other action which will restrict the Company's ability to conduct the conversion of the Series D Preferred.

     At any time after issuance, the issued and outstanding shares of Series D Preferred may be converted, at the sole option of the Company, into 100% of the THI common stock owned by the Company on the effective date of conversion. The Series D Preferred may only be converted into the THI common stock in whole, not in part. Upon conversion, one share of Series D Preferred will be converted into an amount of THI common stock equal to the product of (a) the number of shares of THI common stock owned by the Company on the date of conversion and (b) a fraction, the numerator of which is one and the denominator of which is the number of shares of Series D Preferred issued and outstanding on the date of conversion. Holders of Series D Preferred do not have the option to convert.

     The Company has contractually agreed to issue to THI shares of the Company's authorized but previously unissued common stock (the "Distribution Shares") which on an annualized basis will equal 20% of THI's average total assets, assuming for the purposes of such issuance that the Distribution Shares have a value of $2.00 per share. The Distribution Shares will be issued each March 14th, commencing in 1996, based upon the average total assets for the previous 12 months. THI has granted the Corporation's majority shareholder, Stellar, an option (the "Stellar Option") to purchase the Distribution Shares at any time until June 30, 1997 at a price equal to the greater of $2.00 per share or 50% of the bid price of the Company's publicly traded common stock as of the last day of the month preceding Stellar's exercise of the Stellar Option. If Stellar has not exercised the Stellar Option prior to March 14, 1996, the Corporation has agreed to issue to THI additional Distribution Shares at the same rate specified above for each successive 12 month period.

     If the Company fails to convert all shares of Series D Preferred by June 30, 1997, the Company shall declare a stock dividend to the holders of the Series D Preferred, on a pro rata basis, of an amount of the Company's restricted common stock equal to the total number of Distribution Shares which have been distributed to THI as of June 30, 1997. The stock dividend shall have a record date of July 1, 1997, and shall be declared each successive July 1 until the Company converts the Series D Preferred shares, based upon the amount of Distribution Shares conveyed to THI during the 12 month period preceding the July 1 record date. As of August 14, 1996, there were no dividends in arrears related to Series D Preferred.



     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series D Preferred shall be entitled to receive, out of the net assets of the Company, the Company's shares of THI's common stock, aggregating $3,361,000 (the approximate net book value of THI as of March 31, 1996, including net working capital advances of $764,000) subject to the first priority of all holders of Series B Preferred and Series C Preferred. The Company has no sinking fund obligations in connection with Series D Preferred.



Series E Convertible Preferred Stock ("Series E Preferred") - The Board has established 30,000 shares of authorized Series E Preferred with no par value. As of August 14, 1996, all 30,000 shares were issued and outstanding. The holder of each of Series E Preferred is entitled to one vote on each matter with respect to which a vote is required of the shareholders of the Company's common stock. As long as the Series E Preferred is outstanding, the Company cannot without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series E Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series. Series E Preferred shall not bear dividends.


     Each holder of Series E Preferred shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 100 shares of common stock for each share of Series E Preferred. The Company has no power to force redemption or conversion of these shares and is not required to provide any type of sinking fund to accommodate conversion.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series E Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $1.00 in cash for each share of Series E Preferred held, aggregating $30,000 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred and Series D Preferred.



Series F Convertible Preferred Stock ("Series F Preferred") - The Board has established 1,680 authorized shares of Series F Preferred with no par value.
As of August 14, 1996, 1,352.5911 of these were issued and outstanding. The Company had issued 1,280 shares of Series F Preferred to Stellar pursuant to the terms of the TSSN acquisition. (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of the Sports and Shopping Network, Inc." for a detailed discussion of the TSSN acquisition). In addition, the Company issued 44.449 shares of Series F Preferred for services provided to the Company by consultants and the Company has issued 28.1421 shares of its Series F Preferred to the former shareholders of TSSN, other than Stellar.

     Holders of Series F Preferred are entitled to 1,000 votes per share on each matter with respect to which a vote is required of the shareholders of the Company's common stock. As long as any Series F Preferred shares remain outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series F Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series. Series F Preferred shall not bear dividends.

     Each holder of Series F Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 10,000 shares of common stock for each share of Series F Preferred. The Company has no right to redeem any Series F Preferred shares, nor does it have any sinking fund obligations with respect to such shares.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series F Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $1.00 in cash for each share of Series F Preferred held, aggregating $1,352 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

Series H Convertible Preferred Stock ("Series H Preferred") - The Company has authorized a total of 100,000 shares of Series H Preferred with no par value. As of August 14, 1996, 48,000 shares were issued and outstanding. The Company issued the outstanding shares of Series H Preferred pursuant to the terms of the Channel America acquisition. (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of Channel America Television Network, Inc." for a detailed discussion of the Channel America acquisition).


     Any Series H Preferred shareholder may, at his option, at any time after the Company increases its number of authorized shares of common stock shares, but in no event later than June 30, 1997, into a number of shares of the Company's common stock equal to 125 divided by the greater of the market price of the Company's common stock at the date of conversion or $2.00. For this purpose, the market value of the Company's common stock shall be determined as follows: (a) if at the time of valuation the Company's common stock is listed on any national securities exchange, the average closing price on such exchange for the ten day period prior to conversion, or, if listed on more than one exchange, on the exchange which the Company's common stock shall have had the largest total trading volume; (b) if at the time of valuation the Company's common stock is publicly traded but not listed on any national securities exchange, the average bid and asked prices appearing on Nasdaq for the ten day period preceding the conversion date, or, if not listed on Nasdaq, the average of the average closing bid-and-asked prices as reported by the National Quotation Bureau, Inc. or a comparable general quotation service; or (c) if at the time of valuation the Company's common stock is not publicly traded, the net book value per share as reflected on the Company's audited consolidated balance sheet for its latest fiscal year ending prior to the valuation date.

     The Company also has the option to redeem any or all Series H Preferred shares at a price of $125.00 per share. In the event that the Company fails to redeem 100% of the outstanding shares of Series H Preferred, the redemption must occur in a nondiscriminatory manner. Moreover, after the Company provides notice of redemption, any holder of Series H Preferred may convert such shares into shares of the Company's common stock in accordance with the terms set forth in the preceding paragraph any time on or before the designated redemption date.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series H Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $125.00 in cash for each share of Series H Preferred held, aggregating $6,000,000 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series I Preferred.

Series I Convertible Preferred Stock ("Series I Preferred") - The Board has established Series I Preferred consisting of 7,000 authorized shares with no par value. As of August 14, 1996, the Company had issued 6,750 of Series I Preferred as payment for certain financial consulting services rendered to the Company.


     The Series I Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series I Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series I Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series I Preferred shall have the right, at his option, at any time after the Company increases its authorized common shares, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 200 shares of common stock for each share of Series I Preferred. The Company has no right to redeem or force conversion and has no sinking fund obligations in connection with this series.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series I Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $162.50 in cash for each share of Series I Preferred held, aggregating $1,096,875 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

Series J Convertible Preferred Stock ("Series J Preferred") - The Board has authorized 100 shares of Series J Preferred with no par value. As of August 14, 1996, all 100 shares of Series J Preferred were issued and outstanding of which all shares were issued as collateral. Series J Preferred shall bear no dividends.


     The Series J Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series J Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series J Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series J Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 50,000 shares of common stock for each share of Series J Preferred. The Company has no right to redeem any Series J Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series J Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $50,000.00 in cash for each share of Series J Preferred held, aggregating $5,000,000, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred and Series I Preferred.


Series K Convertible Preferred Stock ("Series K Preferred") - The Board has authorized 100 shares of Series K Preferred with no par value. As of August 14, 1996, 17 shares of Series K Preferred were issued and outstanding. Series K Preferred shall bear no dividends.


     The Series K Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series K Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series K Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series K Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 50,000 shares of common stock for each share of Series K Preferred. The Company has no right to redeem any Series K Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series K Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $50,000.00 in cash for each share of Series K Preferred held, aggregating $850,000 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred, Series I Preferred and Series J.

Series L Convertible Preferred Stock ("Series L. Preferred") - The board has authorized 100 shares of Series L Preferred with no par value. As of August 14, 1996, the Company had issued 19.07248 shares of Series L Preferred. Of these shares, the Company issued 8.44844 shares to ACL in satisfaction advances of $287,000 (See "ELECTION OF BOARD OF DIRECTORS--Certain Relationships and Related Transactions with Management and Others") and 10.62404 shares to THI pursuant to certain contractual provisions of the TSSN acquisition agreement (See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of The Sports & Shopping Network, Inc.") Series M Preferred bears no dividends.

     The Series L Preferred has no voting rights except as provided by operation of law and shall not bear dividends. As long as the Series L Preferred is outstanding, the Company may not without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding shares, voting as a class, change the preferences, rights or limitations with respect to the Series L Preferred in any material respect prejudicial to the holders thereof, or increase the authorized number of shares of such series.

     Each holder of Series L Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 50,000 shares of common stock for each share of Series L Preferred. The Company has no right to redeem any Series L Preferred shares, nor does it have any sinking fund obligations with respect to such shares.

     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series L Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $50,000.00 in cash for each share of Series L Preferred held, aggregating $953,624 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred, Series I Preferred, Series J Preferred, and Series K Preferred.

Series M Convertible Preferred Stock ("Series M Preferred") - The Board has authorized 40,000 of Series M Preferred with no par value. As of August 14, 1996, all 40,000 shares were issued and outstanding. Of these, the Company issued 15,000 to Daniel M. Boyar as compensation for services and 25,000 shares to the law firm of Scolaro Shulman, as security for payment of legal fees. Further, Series M Preferred bears no dividends.

     Each holder of Series M Preferred shares shall have the right, at his option, at any time after the Company increases its authorized common shares, but in no event later than June 30, 1997, to convert each share into fully paid and nonassessable shares of the Company's common stock at a conversion ratio of 10 shares of common stock for each share of Series M Preferred. The Company has no right to redeem any Series M Preferred shares, nor does it have any sinking fund obligations with respect to such shares.


     In the event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of the debts and other liabilities of the Company and before any distribution shall be made to the holder of any class of the Company's common stock, each holder of Series M Preferred shall be entitled to receive, out of the net assets of the Company, the sum of $10.00 in cash for each share of Series M Preferred held, aggregating $400,000 as of August 14, 1996, subject to the first priority of all holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series H Preferred, Series I Preferred, Series J Preferred and all holders of Series K Preferred.

     The Company has also authorized several other classes of preferred stock, including Series A, 5% Convertible Preferred and Series B Preferred Stock.1 As of August 14, 1996, no shares from any of these series were outstanding. Accordingly, the proposed increase in authorized shares of the Company's common stock shall not involve the conversion, redemption, or other form of exchange of any these types of preferred shares.



MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A)  PRICE RANGE OF COMMON STOCK


     The following table shows the high and low closing bid prices as reported by Nasdaq for the Company's common stock for the calendar quarters indicated. The Company's common stock is traded on Nasdaq Small Cap Market under the symbol "EVRO".

     The quotations represent prices between dealers in securities, do not include retail markup, markdowns or commissions and may not necessarily represent actual transactions.





- ---------------------

              (1) The Board has never authorized a Series G of the Company's Preferred Stock and has retired its Series B 8% Preferred Stock. On May 15, 1996, the Company amended its Articles of
          Incorporation to redesignate the Company s Series A, 10% Convertible Preferred Stock to Series B Preferred Stock. In addition, a new series of preferred stock was designated as Series A, 5% Convertible Preferred Stock.

                       1994                          HIGH                   LOW
                       ----                          ----                   ---
                   First Quarter                     $2.56                 $0.88
                   Second Quarter                    $1.31                 $0.63
                   Third Quarter                     $1.13                 $0.50
                   Fourth Quarter                    $0.53                 $0.16

                       1995
                       -----
                   First Quarter                     $2.63                 $1.19
                   Second Quarter                    $3.75                 $1.19
                   Third Quarter                     $3.06                 $0.75
                   Fourth Quarter                    $2.69                 $1.03

                       1996
                       ----
                   First Quarter                     $3.06                 $1.63
                   Second Quarter                    $2.63                 $1.38


     The prices for 1994 do not reflect a 1:20 reverse stock split effective January 26, 1995.

     The high and low sale prices for January 26, 1995, the day prior to the public announcement of the agreement with Stellar to acquire a 98.35% interest in TSSN, were $2.875 and $1.25, respectively.

(B)  APPROXIMATE NUMBER OF EQUITY SECURITY HOLDERS


     As of August 14, 1996, the number of shareholders of record of the Company's common stock was approximately 2,400.


(C)  DIVIDENDS

     The Company has never paid cash dividends on its common stock. Payment of dividends is within the discretion of the Company's Board of Directors and will depend on, among other factors, earnings, capital requirements and the operating and financial condition of the Company. At the present time, the Company anticipates retaining future earnings, if any, in order to finance the development of its business activities. The holders of the Company's common stock as of the record date of March 27, 1995, were issued a stock dividend during August 1995 consisting of the Company's Series D Preferred which have limited voting rights. The Company has the right, but not the obligation, to redeem the Series D Preferred in exchange for all of THI's issued and outstanding capital stock.

     THI is entitled to receive on an annual basis that number of shares of the Company's voting common stock ("Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by Two Dollars ($2.00). THI's right to receive the Special Shares provided is earned pro ratably over the applicable twelve month period. Such entitlement would cease upon the redemption of the Series D Preferred. Stellar has the right to purchase from THI any

Special Shares of the Company's common stock received until June 30, 1997 for an amount equal to the greater of Two Dollars ($2.00) per share or 50% of the bid price of the Company's then publicly traded stock as of the end of the month preceding Stellar's exercise of its right to purchase. The Company is prohibited from pledging, hypothecating or otherwise encumbering its shares of THI's capital stock.

     The Series D Preferred contains a special dividend provision that in the event such preferred stock is not redeemed by June 30, 1997, the Company shall, as of July 1, 1997, declare a stock dividend of its voting common stock payable to the holders of the Series D Preferred equal to the number of shares of common stock held by THI as of June 30, 1997. Additional stock dividends shall be payable to the holders of Series D Preferred each July 1st following July 1, 1997 until the Company has redeemed its Series D Preferred. The amount of such additional stock dividend shall equal the number of shares of the Company's common stock transferred to THI during the immediately preceding twelve month period.


FINANCIAL AND OTHER INFORMATION

MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS


     The following financial information with respect to the Company required by Item 14(b) is incorporated by reference pursuant to Item 14(c) from the Company's Form 10-KSB for the fiscal year ended December 31, 1995 and the Company's Form 10-QSB for the quarterly period ended June 30, 1996, copies of which are enclosed with this Information Statement:


ITEM 14(B) Pursuant to Note F to Schedule 14A, the following financial statements and proforma financial information is provided pursuant to Item 310 of Regulation S-B in lieu of the financial statements required in Schedule 14A.

     (1) Financial statements of the Company set forth in Part II, Item 7 of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 and Item 1 of the Company's Form 10-QSB for the quarterly period ended June 30, 1996 are incorporated herein by reference.


     (2) Consolidated financial statements of Channel America for the fiscal year ended December 31, 1995, adjusted to reflect "pushdown" accounting attached as Schedule B to this Proxy Statement.

     (3) Consolidated financial statements of Channel America for the fiscal year ended December 31, 1995 are attached as Schedule C to this Proxy Statement.

     (4) Financial Statements of The Sports & Shopping Network, Inc. for the years ended December 31, 1994 and 1993 and for the period from inception (December 16, 1992) through December 31, 1992, are attached as Schedule D to this Proxy Statement.

     (5) Proforma Financial Information for the years ended December 31, 1994 and 1995 set forth in Note 20 of the Company's Audited Financial Statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 is incorporated herein by reference.



ITEM 14(B)(3)(I)(A): Description of Business set forth in Part I, Item 1 of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is incorporated herein by reference.

ITEM 14(B)(3)(I)(B): Description of Property set forth in Part I, Item 2 of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is incorporated herein by reference.

ITEM 14(B)(3)(I)(C): Legal Proceedings set forth in Part I, Item 3 of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is incorporated herein by reference.

ITEM 14(B)(3)(I)(H): Changes in and disagreements with accountants on accounting and financial disclosure set forth in Part II, Item 8 of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is incorporated herein by reference.

                                        By Order of the Board of Directors


Dated
      ----------------------------      ----------------------------------
                                        Secretary

                                                                   APPENDIX A
                                   SCHEDULE A
                                     TO THE
                                PROXY STATEMENT
                                      FOR
                                EVRO CORPORATION





                            PRO FORMA CAPITALIZATION

                            PRO FORMA CAPITALIZATION



        The following table sets forth the number of shares of the Company's common stock that would have been issued, as of August 14, 1996, assuming that, effective as of that date, the shareholders of the Company had approved an increase in the number of shares of the Company's authorized shares of common stock, and, assuming further that: (i) the holders of the Company's preferred stock exercised their rights to convert the Company's outstanding shares of preferred stock into shares of the Company's common stock; and (ii) the Company issued the balance of the shares that it had contractually agreed to issue to Stellar for the shares of TSSN.


Class of Stock or, alternatively, the
Obligation Giving Rise to the Potential                                                                      Common Stock
Issuance of Common Stock                                                                                      Equivalents
- ------------------------                                                                                      -----------
Common Stock Issued as of
August 14, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,497,957(1)

Series C Convertible Preferred Stock
211,900 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,390,400(2)

Series E Convertible Preferred Stock
30,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,000,000(3)

Series F Convertible Preferred Stock
1,352.5912 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13,525,912(4)

Series H Convertible Preferred Stock
48,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,764,706(5)

Series I Convertible Preferred Stock
6,750 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,350,000(6)

Series J Convertible Preferred Stock
100 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,000,000(7)

Series K Convertible Preferred Stock
17 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,236,364(8)

Series L Convertible Preferred Stock
19.07248 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  953,624(9)

Series M Convertible Preferred Stock
40,000 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 400,000(10)

Balance of Shares that the Company is
Contractually Obligated to Issue to
Stellar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,609,038(11)

Shares to be issued to Channel America  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     200,000(12)

Shares to be issued to the holders
of the Company's 8.5% Convertible
Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,256,000(13)

Shares to be issued to holder of warrants
upon exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     200,000(14)
                                                                                                             --------------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46,384,000
                                                                                                             ==============

Adjusted Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41,080,500(15)
                                                                                                             ==============



        (1) As of August 14, 1996, there were 2,497,957 shares of common stock issued of which 27,500 shares were issued as collateral.

        (2) As of August 14, 1996, there were 211,900 shares of Series C Preferred Stock issued (26,000 shares of which were issued as collateral) at a price of $10.00 per share. The holders of the Series C Preferred Stock can convert the shares into the Company's common stock at 50% of the market price of the Company's common stock. The market price of the Company's common stock used for purposes of determining the number of shares to be issued upon conversion was $1.25 (this price represents the closing price of the Company's common stock on August 9, 1996).

        (3) As of August 14, 1996, there were 30,000 shares of Series E Preferred Stock issued, convertible into 3,000,000 shares of the Company's common stock.

        (4) As of August 14, 1996, there were 1,352.5911 shares of Series F Preferred Stock issued, convertible into 13,525,911 shares of the Company's common stock.

        (5) As of August 14, 1996, there were 48,000 shares of Series H Preferred Stock issued with a face value of $6,000,000. The Series H Preferred Stock is convertible into 3,764,706 shares pursuant to the Channel America Agreement and Plan of Merger, as amended.

        (6) As of August 14, 1996, there were 6,750 shares of Series I Preferred Stock issued, convertible into 1,350,000 shares of the Company's common stock.

        (7) As of August 14, 1996, there were 100 shares of Series J Preferred Stock issued, convertible into 5,000,000 shares of the Company's common stock. The Company issued the shares of Series J Preferred Stock as collateral for the Company's obligations to E. Carl Anderson, Jr. (See "Management's Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources").

        (8) As of August 14, 1996, there were 17 shares of Series K Preferred Stock issued, at a price of $50,000 per share. The holders of the Series K Preferred Stock can convert the shares into EVRO's common stock at 55% of the market price of EVRO's common stock. The market price of the Company's common stock used for purposes of determining the number of shares to be issued upon conversion was $1.25 (this price represents the closing price of the Company's common stock on August 9, 1996).

        (9) As of August 14, 1996, there were 19.07248 shares of Series L Preferred Stock issued, convertible into 953,624 shares of the Company's common stock. The Company issued 8.44844 shares of its Series L Preferred Stock to ACL in satisfaction advances of $287,000. See "ELECTION OF BOARD OF DIRECTORS--Certain Relationships and Related Transactions with Management and Others." In addition, the Company issued 10.62404 shares of Series L Preferred Stock to THI pursuant to certain contractual provisions of the TSSN acquisition agreement. See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of The Sports & Shopping Network, Inc."

        (10) As of August 14, 1996, there were 40,000 shares of Series M Preferred Stock issued, convertible into 400,000 shares of the Company's common stock. Twenty five thousand shares of the Series M Preferred Stock were issued to Scolaro Shulman as security for the Company's obligation to Scolaro Shulman for legal services rendered. See "ELECTION OF BOARD OF DIRECTORS--Certain Relationships and Related Transactions with Management and Others."

        (11) The Company initially agreed to issue to Stellar 16,759,038 shares of the Company's common stock which was subsequently decreased to 16,409,038. The Company issued 1,280 shares of its Series F Preferred Stock to Stellar in partial satisfaction of such obligation to issue shares and, by issuing the Series F, the Company was relieved of its obligation to issue 12,800,000 shares of common stock to Stellar. See "INCREASE IN AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK--Acquisition of The Sports & Shopping Network, Inc." The balance of the 16,409,038 shares that the Company agreed to issue to Stellar, 3,609,038, remain to be issued by the Company to Stellar.

        (12) The Company agreed to issue to Channel America 100,000 shares of the Company's common stock in exchange for Channel America's agreement to extend a promissory note.

        (13) As of August 14, 1996, the Company had issued its 8.5% and 9.5% Convertible Debentures Due January 31, 1998 - November 27, 2000 with original face value of $4,540,000. Pursuant to the terms of the Debentures, as amended, the Company incurred penalties of 10% to 30% of the face value of the Debentures as the Company did not obtain shareholder authorization to increase its authorized shares of common stock necessary to satisfy the Company's conversion obligation under the Debentures by certain dates. The holders of the Debentures can convert the Debenture into the Company's common stock at 50%-70% of the market price of EVRO's common stock. As of June 30, 1996, the common stock equivalent value of the Debentures aggregated $9,070,000 after consideration of the penalties incurred and market price discount. The market price of the Company's common stock used for purposes of determining the number of shares to be issued upon conversion was $1.25 (this price represents the closing price of the Company's common stock on August 9, 1996).

        (14) As of August 14, 1996, warrants were outstanding to purchase 200,000 common shares at $1.00 per share. If the market price (bid price per share) is less than $2.00 per share at the time of the exercise of the warrants by the buyer, the purchase price per share shall be reduced to one half of the market price of the common shares on the exercise date. The closing price of the Company's common stock on August 9, 1996 was $1.25.

        (15) The outstanding shares of the Company's common stock which are deemed to be outstanding after the increase of the Company's authorized common stock has been adjusted as it has been presumed that the Company will satisfy its obligations to the holders of the 27,500 shares of the Company's common stock, 26,000 shares of Series C Preferred Stock, 100 shares of Series J Preferred Stock, and 25,000 shares of Series M Preferred Stock and that such shares held as collateral are retired.

                                                               APPENDIX B
                                   SCHEDULE B
                                     TO THE
                                PROXY STATEMENT
                                      FOR
                                EVRO CORPORATION




                    Channel America Television Network, Inc.

                       Consolidated Financial Statements

                           Pushdown Accounting Basis

                      For the Year Ended December 31, 1995

                [LETTERHEAD OF ALESSANDRI & ALESSANDRI, P.A.]


                         INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Channel America Television Network, Inc.

     We have examined the adjustments resulting from the application of "push-down accounting" to reflect the acquisition of Channel America Television Network, Inc., and subsidiary ("Company") by EVRO Corporation as described in
Note 4, and the application of those adjustments to the historical amounts in the accompanying consolidated balance sheet (push-down accounting basis) of Channel America Television Network, Inc., and subsidiary as of December 31, 1995 and the related push-down accounting basis consolidated statements of income, stockholders' equity, and cash flows for the year then ended. The adjustments to reflect the push-down accounting basis are based upon management's assumptions and estimates as described in Note 4. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances. The historical financial statements of the Company and the report of other auditors appear elsewhere herein.

     In our opinion, based upon our examination and the report of other auditors, management's assumptions and estimates provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 4; the related adjustments to give appropriate effect to the assumptions and estimates; and, the push-down accounting basis amounts to reflect the proper application of those adjustments to the historical financial statement amounts as of December 31, 1995 and for the year then ended.

     The accompanying consolidated financial statements (push-down accounting basis) have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, which also addresses management's plans, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements (push-down accounting basis) do not include any adjustments that might result from the outcome of this uncertainty.


                                           /s/ Alessandri & Alessandri


Tampa, Florida                    B-1
May 2, 1996

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                          (PUSHDOWN ACCOUNTING BASIS)
                               DECEMBER 31, 1995


                                                                  12/31/95
                                                                   AUDITED
                                                                 HISTORICAL                      PUSHDOWN
                                                                  FINANCIAL                     ACCOUNTING
                                                                 STATEMENTS    ADJUSTMENTS         BASIS
                                                                 ----------    -----------         -----
ASSETS:
CURRENT ASSETS:
  Cash                                                           $   6,393     $          0     $      6,393
  Accounts Receivable (Less Allowance for Doubtful Accounts
    of $58,037)                                                      7,276                0            7,276
  Other Current Assets                                               2,979                0            2,979
                                                                 ---------     ------------     ------------

  TOTAL CURRENT ASSETS                                              16,648                0           16,648
                                                                 ---------     ------------     ------------

PROPERTY AND EQUIPMENT:
  Furniture and Equipment                                           62,499          (51,918)          10,581
  Broadcast Equipment                                               55,276          (55,276)               0
  Film Library                                                      55,730        1,825,970        1,881,700
                                                                 ---------     ------------     ------------

  Total - At Cost                                                  173,505        1,718,776        1,892,281
  Less: Accumulated Depreciation and Amortization                 (153,654)          68,463          (85,191)
                                                                 ---------     ------------     ------------

  PROPERTY AND EQUIPMENT - NET                                      19,851        1,787,239        1,807,090
                                                                 ---------     ------------     ------------

OTHER ASSETS:
  Deposits                                                         125,000                0          125,000
  Goodwill (less accumulated amortization of $141,393)                   0        8,170,485        8,170,485
  Assets of Discontinued Operations                                      0          159,900          159,900
                                                                 ---------     ------------     ------------

  TOTAL ASSETS                                                   $ 161,499     $ 10,117,624     $ 10,279,123
                                                                 =========     ============     ============




The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                          (PUSHDOWN ACCOUNTING BASIS)
                               DECEMBER 31, 1995


                                                                 12/31/95
                                                                  AUDITED
                                                                HISTORICAL                        PUSHDOWN
                                                                 FINANCIAL                       ACCOUNTING
                                                                STATEMENTS      ADJUSTMENTS         BASIS
                                                                ----------      -----------         -----
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
  Notes Payable - Related Parties                             $  1,144,912     $   (922,930)    $    221,982
  Notes Payable - Others                                         2,038,105       (1,429,778)         608,327
  Accounts Payable                                               2,364,096          300,000        2,664,096
  Due to Parent Company                                            690,811                           690,811
  Accrued Expenses                                                  77,703          (19,626)          58,077
  Accrued Interest Payable                                         411,827         (277,080)         134,747
  Other Current Liabilities                                        275,234                           275,234
                                                              ------------     ------------     ------------

  TOTAL CURRENT LIABILITIES                                      7,002,688       (2,349,414)       4,653,274
                                                              ------------     ------------     ------------

OTHER LIABILITIES:
  Liabilities of Discontinued Operations                           153,900            6,000          159,900
                                                              ------------     ------------     ------------

COMMITMENTS AND CONTINGENCIES                                          --                                --
                                                              ------------     ------------     ------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Series A Preferred Stock - $.01 Par Value, Cumulative,
    Authorized 200,000 Shares; Issued and Outstanding
    21,278 Shares; $212,780 Liquidation Value                          540             (327)             213

  Additional Paid-In Capital - Preferred Stock                     539,340         (326,773)         212,567

  Common Stock $.01 Par Value; Authorized 100,000,000
    Shares; Issued and Outstanding 50,481,658 Shares               420,756           84,061          504,817

  Additional Paid-In Capital - Common Stock                     14,819,766       12,838,662       27,658,428

  Subscriptions Receivable                                        (700,000)               0         (700,000)
                                                                                    (13,063)
  Accumulated (Deficit)                                        (22,075,491)        (147,648)     (22,210,076)
                                                              ------------     ------------     ------------

  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                          (6,995,089)      12,461,038        5,465,949
                                                              ------------     ------------     ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        $    161,499     $ 10,117,624     $ 10,279,123
                                                              ============     ============     ============




The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          (PUSHDOWN ACCOUNTING BASIS)
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                  12/31/95
                                                                   AUDITED
                                                                 HISTORICAL                      PUSHDOWN
                                                                  FINANCIAL                     ACCOUNTING
                                                                 STATEMENTS    ADJUSTMENTS         BASIS
                                                                 ----------    -----------         -----
REVENUE                                                       $  1,483,034    $              $  1,483,034
                                                              ------------    -----------    ------------
OPERATING EXPENSES:
  Direct Operating and Programming                               2,611,878         94,149       2,706,027
  Selling, General and Administrative                            1,190,311        141,393       1,331,704
  Debt Restructuring Costs
  Bad Debt Expense                                                   3,750                          3,750
                                                              ------------    -----------    ------------
  TOTAL OPERATING EXPENSES                                       3,805,939        235,542       4,041,481
                                                              ------------    -----------    ------------
OPERATING LOSS                                                  (2,322,905)      (235,542)     (2,558,447)
                                                              ------------    -----------    ------------
OTHER INCOME (EXPENSE):
  Interest Income                                                    7,204                          7,204
  Interest Expense                                                (473,287)        87,894        (385,393)
  Other Income                                                     410,000                        410,000
  Gain on Disposal of Owned LPTV Stations                          299,666                        299,666
                                                              ------------    -----------    ------------
  TOTAL OTHER INCOME (EXPENSE) - NET                               243,583         87,894         331,477
                                                              ------------    -----------    ------------
NET LOSS                                                      $ (2,079,322)   $  (147,648)   $ (2,226,970)
                                                              ============    ===========    ============
NET LOSS PER COMMON SHARE                                     $      (0.18)                  $      (0.14)
                                                              ============    ===========    ============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                   11,366,954                     15,405,061
                                                              ============    ===========    ============




The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                          (PUSHDOWN ACCOUNTING BASIS)
                      FOR THE YEAR ENDED DECEMBER 31, 1995




                                                      PREFERRED STOCK                    COMMON STOCK
                                                      ---------------                    ------------
                                                                      ADDITIONAL
                                                                       PAID-IN
                                              SHARES         $         CAPITAL        SHARES          $
                                             --------    ---------    ----------     --------     ----------
BALANCE - DECEMBER 31, 1994                  135,962     $   1,360    $1,358,260     3,411,959    $   34,120

Issuance of Stock to Evro Corporation                                               27,500,000       275,000

Issuance of Stock for Conversion of Debt                                            18,019,768       180,198

Issuance of Stock for Conversion of
Preferred Stock and Dividends               (114,684)       (1,147)   (1,145,693)    1,549,931        15,499

Adjustment to Record New Basis of
  Accounting Resulting from Acquisition by
  EVRO Corporation

Preferred Stock Dividends

Net (Loss)
                                            --------     ---------   -----------    ----------    ----------
BALANCE - DECEMBER 31, 1995                   21,278     $     213   $   212,567    50,481,658    $  504,817
                                            ========     =========   ===========    ==========    ==========

                                                COMMON STOCK
                                                ------------                                    TOTAL
                                                 ADDITIONAL                                  STOCKHOLDERS'
                                                  PAID-IN     SUBSCRIPTIONS    ACCUMULATED       EQUITY
                                                  CAPITAL       RECEIVABLE      (DEFICIT)       (DEFICIT)
                                             -------------     -----------   ------------     -----------
BALANCE - DECEMBER 31, 1994                  $  10,317,610     $             $(19,918,692)    $(8,207,342)

Issuance of Stock to Evro Corporation              725,000        (700,000)                       300,000

Issuance of Stock for Conversion of Debt         5,385,704                                      5,565,902

Issuance of Stock for Conversion of
Preferred Stock and Dividends                    1,182,948                                         51,607

Adjustment to Record New Basis of
  Accounting Resulting from Acquisition by
  EVRO Corporation                              10,047,166                                     10,047,166

Preferred Stock Dividends                                                         (64,414)        (64,414)

Net (Loss)                                                                     (2,226,970)     (2,226,970)
                                             -------------     -----------   ------------     -----------
BALANCE - DECEMBER 31, 1995                  $  27,658,428     $  (700,000)  $(22,210,076)    $ 5,465,949






The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (PUSHDOWN ACCOUNTING BASIS)
                      FOR THE YEAR ENDED DECEMBER 31, 1995





OPERATING ACTIVITIES:
  Net (Loss)                                                            $   (2,226,970)
                                                                        --------------
  Adjustments to Reconcile Net (Loss) from Operations to
    Net Cash (Used) for Operating Activities:
      Depreciation and Amortization                                            246,094
      Use of Program Rights                                                    110,948
      Issuance of Stock for Services Rendered
      Bad Debt Expense                                                           3,750
      Loss on Disposal of Property and Equipment                                 2,125
      Gain on Disposal of LPTV Stations                                       (299,666)

  Changes in Assets and Liabilities:
    (Increase) Decrease in:
      Accounts Receivable                                                       (6,451)
      Program Rights
      Other Current Assets                                                      (2,979)
      Deposits                                                                   7,500

    Increase (Decrease) in:
      Accounts Payable After Restructuring                                     451,425
      Accrued Expenses After Restructuring                                     (35,214)
      Accrued Interest Payable After Restructuring                             378,177
      Other Current Liabilities                                                201,846
                                                                        --------------
    Total Adjustments                                                        1,057,555
                                                                        --------------
  NET CASH - OPERATING ACTIVITIES                                           (1,169,415)
                                                                        --------------
INVESTING ACTIVITIES:
  Purchase of Property and Equipment                                           (1,750)
  Proceeds from Disposal of LPTV Stations                                      351,533
  Security Deposit                                                            (125,000)
  Advances from Parent Company                                                 690,811
                                                                        --------------
  NET CASH - INVESTING ACTIVITIES                                              915,594
                                                                        --------------
FINANCING ACTIVITIES:
  Proceeds from Exercise of Warrants
  Proceeds from Senior Convertible Debentures                                   74,000
  Proceeds from Other Loans                                                     36,808
  Payments of Indebtedness                                                    (186,232)
  Proceeds from Issuance of Common Stock                                       300,000
                                                                        --------------
  NET CASH - FINANCING ACTIVITIES:                                             224,576
                                                                        --------------
  NET (DECREASE) IN CASH                                                       (29,245)

  CASH - BEGINNING OF YEARS                                                     35,638
                                                                        --------------
  CASH - END OF YEARS                                                   $        6,393
                                                                        ==============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (PUSHDOWN ACCOUNTING BASIS)
                      FOR THE YEAR ENDED DECEMBER 31, 1995





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the years for:
    Interest                                                        $ 5,178
    Income taxes                                                    $     0


SUPPLEMENTAL INFORMATION OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    See Accompanying n otes and consolidated financial statements for further details on noncash investing and financing activities.



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Channel America Television Network, Inc. and its wholly-owned subsidiary (the "Company"or "Channel America") is a subsidiary of EVRO Corporation ("EVRO") (see Notes 3 and 4).

(B) CONSOLIDATION AND BASIS OF ACCOUNTING - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated. The Company is pursuing the sale of owned LPTV (see Note 2) stations and, in accordance with Opinion No. 30 of the Accounting Principles Board, amounts relative to the sales of such stations are shown separately in the accompanying consolidated financial statements as discontinued operations. This disposition is described in Note 5 and 6 and data presented in all other notes are exclusive of owned LPTV station operations.

The consolidated historical financial statements have been adjusted to reflect "pushdown" accounting. The assets and liabilities of the Company have been adjusted to reflect EVRO's new basis of accounting as of the date of acquisition. EVRO used the purchase method of accounting to record the acquisition of the Company, and accordingly, the assets and liabilities of the Company were revalued to reflect their fair market values as of the date of acquisition (see Note 4).


(C) REVENUE RECOGNITION - The Company derives operating revenues from paid programming, affiliate fees and per-inquiry fees. The Company also generates non-cash revenues from barter transactions. Paid programming represents revenue earned for broadcasting customer generated programming and (to a lesser extent) paid spot advertising (e.g. 30-second commercials). Affiliate fees are monthly charges to affiliated stations for the right to belong to the broadcast network. The Company may from time to time waive all or a portion of such fees to attract and maintain affiliates. Per inquiry fees represent fees generated, on a direct response basis, when a customer uses air time to sell directly to viewers who then place orders with the customer. Barter (nonmonetary) transactions generally are used by the Company to acquire programming. In a typical barter transaction, the Company is given programming rights in exchange for air time. The estimated fair value of programming rights is recognized as revenue and programming expense when the air time is used. As is the general accounting practice in this industry, no gain or loss is recognized on barter transactions. Therefore, barter transactions increase both revenue and expenses, but do not affect cash flow. Although the Company does not receive any cash in barter transactions, such transactions alleviate cash expenditures by the Company to acquire programming.

The following summarizes revenue:

                                                                                           Years ended
                                                                                           December 31,
                                                                                           ------------
Revenue Source:                                                                        1995           1994
                                                                                      -------        -------
Barter Programming                                                                $     802,200  $  1,055,850
Paid Programming and Paid Spots                                                         606,927       411,839
Per Inquiry Revenue                                                                      45,286        80,004
Affiliate Fees                                                                           28,621        92,118
                                                                                  -------------  ------------

  TOTAL REVENUE                                                                   $   1,483,034  $  1,639,811
                                                                                  =============  ============

(D) FILM LIBRARY AND EQUIPMENT - Film library and equipment are stated at cost, as adjusted (see Notes 1(B) and 4). Depreciation and amortization is computed using the straight-line method over the estimated useful lives ranging from 5 to 11 years. Depreciation and amortization expense amounted to $104,701 and $18,825 for the years ended December 31, 1995 and 1994, respectively.

(E) PROGRAM RIGHTS - Program rights relate to rights purchased for broadcast materials. The costs are amortized over the estimated number of future showings unless the program is licensed for an unlimited

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


number of showings in which case it is amortized over the contract period. Amortization expense for the years ended December 31, 1995 and 1994 was $110,948 and $76,821, respectively. These rights are classified as current or long-term based upon their anticipated usage. At December 31, 1995, there were no unamortized program rights.

(F) GOODWILL - Goodwill, which resulted from the application of "pushdown" accounting (see Notes 1(B) and 4), is stated at cost, less accumulated amortization. Amortization is calculated using the straight-line method over the estimated useful life of 15 years. The Company periodically reviews the recoverability of the goodwill based on the projected undiscounted cash flow of the Company's operations. The Company considers future anticipated operating results, trends and other circumstances in making such evaluations.

(G) CASH AND CASH EQUIVALENTS - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The Company had no cash equivalents at December 31, 1995.

(H) ACCOUNTS RECEIVABLE - A provision for doubtful accounts is charged to operations based on management's evaluation of potential losses in trade receivables. This evaluation includes an analysis of current and past due accounts, past experience, and any other relevant information available.

(I) RISK CONCENTRATIONS - Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions located in the Eastern United States. The Company periodically has money in financial institutions that is subject to normal credit risk beyond insured amounts. The Company believes that no significant concentration of credit risk exists with respect to its cash investment at December 31, 1995.

The Company routinely assesses the financial strength of its customers, who are located throughout the United States, and based upon factors surrounding the credit risk of its customers, establishes an allowance for doubtful accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company does not require collateral as a condition of sale.

(J) LOSS PER SHARE - Loss per share has been computed based upon the weighted average number of common shares outstanding after giving retroactive treatment to the one-for-fifty reverse stock split (see Note 11A). No dual presentation of earnings (loss) per share is presented because inclusion of any of the Company's common stock equivalents would decrease the loss per share and thus would be antidilutive.

(K) ADVERTISING - The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the periods ended December 31, 1995 and 1994 amounted to approximately $21,000 and $83,000, respectively.

(2) ORGANIZATION AND BUSINESS

DESCRIPTION AND NATURE OF THE COMPANY'S OPERATIONS - Channel America Television Network, Inc. operates a broadcast television network. The network provides syndicated and first-run programming and movies. The Company operates on a twenty-four hour day, seven day a week schedule.

Until May 1994, the Company was called Channel America LPTV Holdings, Inc. and originally served predominantly low power television ("LPTV") stations and the home satellite dish market. The Company has sought as affiliates principally full power television stations and direct cable affiliates. The Company's network encompasses a number of affiliates throughout the United States consisting of full power

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


independent broadcast stations, LPTV stations and local origination cable systems.

(3) REALIZATION OF ASSETS

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses and has a working capital deficiency of $4,636,626 at December 31, 1995. In addition, the Company expects to incur substantial expenditures in the operation of its business, including expenditures relating to the acquisition and production of programming and marketing. The Company may need substantial financing from outside parties for working capital since the necessary funds are not being generated from operations. The amount of funds needed by the Company is dependent upon the Company's success at generating revenues and the rate of growth of its operations.

During 1995, EVRO executed agreements with the Company, for the acquisition of 100% of the issued and outstanding shares of the common stock of the Company (see Note 4). EVRO has made working capital advances to the Company of $690,811 as of December 31, 1995 together with $658,569 of additional working capital advances between January 1, 1996 and April 26, 1996. The Company was able to meet its 1995 working capital needs, as well as its working capital needs subsequent to December 31, 1995, through such advances. If advances to the Company by EVRO are not continued, there can be no assurance that the Company will be successful in generating the needed level of revenue or cash flows to sustain operations.

In view of the matters described in the preceding paragraph, recoverability of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and settlement and classification of liabilities that might be necessary should the Company be unable to continue in existence.

(4) ACQUISITION BY EVRO CORPORATION

During 1995, EVRO executed agreements with the Company, for the acquisition of 100% of the issued and outstanding shares of the common stock of the Company for a purchase price of $7,000,000, comprised of cash of $1,000,000 and $6,000,000 of EVRO's Series H Convertible Preferred Stock ("Series H Preferred"). The cash portion of the purchase price was paid in installments of which $300,000 was paid as of December 31, 1995; $300,000 was paid on March 25, 1996; and $400,000 was paid by a promissory note bearing interest of 8% per annum, which is due and payable April 7, 1996. EVRO has agreed to pay to the Company an additional 50,000 shares of common stock or its equivalent in
preferred stock to extend the note to May 15, 1996.   In addition, EVRO may
further extend the note to June 15, 1996 by payment of an additional 50,000 shares of common stock or its equivalent in preferred stock, together with $50,000 in cash. EVRO is not in default of the note, as extended.

EVRO has made working capital advances to the Company of $690,811 as of December 31, 1995 together with $658,569 of additional working capital advances between January 1, 1996 and April 26, 1996. The Company is obligated to repay the advances on demand.

On October 10, 1995, the Company issued 27,500,000 shares of its common stock to EVRO for the $1,000,000 of the purchase price. The 27,500,000 shares of the Company's common stock will represent at least 51% of the issued and outstanding shares of the Company when it completes the conversion of the outstanding notes payable and preferred stock into common stock as described below.

EVRO issued into escrow $6,000,000 (48,000 shares) of its Series H Preferred for the remaining 49%

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


of the common shares of the Company. Under the terms of the agreements, as amended, between the companies, the Series H Preferred is convertible into a maximum of 3,000,000 shares of EVRO's common stock, unless the market price of such common shares was less than $2.00 per share as of December 31, 1995. If the market price of EVRO's common stock was less than $2.00 per share at December 31, 1995, then the number of common shares would be increased to attain the ascribed value of $6,000,000. At December 31, 1995, the average of the closing bid and ask prices for EVRO's common stock was $1.5938. Accordingly, EVRO shall issue, upon conversion of the Series H Preferred, 3,764,588 shares of EVRO's common stock to the minority shareholders of the Company. The Series H Preferred will be held in escrow, pending (a) the conversion of an aggregate of 90% of the Company's notes payable and preferred stock (which totaled $7,769,000 as of June 30, 1995) into shares of the Company's common stock; (b) EVRO increasing the number of its authorized shares of common stock; and (c) EVRO registering the shares of common stock underlying the Series H Preferred with the Securities and Exchange Commission. The acquisition of the remaining 49% minority interest of the Company in exchange of EVRO's common stock is not contingent upon the full payment of the $400,000 promissory note discussed above.

The consolidated historical financial statements have been adjusted to reflect "pushdown" accounting. The assets and liabilities of the Company have been adjusted to reflect EVRO's new basis of accounting as of the date of acquisition. EVRO used the purchase method of accounting to record the acquisition of the Company, and accordingly, the assets and liabilities of the Company were revalued to reflect their fair market values of the date of acquisition (see Note 4). The Company owns a program library consisting of approximately 750 public domain motion pictures and 400 television programs. Management revalued the program library at estimated replacement cost using, in part, evaluations by representatives of a distributor of films in the public domain and a film editing firm. Management believes that the value so determined is reasonable.

The conversion of an aggregate of 90% of the Company's note and preferred stock holders into shares of the Company's common stock was a significant consideration in EVRO's decision to acquire the Company. Before the closing of the agreements on October 10, 1995, the Company provided to EVRO written acceptances from note and preferred stock holders whereby the holders accepted the Conversion Plan to convert their notes and preferred stock into the Company's common stock. The written acceptances represented in excess of 80% of the total notes payable and preferred stock outstanding as of June 30, 1995. As of December 31, 1995, note and preferred stock holders aggregating $3,773,000, or 49% of the notes payable and preferred stock outstanding as of June 30, 1995, had been converted into shares of the Company's common stock.
In addition, note and preferred stock holders aggregating $2,618,000, or 34% of the notes payable and preferred stock outstanding as of June 30, 1995, had committed, but had not yet converted into additional shares of the Company's common stock. EVRO recorded the conversion of both groups of debt and equity holders as if their conversion had occurred on October 1, 1995.

The goodwill amount of $8,311,878, which includes transaction costs of $350,000 relating to the acquisition, represents the purchase price plus net liabilities assumed over and above the aggregate fair value of the assets acquired. The goodwill will be amortized on a straight line basis over 15 years. The affiliate stations of the Channel America Television Network, as of October 1, 1995, was comprised of 62 affiliates with a potential reach of approximately 17.1 million US households, including 4.5 million direct cable homes and 4.6 million satellite homes. The critical mass of the affiliates distribution has generally grown over time. The intangible assets acquired, representing principally the affiliate franchises, are scarce assets. The implementation of the Company's business plan to enhance programming, including shopping programming to be provided by The Sports and Shopping Network, Inc. ("TSSN"), a wholly owned subsidiary of EVRO, and to attract national advertisers by providing Nielsen ratings for its entertainment programming, coupled with the development of new business via the cross promotion of franchises and products of TSSN and the Company will result in further appreciation of the intangible asset values over time. Management believes that EVRO will benefit from these intangible assets for an

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


indeterminable period of time. Although accounting principles allow for up to a 40 year amortization period, management selected a more conservative 15 year life as the appropriate amortization period given the relatively short historic operating life of the Company.

As closing occurred in the middle of the month on October 10, 1995, the transaction has been recorded as of October 1, 1995, a date which lies within the date on which the transaction was initiated and the date of closing. The cost of acquisition and net income for the period from October 1, 1995 to October 10, 1995 has been reduced by imputed interest of $1,600 using a 10% annual rate of interest.


(5) DISCONTINUED OPERATIONS

The Company initially decided to own and operate LPTV stations in connection with the operation of its broadcast network and acquired or constructed 16 licensed operating LPTV stations, acquired options to buy additional stations, obtained 17 construction permits from the United States Federal Communications Commission (the "FCC") to build stations, and entered into eight program affiliate/lease agreements to operate LPTV stations owned by others. In 1992, based on the Company's financial condition and the costs involved to construct LPTV stations, the Company discontinued its broadcast station operations. The Company decided to sell all its LPTV licenses, stations and construction permits and to terminate its program affiliate/lease agreements and to concentrate on being a network comprised of affiliate stations. The Company's former broadcast station operations, including its licenses, permits and affiliate/lease agreements, are reflected in these consolidated financial statements as discontinued operations.

(6) DISPOSITION OF OWNED LPTV STATIONS

The Company's owned LPTV stations ceased operating near the end of 1991. As a result, the Company decided as of the beginning of 1992, to sell its owned LPTV stations. The actual sale of all owned LPTV stations has taken longer than one year from the date management adopted the formal plan for the disposal of this business segment. The gains from disposal are therefore reflected as a component of continuing operations as "Gain on Disposal of Owned LPTV Stations."

The gain estimated on disposal of the LPTV business segment has been determined in accordance with current forecasts and plans, as well as from actual sales of stations. However, there can be no assurance that the ultimate gain or loss on disposition of the remaining stations will not be more or less than the amounts presently estimated. There is at least a reasonable possibility that a change in this estimate will occur in the near term. The gain resulting from the actual sale of LPTV stations in future years will be recognized in the year of the sale. As of December 31, 1995, the Company had three LPTV stations remaining to be sold. The Company is pursuing the sale of these stations and contemplates their sale in 1996.

The assets and liabilities of the business being sold are shown as "Assets of Discontinued Operations" ($159,900) and "Liabilities of Discontinued Operations" ($159,900) on the accompanying consolidated balance sheet.

(7) FAIR VALUE OF FINANCIAL INSTRUMENTS

To the extent practicable generally accepted accounting principles require the disclosure of fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider any tax consequences of realization or settlement.

The Company has approximately $3,200,000 of notes payable, of which approximately $1,100,000 is due

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


to related parties. As can be seen from the financial statements, the Company does not have the ability to pay such debt. The settlement of this debt is totally dependent on the consummation of the 100% acquisition of the Company by EVRO (see Note 13), which may occur depending on the occurrence of several events. Among those events is the conversion at least 90% of the Company's debt (and preferred stock) into its own common stock, and the subsequent conversion of the Company's common stock into the common stock of EVRO to effect the acquisition. If these events were to occur, the fair value of the Company's existing debt would be the fair value of the stock of EVRO received in exchange. It is not practicable to estimate that value at December 31, 1995, particularly since there can be no assurance that such an exchange will occur. Without such an exchange of stock, the Company's ability to continue as a going concern will be severely impaired, and the settlement of any of its liabilities, including its operating advance from EVRO ($690,811 at December 31, 1995), at recorded amounts will not occur without a significant infusion of outside capital.

(8) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9) LONG-TERM DEBT

Long-term debt consists of the following after application of "pushdown" accounting (See Notes 4 and 10):

                                                                                            December 31,
                                                                                               1995
                                                                                           Notes Payable
                                                                                           -------------
                                                                                        Related
                                                                                        Parties       Others
                                                                                        -------       ------
Senior Convertible Debentures, Due March 30, 1995, 10% Per Annum                     $       5,000  $
Subordinated Notes, Due December 31, 2000, 10% Per Annum                                   196,825        295,219
Fixed Rate Notes, Due August 31, 1996, 10% Per Annum                                        20,157         48,498
Five Year Notes, Due 1995 to 2000                                                               --        230,118
Two Year Notes, Due 1995 to 1996, 10% Per Annum                                                 --         30,000
Fixed Rate Note Payable on Demand, 15% Per Annum                                                --          4,492
                                                                                     -------------  -------------

  TOTALS                                                                             $     221,982  $     608,327
                                                                                     =============  =============


At December 31, 1995, the Company was in default with respect to its long-term debt. The entire amount, therefore, has been classified as current.

The Company, during 1995 sold an aggregate of $74,000 of Senior Debentures due March 31, 1995.

Senior Convertible Debentures due 1996 (the "Senior Debentures") bear an annual interest rate of 5% payable quarterly commencing December 31, 1995. The Senior Debentures by their terms, were convertible into common stock (after adjustment for the reverse stock split referred to in Note 11A) on the basis of one share for each $.7325 of indebtedness if converted prior to September 30, 1995 and $.9191 if converted thereafter, subject to antidilution adjustment. Such shares are entitled to certain "demand" and "piggy-back" registration rights. Certain of this indebtedness was converted to equity pursuant to the June 1995 conversion plan adopted by the Company (see Note 11).

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(10) CONVERSION OF INDEBTEDNESS TO EQUITY AND PREFERRED STOCK TO COMMON

In June 1995, the Company adopted a plan to convert a substantial portion of its indebtedness to equity. In furtherance of that Plan, on June 7, 1995, the Board of Directors formally ratified and approved the following:

Management authorized the issuance of up to 22,838,040 shares of common stock in exchange for debt and preferred stock.

As more fully described in Note 4 - Acquisition by EVRO Corporation, the conversion of an aggregate of 90% of the Company's note and preferred stock holders into shares of the Company's common stock was a significant consideration in EVRO's decision to acquire the Company. Before the closing of the agreements on October 10, 1995, the Company provided to EVRO written acceptances from note and preferred stock holders whereby the holders accepted the Conversion Plan to convert their notes and preferred stock into the Company's common stock. The written acceptances represented in excess of 80% of the total notes payable and preferred stock outstanding as of June 30, 1995. As of December 31, 1995, note and preferred stock holders aggregating $3,773,000, or 49% of the notes payable and preferred stock outstanding as of June 30, 1995, had been converted into shares of the Company's common stock.
In addition, note and preferred stock holders aggregating $2,618,000, or 34% of the notes payable and preferred stock outstanding as of June 30, 1995, had committed, but had not yet converted into additional shares of the Company's common stock. EVRO recorded the conversion of both groups of debt and equity holders as if their conversion had occurred on October 1, 1995.


A description of the conversion of indebtedness that occurred as of December 31, 1995, follows:

                                                                Debt Converted
                                                               to Common Stock
                                                               ---------------                Number of
                                                                             Accrued           Common
                                                                             Interest           Shares
                                                         Principal           9/30/95            Issued
                                                         ---------           -------            ------
 Senior Convertible Debentures                            $   687,500          $  65,719          5,764,320

 Senior Debentures                                            220,000             19,609            964,636

 Fixed Rate Notes                                             376,932             37,290          1,051,136
 Subordinated Notes                                         1,193,149             89,504          1,794,136

 Other Notes                                                  268,051             28,617            481,572
                                                          -----------          ---------         ----------

                                                           $2,745,632           $240,739         10,055,800
                                                           ==========           ========         ==========

In addition, 81,970 shares of preferred stock, with a liquidation value of $819,700 together with accrued dividends due of $36,887 as of September 30, 1995 were exchanged for 1,107,847 shares of common stock.

The following debt of the Company was outstanding as of December 31, 1995, for which the holders had accepted the Conversion Plan to convert their notes into the Company's common stock. The debt was considered to have been converted in the recording of the acquisition of Channel America by EVRO.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                  Debt Committed But Not Yet Converted
                                                  ------------------------------------
                                                     Principal                                           Number of
                                                    ----------                       Accrued              Common
                                                  Related                            Interest             Shares
                                                  Parties           Other            9/30/95           to be Issued
                                                  -------           -----            --------          ------------
 Senior Convertible Debentures                   $  62,500        $  500,000        $   53,851          4,725,340

 Senior Debentures                                  50,000            25,000             6,021            326,221

 Fixed Rate Notes                                   80,754            39,247            11,416            333,501
 Subordinated Notes                                320,770           787,171            83,094          1,665,978

 Other Notes                                       408,906            78,360            72,441            912,928
                                                 ---------        ----------        ----------          ---------

 Total notes payable                             $ 922,930        $1,429,778         $ 226,823          7,963,968
                                                 =========        ==========         =========          =========

Further, as of December 31, 1995, 32,710 shares of preferred stock, with a liquidation value of $327,100, were outstanding for which the holders had accepted the Conversion Plan to convert their preferred stock into 442,084 shares of the Company's common stock. The preferred stock had accrued dividends of $14,720 as of September 30, 1995.


As more fully described in Note 4 - Acquisition by EVRO Corporation, the Company has recorded the conversion of both groups of debt aggregating principal of $5,098,340 and accrued interest of $467,562 in exchange for 18,019,798 of the Company's common stock as if the conversion occurred on
October 1, 1995.   In addition, the Company recorded the conversion of both
groups of preferred stock aggregating $114,684, with a liquidation value of $1,146,840, together with accrued dividends of $51,607 as of September 30, 1995, into 1,549,931 shares of the Company's common stock as if the conversion occurred on October 1, 1995. The Company is attempting to settle the balance of the above listed debt into common stock and the successful conversion of at least 90% of the Company's notes, interest payable and preferred stock and dividends payable, is a provision of the acquisition of the Company by EVRO Corporation.

(11) INCOME TAXES

The Company has net operating loss carryovers of approximately $21,933,000 as of December 31, 1995, expiring in the years 2004 through 2010. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Assuming all operating loss carryforwards will be available (which is unlikely) the Company would have a deferred tax asset of approximately $8,773,000. This amount represents an increase of approximately $849,000 over the prior year amount. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance of $8,773,000 has been established pursuant to SFAS No.
109. Accordingly, no deferred tax asset is reflected in these financial statements.

(12) STOCKHOLDERS' EQUITY

(A) REVERSE STOCK SPLIT - In March 1994, with stockholder approval, a one-for-fifty reverse stock split

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


was authorized converting the then outstanding approximately 168,500,060 shares of the Company's common stock to approximately 3,371,000 shares. The $.01 par value of the common stock did not change, therefore, common stock was decreased and paid-in capital was increased by $1,651,920 as a result of the reverse split. All share data were adjusted for the reverse stock split. Options, warrants, conversion rights and other rights of whatever nature to purchase common shares prior to the split were adjusted to reflect the revised proportional relationship caused by the split.

(B) AUTHORIZED STOCK - The Company is authorized to issue 100,000,000 shares of common stock and 200,000 shares of preferred stock.

(C) PREFERRED STOCK - In 1993, a new class of preferred stock having a liquidation value of $10 per share was authorized for issuance to certain creditors. For the first twelve months after issuance, the Company had the option to pay the 6% dividend in kind by issuing additional shares of preferred stock. As of December 31, 1994, the Company issued 7,696 shares of preferred stock in payment of the 6% dividend due on that date (see Note 11D). During the year ended December 31, 1995, pursuant to the direction of the Board of Directors, the Company accrued $77,477 in preferred stock dividends. Of this amount $45,044 was converted to common stock (see Note 11). At December 31, 1995, cumulative preferred stock dividends amounted to $32,433 or $.60 per each outstanding preferred share.

After the third anniversary of the issuance of the preferred stock (i.e. after December 31, 1996), the dividend shall be increased to 17% and a sinking fund for the redemption of the preferred stock on the 10th anniversary of issuance will commence. Upon the failure of the Company to pay two consecutive dividends, the holders of the preferred stock have the right to gain control of the Board of Directors of the Company and convert their shares of preferred stock into an aggregate of 50% of the Company's outstanding common stock. The preferred stock is redeemable by the Company, at its option, at any time at a redemption price of 105% of par, provided that the certain secured notes have been fully paid.

(D) STOCK ISSUANCES - During 1994, 25,676 shares of common stock were issued for services rendered. Such issuance has been reflected by a charge to operations of $12,838 during 1994.

During 1994, the Company issued 7,696 shares of preferred stock in payment of the 6% dividend (see Note 12C).

In March 1994, certain indebtedness aggregating $675,000 was converted into 1,224,000 shares of the common stock of the Company. In connection with this conversion, an additional 160,000 bonus shares were issued by the Company.

(13) STOCK OPTIONS

1994 STOCK COMPENSATION PLAN - The Company's 1994 Stock Compensation Plan (the "1994 Plan") permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, performance share units, restricted stock and for other awards of restricted stock in lieu of cash bonuses to Company employees, advisors, consultants and outside directors. Under the 1994 Plan, the term of any stock option may not exceed ten years and the stock option purchase price of an incentive stock option may not be less than the fair market value of the common stock on the date of the stock option grant. The maximum number of shares of common stock provided for grants under the 1994 Plan is 650,000 shares. The 1994 Plan is administered by the Compensation and Stock Option Committee appointed by the Board of Directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options.

In January 1995, the Company issued 34,119 stock options at an exercise price of $.02 per share to a vendor in connection with services performed for the Company. In addition, upon conversion of senior

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


debt holder notes into equity, the Company will issue an additional 17,000 stock options at an exercise price of $.02 to the same vendor.

In January 1995, the Company issued 68,238 options at a price of $.02 per share to its senior vice president-programming and network operations. In addition, upon conversion of senior debt holder notes into equity, the Company will issue an additional 34,000 stock options at an exercise price of $.02 to the same vendor.

During January 1995, the Company issued 10,000 options to purchase its common stock at an exercise price of $.02 per share to an individual as consideration for the extension of the payment terms of a note payable.

The following is a summary of Company common stock options:

                                                                                      Shares Under Options
                                                                                          Years ended
                                                                                          December 31,
                                                                                       1995          1994
                                                                                     -------        -------
Outstanding and Exercisable Beginning of Years                                            32,200       128,000
Offered During Years                                                                     112,357         5,000
Exercised During Years                                                                        --       100,800
Terminated During Years                                                                  (32,200)           --
                                                                                  --------------  ------------

  OUTSTANDING AND EXERCISABLE END OF PERIODS (1)                                         112,357        32,200
                                                                                  ==============  ============

(1) With an exercise price per share ranging from $.02 to $25.00 giving effect to the one-for-fifty reverse stock split.


(14) COMMITMENTS AND CONTINGENCIES

(A) LEASES - The Company leases its operating facilities in Darien, Connecticut under an operating lease. The future minimum annual rental commitments under the lease for the years ending December 31 are approximately as follows:

1996                                                                              $       50,000
1997                                                                                      17,000
                                                                                  --------------

  TOTAL                                                                           $       67,000
  -----                                                                           ==============

Rent expense for years ended December 31, 1995 and 1994 was approximately $47,000 and $41,000, respectively.

(B) EMPLOYMENT AGREEMENTS - On November 1, 1993, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO"). The agreement may be terminated by the Company as a result of death or disability or for cause. If the CEO terminates his agreement for cause during the first year, the Company will be required to pay salary and earned bonus, if any, pro rata for one year. If such termination occurs after the first year, the Company is required to pay salary and earned bonus, if any, for two years. On January 3, 1995, the Company entered into a three- year employment agreement with the Senior Vice President of programming ("SVP"), including a revenue participation plan.

(C) DEMAND AND PIGGY-BACK REGISTRATION RIGHTS - Certain shares of common stock are entitled to certain "demand" and "piggy-back" registration rights under certain circumstances.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(D) LITIGATION - As of December 31, 1995, the Company was involved in a litigation proceeding involving breach of contract of a sales representative agreement (see Note 18). The Company is subject to other legal action in the ordinary course of business. Management believes it has meritorious defenses against such actions and will defend the Company's position vigorously.

(E) CONTINGENT FEES - The Company has agreed to pay a finders, "success", fee to its Chairman of the Board and an investment banker. The payment of such fees (which aggregate approximately $370,000) is contingent on the consummation of the EVRO acquisition (see Note 13).

(15) CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS - BROADCAST SERVICES AND PROGRAMMING

On September 15, 1992, the Company entered into a five year agreement with IDB Communications Group, Inc., which provides stereo tape play-back of Channel America programming, uplink transmission facilities to Spacenet II and occasional downlink turnaround service which enables the Company to selectively choose programming from other satellites and transmit it back to Spacenet II for transmission to the Company's network. Prior to its entering into this agreement, the Company was receiving these services under an agreement with Reception Specialists Company, a wholly- owned subsidiary of IDB ("RSC"). The Company owed RSC an aggregate of $400,000 for services previously rendered.
IDB has agreed to forgive this amount provided that the Company perform its obligations under the new agreement. As this forgiveness is contingent upon the future performance of the Company, the obligation remains in these financial statements at the full amount. At December 31, 1995, $885,590 due to IDB is included in accounts payable. Under the agreement, the Company was required to pay a monthly fee for primary services of $40,750 through September 14, 1995. The monthly fee, which increased to $42,790 on September 15, 1995, will remain unchanged until September 15, 1996. Additional services such as downlink turnaround service and other services will be provided by IDB at an hourly rate ranging from $65 per hour to $188 per hour during the term.

In order to permit the Company to arrange for new financing and improve its cash flow, the agreement provided that IDB would accept partial payment of its service fees until March 15, 1994. To recoup the deferred amounts, the agreement provided for a 25% surcharge on amounts billed for the period September 15, 1994 to September 15, 1995 and 50% for the period September 15, 1995 to September 15, 1996 until such deferred amounts are repaid in full. If the agreement is terminated or a change in control of the Company occurs prior to the expiration of the agreement, the entire unpaid balance due under the agreement plus the $400,000 previously due to RSC shall become immediately payable.

On March 31, 1995, the Company entered into a four-year satellite communication agreement with AT&T, whereby the Company incurred monthly service charges of $125,000 until December 31, 1995. Thereafter, the monthly rate will be $131,500. The Company was required to pay a $125,000 deposit.

(16) RELATED PARTIES

Related parties made various loans to the Company and purchased various debentures as outlined in long-term debt (see Note 8) from October 1990 to 1995, whose balances outstanding at December 31, 1995. The following summarizes the related party debt outstanding as of December 31, 1995, together with the loans for which the related parties had accepted the Plan of Conversion but not yet converted for which the conversion has been recorded as of October 1, 1995 (see Notes 4 and 10), and the adjusted balances following such conversion.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                    Accepted
                                                                                     Plan of
                                                                    Loans          Conversion         Adjusted
                                                                 Outstanding         Not Yet          Balance
                                                                  12/31/95          Converted         12/31/95
                                                                  --------          ---------         --------
 Howard White, Vice Chairman of the Board of Directors
                                                                 $       5,000    $                   $     5,000

 David Post, Chairman of the Board and CEO                             172,238           172,238

 Katlean de Monchy, wife of David Post                                  98,897                             98,897
 Burton Kantor, Director of the Company                                 40,000            40,000

 Walnut Capital Corp. whose Chairman and President is
 Burton Kantor                                                         461,145           461,145

 Windy City Communications, Inc., controlled by Joel
 Kantor, son of Burton Kantor                                           54,547            54,547
 Richard Post, brother of David Post                                   118,085                            118,085

 Elvin Feltner, Director of the Board of Directors                     195,000           195,000
                                                                 -------------    --------------      -----------

 TOTAL                                                           $   1,144,912    $      922,930      $   221,982
                                                                 =============    ==============      ===========


In addition, the following related party had a note to the Company converted into shares of common stock in connection with the recapitalization of the Company and/or the stock purchase agreement with EVRO (see Note 13):

                                                                                                      Shares
                                                                                                      ------
Allen Rosenblatt, acting controller of the Company                                                    15,843

In connection with the recapitalization of the Company during 1993, the following related parties received shares of preferred stock of the Company:

                                                                                                      Shares
                                                                                                      ------
David Post                                                                                             4,992
Katlean de Monchy                                                                                      3,839
Windy City Communications                                                                              9,598

(17) OTHER INCOME - EXPIRATION OF OPTIONS

Effective March 7, 1995, the Company entered into an agreement with LMA, Inc. ("LMA"), to have LMA acquire 49% of the common stock of the Company upon it paying to the Company certain contractual amounts and the Company fulfilling its obligations under the agreement. On March 23, 1995, the Company formally notified LMA, Inc. that the Company had not fulfilled its obligations under this agreement and it was no longer in force. The $160,000 that LMA had advanced to the Company has thus been recorded as an expired option.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Effective April 7, 1995, the Company entered into an agreement with National Media Corporation ("National") whereby National would receive 33% of the common stock of the Company, would receive six hours of broadcast time per day, six minutes of spots per day and other broadcast preferences. National would pay $125,000 per month directly to AT&T for the Company's satellite costs, $25,000 to IDB for the Company's satellite uplink service and other payments. On May 11, 1995, National notified the Company that under the terms of this agreement, it was terminating the agreement, effective May 31, 1995. The $250,000 that National paid has been recorded as an expired option.

(18) SUBSEQUENT EVENT

LITIGATION - On January 16, 1996, the litigation described in Note 14D was adjudicated. A civil judgement was entered against the Company in the amount of $167. The plaintiff in the litigation may file an appeal of the decision.

[19] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.






                       .   .   .   .   .   .   .   .   .

                                                                APPENDIX C
                                   SCHEDULE C
                                     TO THE
                                PROXY STATEMENT
                                      FOR
                                EVRO CORPORATION




                    Channel America Television Network, Inc.

                       Consolidated Financial Statements

                      For the Year Ended December 31, 1995

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders and Board of Directors of Channel America Television Network, Inc.


                 We have audited the accompanying consolidated balance sheet of Channel America Television Network, Inc. and subsidiary as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Channel America Television Network, Inc. and subsidiary as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

                 The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company's working capital deficit, accumulated deficit and history of operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3.
The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ MORTENSON AND ASSOCIATES, P.C.

                                             MORTENSON AND ASSOCIATES, P.C.
                                             Certified Public Accountants.

Cranford, New Jersey
March 8, 1996

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1995.



ASSETS:
CURRENT ASSETS:
  Cash                                                                                                $         6,393
  Accounts Receivable (Less Allowance for Doubtful Accounts
    of $58,037)                                                                                                 7,276
  Other Current Assets                                                                                          2,979
                                                                                                      ---------------
  TOTAL CURRENT ASSETS                                                                                         16,648
                                                                                                      ---------------
PROPERTY AND EQUIPMENT:
  Furniture and Equipment                                                                                      62,499
  Broadcast Equipment                                                                                          55,276
  Film Library                                                                                                 55,730
                                                                                                      ---------------
  Total - At Cost                                                                                             173,505
  Less:  Accumulated Depreciation and Amortization                                                           (153,654)
                                                                                                      ---------------
  PROPERTY AND EQUIPMENT - NET                                                                                 19,851
                                                                                                      ---------------
OTHER ASSET:
  Deposits                                                                                                    125,000
                                                                                                      ---------------
  TOTAL ASSETS                                                                                        $       161,499
                                                                                                      ===============




The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1995.



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
  Notes Payable - Related Parties                                                                     $     1,144,912
  Notes Payable - Others                                                                                    2,038,105
  Accounts Payable                                                                                          2,364,096
  Due to Parent Company                                                                                       690,811
  Accrued Expenses                                                                                             77,703
  Accrued Interest Payable                                                                                    411,827
  Other Current Liabilities                                                                                   275,234
                                                                                                      ---------------
  TOTAL CURRENT LIABILITIES                                                                                 7,002,688
                                                                                                      ---------------
OTHER LIABILITIES:
  Net Liabilities of Discontinued Operations                                                                  153,900
                                                                                                      ---------------
COMMITMENTS AND CONTINGENCIES                                                                                      --
                                                                                                      ---------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Series A Preferred Stock - $.01 Par Value, Cumulative,
    Authorized 200,000 Shares; Issued and Outstanding
    53,988 Shares, $539,880 Liquidation Value                                                                     540

  Additional Paid-in Capital - Preferred Stock                                                                539,340

  Common Stock $.01 Par Value; Authorized 100,000,000
    Shares; Issued and Outstanding 42,075,606 Shares                                                          420,756

  Additional Paid-in Capital - Common Stock                                                                14,819,766

  Subscriptions Receivable                                                                                   (700,000)

  Accumulated (Deficit)                                                                                   (22,075,491)
                                                                                                      ---------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                                     (6,995,089)
                                                                                                      ---------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                                $       161,499
                                                                                                      ===============



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                               YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                               ------------
                                                                                       1 9 9 5            1 9 9 4
                                                                                       -------            -------
REVENUE                                                                            $     1,483,034    $     1,639,811
                                                                                   ---------------    ---------------
OPERATING EXPENSES:
  Direct Operating and Programming                                                       2,611,878          2,058,623
  Selling, General and Administrative                                                    1,190,311          1,254,792
  Debt Restructuring Costs                                                                      --             53,213
  Bad Debt Expense                                                                           3,750             53,241
                                                                                   ---------------    ---------------
  TOTAL OPERATING EXPENSES                                                               3,805,939          3,419,869
                                                                                   ---------------    ---------------
OPERATING (LOSS)                                                                       (2,322,905)        (1,780,058)
                                                                                   ---------------    ---------------
OTHER INCOME (EXPENSE):
  Interest Income                                                                            7,204             14,461
  Interest Expense                                                                       (473,287)          (482,062)
  Other Income                                                                             410,000                 --
  Gain on Disposal of Owned LPTV Stations                                                  299,666            237,440
                                                                                   ---------------    ---------------
  TOTAL OTHER INCOME (EXPENSE) - NET                                                       243,583          (230,161)
                                                                                   ---------------    ---------------
  NET (LOSS)                                                                       $    (2,079,322)   $   (2,010,219)
                                                                                   ===============    ==============
  NET (LOSS) PER COMMON SHARE                                                      $          (.18)   $         (.65)
                                                                                   ===============    ==============
  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                         11,366,954         3,077,164
                                                                                   ===============    ==============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                             ADDITIONAL
                                                                               PAID-IN
                                                     PREFERRED                 CAPITAL       COMMON                   ADDITIONAL
                                                       STOCK     PREFERRED    PREFERRED      STOCK        COMMON       PAID-IN
                                                       SHARES      STOCK        STOCK        SHARES       STOCK        CAPITAL
                                                       ------      -----        -----        ------       -----        -------
BALANCE - JANUARY 1, 1994                             128,266   $    1,283  $  1,281,377   1,886,465   $   18,864    $   9,635,418

  Issuance of Stock for Exercise of Warrants               --           --            --     100,800        1,009            1,092

  Issuance of Stock for Conversion of Debt                --            --            --   1,384,000       13,840          661,160

  Issuance of Stock for Services Rendered                 --            --            --      25,676          257           12,581

  Issuance of 6% Preferred Stock Dividend              7,696            77        76,883          --           --               --

  Issuance of Stock for Conversion of Debt                --            --            --      15,018          150            7,359

  Net (Loss)                                              --            --            --          --           --               --
                                                   ---------    ----------  ------------  ----------   ----------    -------------
BALANCE - DECEMBER 31, 1994                          135,962         1,360     1,358,260   3,411,959       34,120       10,317,610

  Issuance of Stock to Evro Corporation                   --            --            --  27,500,000      275,000          725,000

  Issuance of Stock for Conversion of Debt                --            --            --  10,055,800      100,558        2,923,450

  Issuance of Stock for Conversion of
    Preferred Stock and Dividends                    (81,974)         (820)     (818,920)  1,107,847       11,078          853,706

  Preferred Stock Dividends                               --            --            --         --            --               --

  Net (Loss)                                              --            --            --         --            --               --
                                                   ---------    ----------  ------------  ----------   ----------    -------------
BALANCE - DECEMBER 31, 1995                           53,988    $      540  $    539,340  42,075,606   $  420,756    $  14,819,766
                                                   =========    ==========  ============  ==========   ==========    =============


                                                                                           TOTAL
                                                                                       STOCKHOLDERS'
                                                       SUBSCRIPTIONS    ACCUMULATED       EQUITY
                                                        RECEIVABLE       (DEFICIT)       (DEFICIT)
                                                        ----------       ---------       ---------
BALANCE - JANUARY 1, 1994                               $       --   $  (17,831,513)  $  (6,894,571)

  Issuance of Stock for Exercise of Warrants                    --               --           2,101

  Issuance of Stock for Conversion of Debt                      --               --         675,000

  Issuance of Stock for Services Rendered                       --               --          12,838

  Issuance of 6% Preferred Stock Dividend                       --          (76,960)             --

  Issuance of Stock for Conversion of Debt                      --               --           7,509

  Net (Loss)                                                    --       (2,010,219)     (2,010,219)
                                                      ------------   --------------   -------------

BALANCE - DECEMBER 31, 1994                                     --      (19,918,692)     (8,207,342)

  Issuance of Stock to Evro Corporation                   (700,000)              --         300,000

  Issuance of Stock for Conversion of Debt                      --               --       3,024,008

  Issuance of Stock for Conversion of
    Preferred Stock and Dividends                               --               --          45,044

  Preferred Stock Dividends                                     --          (77,477)        (77,477)

  Net (Loss)                                                    --       (2,079,322)     (2,079,322)
                                                      ------------   --------------   -------------

BALANCE - DECEMBER 31, 1995                           $   (700,000)  $  (22,075,491)  $  (6,995,089)
                                                      ============   ==============   =============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             YEARS ENDED
                                                                                             DECEMBER 31,
                                                                                             ------------
                                                                                         1 9 9 5            1 9 9 4
                                                                                         -------            -------
OPERATING ACTIVITIES:
  Net (Loss)                                                                        $   (2,079,322)    $   (2,010,219)
                                                                                    --------------     --------------
  Adjustments to Reconcile Net (Loss) from Operations to
    Net Cash (Used) for Operating Activities:
      Depreciation and Amortization                                                         10,552             18,825
      Use of Program Rights                                                                110,948             76,821
      Issuance of Stock for Services Rendered                                                   --             12,838
      Bad Debt Expense                                                                       3,750             53,241
      Loss on Disposal of Property and Equipment                                             2,125                 --
      Gain on Disposal of LPTV Stations                                                  (299,666)          (237,440)
  Changes in Assets and Liabilities:
    (Increase) Decrease in:
      Accounts Receivable                                                                  (6,451)           (22,739)
      Program Rights                                                                            --          (181,553)
      Other Current Assets                                                                 (2,979)              2,300
      Deposits                                                                               7,500                 --
    Increase (Decrease) in:
      Accounts Payable After Restructuring                                                 451,425             91,125
      Accrued Expenses After Restructuring                                                (35,214)             19,959
      Accrued Interest Payable After Restructuring                                         466,071            388,891
      Other Current Liabilities                                                            201,846             23,398
                                                                                    --------------     --------------
    Total Adjustments                                                                    1,561,106            245,666
                                                                                    --------------     --------------
  NET CASH - OPERATING ACTIVITIES                                                         (518,216)        (1,764,553)
                                                                                    --------------     --------------
INVESTING ACTIVITIES:
  Purchase of Property and Equipment                                                       (1,750)           (29,132)
  Proceeds from Disposal of LPTV Stations                                                  351,553            237,440
  Security Deposit                                                                       (125,000)            (1,333)
  Advances from Parent Company                                                             690,811                 --
                                                                                    --------------     --------------
  NET CASH - INVESTING ACTIVITIES                                                          915,594            206,975
                                                                                    --------------     --------------
FINANCING ACTIVITIES:
  Proceeds from Exercise of Warrants                                                            --              2,101
  Proceeds from Senior Convertible Debentures                                               74,000            226,000
  Proceeds from Other Loans                                                                 36,808              5,000
  Payments of Indebtedness                                                               (186,232)           (41,809)
  Proceeds from Issuance of Common Stock                                                   300,000                 --
                                                                                    --------------     --------------
  NET CASH - FINANCING ACTIVITIES                                                          224,576            191,292
                                                                                    --------------     --------------
  NET (DECREASE) IN CASH                                                                  (29,245)        (1,366,286)

CASH - BEGINNING OF YEARS                                                                   35,638          1,401,924
                                                                                    --------------     --------------
  CASH - END OF YEARS                                                               $        6,393     $       35,638
                                                                                    ==============     ==============

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                              ------------
                                                                                       1 9 9 5            1 9 9 4
                                                                                       -------            -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the years for:
    Interest                                                                       $      5,178       $     5,580
    Income Taxes                                                                   $         --       $        --

SUPPLEMENTAL INFORMATION OF NONCASH FINANCING ACTIVITIES:
  See accompanying notes and consolidated financial statements for further details on noncash financing activities.




The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Channel America Television Network, Inc. and its wholly-owned subsidiary [the "Company"] is a subsidiary of Evro Corporation (see Notes 3 and 13).

(B) CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated. The Company is pursuing the sale of owned LPTV (see Note 2) stations and, in accordance with Opinion No. 30 of the Accounting Principles Board, amounts relative to the sales of such stations are shown separately in the accompanying consolidated financial statements as discontinued operations. This disposition is described in Note 4 and 5 and data presented in all other notes are exclusive of owned LPTV station operations.

(C) REVENUE RECOGNITION - The Company derives operating revenues from paid programming, affiliate fees and per-inquiry fees. The Company also generates non-cash revenues from barter transactions. Paid programming represents revenue earned for broadcasting customer generated programming and (to a lesser extent) paid spot advertising (e.g. 30-second commercials). Affiliate fees are monthly charges to affiliated stations for the right to belong to the broadcast network. The Company may from time to time waive all or a portion of such fees to attract and maintain affiliates. Per inquiry fees represent fees generated, on a direct response basis, when a customer uses air time to sell directly to viewers who then place orders with the customer. Barter (nonmonetary) transactions generally are used by the Company to acquire programming. In a typical barter transaction, the Company is given programming rights in exchange for air time. The estimated fair value of programming rights is recognized as revenue and programming expense when the air time is used. As is the general accounting practice in this industry, no gain or loss is recognized on barter transactions. Therefore, barter transactions increase both revenue and expenses, but do not affect cash flow. Although the Company does not receive any cash in barter transactions, such transactions alleviate cash expenditures by the Company to acquire programming.

The following summarizes revenue:

                                                                                           Years ended
                                                                                           December 31,
                                                                                      1 9 9 5        1 9 9 4
                                                                                      -------        -------
Revenue Source:

Barter Programming                                                                $     802,200  $  1,055,850
Paid Programming and Paid Spots                                                         606,927       411,839
Per Inquiry Revenue                                                                      45,286        80,004
Affiliate Fees                                                                           28,621        92,118
                                                                                  -------------  ------------
  TOTAL REVENUE                                                                   $   1,483,034  $  1,639,811
                                                                                  =============  ============

(D) FILM LIBRARY AND EQUIPMENT - Film library and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives ranging from 5 to 11 years. Depreciation and amortization expense amounted to $10,552 and $18,825 for the years ended December 31, 1995 and 1994, respectively.

(E) PROGRAM RIGHTS - Program rights relate to rights purchased for broadcast materials. The costs are amortized over the estimated number of future showings unless the program is licensed for an unlimited number of showings in which case it is amortized over the contract period. Amortization expense for the years ended December 31, 1995 and 1994 was $110,948 and $76,821, respectively. These rights are classified as current or long-term based upon their anticipated usage. At December 31, 1995, there were no unamortized program rights.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(F) CASH AND CASH EQUIVALENTS - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The Company had no cash equivalents at December 31, 1995.

(G) ACCOUNTS RECEIVABLE - A provision for doubtful accounts is charged to operations based on management's evaluation of potential losses in trade receivables. This evaluation includes an analysis of current and past due accounts, past experience, and any other relevant information available.

(H) RISK CONCENTRATIONS - Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions located in the Eastern United States. The Company periodically has money in financial institutions that is subject to normal credit risk beyond insured amounts. The Company believes that no significant concentration of credit risk exists with respect to its cash investment at December 31, 1995.

The Company routinely assesses the financial strength of its customers, who are located throughout the United States, and based upon factors surrounding the credit risk of its customers, establishes an allowance for doubtful accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company does not require collateral as a condition of sale.

(I) LOSS PER SHARE - Loss per share has been computed based upon the weighted average number of common shares outstanding after giving retroactive treatment to the one-for-fifty reverse stock split (see Note 11A). No dual presentation of earnings (loss) per share is presented because inclusion of any of the Company's common stock equivalents would decrease the loss per share and thus would be antidilutive.

(J) ADVERTISING - The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the periods ended December 31, 1995 and 1994 amounted to approximately $21,000 and $83,000, respectively.

(2) ORGANIZATION AND BUSINESS

DESCRIPTION AND NATURE OF THE COMPANY'S OPERATIONS - Channel America Television Network, Inc. (the "Company" or "Channel America") operates a broadcast television network. The network provides syndicated and first-run programming and movies. The Company operates on a twenty-four hour day, seven day a week schedule.

Until May 1994, the Company was called Channel America LPTV Holdings, Inc. and originally served predominantly low power television ("LPTV") stations and the home satellite dish market. The Company has sought as affiliates principally full power television stations and direct cable affiliates. The Company's network encompasses a number of affiliates throughout the United States consisting of full power independent broadcast stations, LPTV stations and local origination cable systems.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) REALIZATION OF ASSETS

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses and has a working capital deficiency of $6,986,040 and net deficiency of assets of $6,995,089 at December 31, 1995. In addition, the Company expects to incur substantial expenditures in the operation of its business, including expenditures relating to the acquisition and production of programming and marketing. The Company may need substantial financing from outside parties for working capital since the necessary funds are not being generated from operations. The amount of funds needed by the Company is dependent upon the Company's success at generating revenues and the rate of growth of its operations.

During 1995, an equity investment resulting in a majority ownership interest in the Company was made by Evro Corporation ("Evro") (see Note 13). Pursuant to that investment, Evro assumed responsibility for the Company's day to day activities including the arranging of payment of all related operating costs. Advances made by Evro to the Company during 1995 amounted to $690,811 at December 31, 1995. The Company was able to meet its 1995 working capital needs through such advances. The Company has continued to receive advances from Evro which have enabled it to meet its working capital needs subsequent to December 31, 1995. If advances to the Company by Evro are not continued, there can be no assurance that the Company will be successful in generating the needed level of revenue or cash flows to sustain operations.

In view of the matters described in the preceding paragraph, recoverability of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and settlement and classification of liabilities that might be necessary should the Company be unable to continue in existence.

(4) DISCONTINUED OPERATIONS

The Company initially decided to own and operate LPTV stations in connection with the operation of its broadcast network and acquired or constructed 16 licensed operating LPTV stations, acquired options to buy additional stations, obtained 17 construction permits from the United States Federal Communications Commission (the "FCC") to build stations, and entered into eight program affiliate/lease agreements to operate LPTV stations owned by others. In 1992, based on the Company's financial condition and the costs involved to construct LPTV stations, the Company discontinued its broadcast station operations. The Company decided to sell all its LPTV licenses, stations and construction permits and to terminate its program affiliate/lease agreements and to concentrate on being a network comprised of affiliate stations. The Company's former broadcast station operations, including its licenses, permits and affiliate/lease agreements, are reflected in these consolidated financial statements as discontinued operations.

(5) DISPOSITION OF OWNED LPTV STATIONS


The Company's owned LPTV stations ceased operating near the end of 1991. As a result, the Company decided as of the beginning of 1992, to sell its owned LPTV stations. The actual sale of all owned LPTV stations has taken longer than one year from the date management adopted the formal plan for the disposal of this business segment. The gains from disposal are therefore reflected as a component of continuing operations as "Gain on Disposal of Owned LPTV Stations."

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) DISPOSITION OF OWNED LPTV STATIONS (CONTINUED)

The gain estimated on disposal of the LPTV business segment has been determined in accordance with current forecasts and plans, as well as from actual sales of stations. However, there can be no assurance that the ultimate gain or loss on disposition of the remaining stations will not be more or less than the amounts presently estimated. There is at least a reasonable possibility that a change in this estimate will occur in the near term. The gain resulting from the actual sale of LPTV stations in future years will be recognized in the year of the sale. As of December 31, 1995, the Company had three LPTV stations remaining to be sold. The Company is pursuing the sale of these stations and contemplates their sale in 1996.

The assets and liabilities of the business being sold are shown as "Net Liabilities of Discontinued Operations" separately on the accompanying consolidated balance sheet and consist of the following:

                                                                        December 31,
                                                                        ------------
                                                                          1 9 9 5
                                                                          -------
Notes Receivable                                                      $         3,200
Broadcast Equipment Estimated at Net Realizable Value                           2,800
Liabilities                                                                  (159,900)
                                                                      ---------------

  NET LIABILITY                                                       $      (153,900)
                                                                      ===============

(6) FAIR VALUE OF FINANCIAL INSTRUMENTS

To the extent practicable generally accepted accounting principles require the disclosure of fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider any tax consequences of realization or settlement.

The Company has approximately $3,200,000 of notes payable, of which approximately $1,100,000 is due to related parties. As can be seen from the financial statements, the Company does not have the ability to pay such debt. The settlement of this debt is totally dependent on the consummation of the 100% acquisition of the Company by Evro (see Note 13), which may occur depending on the occurrence of several events. Among those events is the conversion at least 90% of the Company's debt (and preferred stock) into its own common stock, and the subsequent conversion of the Company's common stock into the common stock of Evro to effect the acquisition. If these events were to occur, the fair value of the Company's existing debt would be the fair value of the stock of Evro received in exchange. It is not practicable to estimate that value at December 31, 1995, particularly since there can be no assurance that such an exchange will occur. Without such an exchange of stock, the Company's ability to continue as a going concern will be severely impaired, and the settlement of any of its liabilities, including its operating advance from Evro ($690,811 at December 31, 1995), at recorded amounts will not occur without a significant infusion of outside capital.

(7) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8) LONG-TERM DEBT

Long-term debt consist of the following:

                                                                                            December 31,
                                                                                              1 9 9 5
                                                                                           Notes Payable
                                                                                           -------------
                                                                                        Related
                                                                                        Parties       Others
                                                                                        -------       ------
Senior Convertible Debentures, Due September 30, 1996,
  5% Per Annum                                                                       $      62,500  $     500,000
Senior Convertible Debentures, Due March 30, 1995, 10% Per Annum                            55,000         25,000
Subordinated Notes, Due December 31, 2000, 10% Per Annum                                   517,595      1,082,390
Fixed Rate Notes, Due August 31, 1996, 10% Per Annum                                       100,911         87,745
Five Year Notes, Due 1995 to 2000                                                               --        308,478
Two Year Notes, Due 1995 to 1996, 10% Per Annum                                            408,906         30,000
Fixed Rate Note Payable on Demand, 15% Per Annum                                                --          4,492
                                                                                     -------------  -------------
  TOTALS                                                                             $   1,144,912  $   2,038,105
                                                                                     =============  =============

Maturities of long-term debt as of December 31, 1995 in each of the next five years are as follows:

1996                                            $     3,183,017
1997                                                         --
1998                                                         --
1999                                                         --
2000                                                         --
Thereafter                                                   --
                                                ---------------
  TOTAL                                         $     3,183,017
                                                ===============

At December 31, 1995, the Company was in default with respect to its long-term debt. The entire amount, therefore, has been classified as current.

In accordance with certain terms of the acquisition of the Company by Evro, at least ninety-percent (90%) of all outstanding debtholders must convert their notes into Company common stock to effect the acquisition (see Note 13).

The Company, during 1995 sold an aggregate of $74,000 of Senior Debentures due March 31, 1995.

Senior Convertible Debentures due 1996 (the "Senior Debentures") bear an annual interest rate of 5% payable quarterly commencing December 31, 1995. The Senior Debentures by their terms, were convertible into common stock (after adjustment for the reverse stock split referred to in Note 11A) on the basis of one share for each $.7325 of indebtedness if converted prior to September 30, 1995 and $.9191 if converted thereafter, subject to antidilution adjustment. Such shares are entitled to certain "demand" and "piggy-back" registration rights. Certain of this indebtedness was converted to equity pursuant to the June 1995 conversion plan adopted by the Company (see Note 9).

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9) CONVERSION OF INDEBTEDNESS TO EQUITY AND PREFERRED STOCK TO COMMON

In June 1995, the Company adopted a plan to convert a substantial portion of its indebtedness to equity. In furtherance of that Plan, on June 7, 1995, the Board of Directors formally ratified and approved the following:

Management authorized the issuance of up to 22,838,040 shares of common stock in exchange for debt and preferred stock.

A description of the conversion of indebtedness that occurred as of December 1, 1995, follows:

Senior Convertible Debentures, with principal due of $687,500 and interest due of $71,449 was exchanged for 5,764,320 shares of common stock.

Senior Debentures, with principal due of $220,000 and interest due of $23,476 was exchanged for 964,636 shares of common stock.

Fixed Rate Notes, with principal due of $376,932 and interest due of $43,571 was exchanged for 1,051,136 shares of common stock.

Subordinated Notes, with principal due of $1,193,149 and interest due of $109,486 was exchanged for 1,794,136 shares of common stock.

Other Notes, with principal due of $268,051 and interest due of $30,789 was exchanged for 481,572 shares of common stock.

81,970 shares of preferred stock, with a liquidation value of $819,700 and dividends due of $45,044 was exchanged for 1,107,847 shares of common stock.

The Company is attempting to settle the balance of the above listed debt into common stock and the successful conversion of at least 90% of the Company's notes, interest payable and preferred stock and dividends payable, is a provision of the acquisition of the Company by Evro Corporation (see Note 13).

(10) INCOME TAXES

The Company has net operating loss carryovers of approximately $21,933,000 as of December 31, 1995, expiring in the years 2004 through 2010. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Assuming all operating loss carryforwards will be available (which is unlikely) the Company would have a deferred tax asset of approximately $8,773,000. This amount represents an increase of approximately $849,000 over the prior year amount. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance of $8,773,000 has been established pursuant to SFAS No.
109. Accordingly, no deferred tax asset is reflected in these financial statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(11) STOCKHOLDERS' EQUITY

(A) REVERSE STOCK SPLIT - In March 1994, with stockholder approval, a one-for-fifty reverse stock split was authorized converting the then outstanding approximately 168,500,060 shares of the Company's common stock to approximately 3,371,000 shares. The $.01 par value of the common stock did not change, therefore, common stock was decreased and paid-in capital was increased by $1,651,920 as a result of the reverse split. All share data were adjusted for the reverse stock split. Options, warrants, conversion rights and other rights of whatever nature to purchase common shares prior to the split were adjusted to reflect the revised proportional relationship caused by the split.

(B) AUTHORIZED STOCK - The Company is authorized to issue 100,000,000 shares of common stock and 200,000 shares of preferred stock.

(C) PREFERRED STOCK - In 1993, a new class of preferred stock having a liquidation value of $10 per share was authorized for issuance to certain creditors. For the first twelve months after issuance, the Company had the option to pay the 6% dividend in kind by issuing additional shares of preferred stock. As of December 31, 1994, the Company issued 7,696 shares of preferred stock in payment of the 6% dividend due on that date (see Note 11D). During the year ended December 31, 1995, pursuant to the direction of the Board of Directors, the Company accrued $77,477 in preferred stock dividends. Of this amount $45,044 was converted to common stock (see Note 9). At December 31, 1995, cumulative preferred stock dividends amounted to $32,433 or $.60 per each outstanding preferred share.

After the third anniversary of the issuance of the preferred stock (i.e. after December 31, 1996), the dividend shall be increased to 17% and a sinking fund for the redemption of the preferred stock on the 10th anniversary of issuance will commence. Upon the failure of the Company to pay two consecutive dividends, the holders of the preferred stock have the right to gain control of the Board of Directors of the Company and convert their shares of preferred stock into an aggregate of 50% of the Company's outstanding common stock. The preferred stock is redeemable by the Company, at its option, at any time at a redemption price of 105% of par, provided that the certain secured notes have been fully paid.

(D) STOCK ISSUANCES - During 1994, 25,676 shares of common stock were issued for services rendered. Such issuance has been reflected by a charge to operations of $12,838 during 1994.

During 1994, the Company issued 7,696 shares of preferred stock in payment of the 6% dividend (see Note 11C).

In March 1994, certain indebtedness aggregating $675,000 was converted into 1,224,000 shares of the common stock of the Company. In connection with this conversion, an additional 160,000 bonus shares were issued by the Company.

(12) STOCK OPTIONS

1994 STOCK COMPENSATION PLAN - The Company's 1994 Stock Compensation Plan (the "1994 Plan") permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, performance share units, restricted stock and for other awards of restricted stock in lieu of cash bonuses to Company employees, advisors, consultants and outside directors. Under the 1994 Plan, the term of any stock option may not exceed ten years and the stock option purchase price of an incentive stock option may not be less than the fair market value of the common stock on the date of the stock option grant. The maximum number of shares of common stock provided for grants under the 1994 Plan is 650,000 shares. The 1994 Plan is administered by the Compensation and Stock Option Committee appointed by the Board of Directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS


(12) STOCK OPTIONS

1994 STOCK COMPENSATION PLAN (CONTINUED) - In January 1995, the Company issued 34,119 stock options at an exercise price of $.02 per share to a vendor in connection with services performed for the Company. In addition, upon conversion of senior debt holder notes into equity, the Company will issue an additional 17,000 stock options at an exercise price of $.02 to the same vendor.

In January 1995, the Company issued 68,238 options at a price of $.02 per share to its senior vice president-programming and network operations. In addition, upon conversion of senior debt holder notes into equity, the Company will issue an additional 34,000 stock options at an exercise price of $.02 to the same vendor.

During January 1995, the Company issued 10,000 options to purchase its common stock at an exercise price of $.02 per share to an individual as consideration for the extension of the payment terms of a note payable.

The following is a summary of Company common stock options:

                                                                                      Shares Under Options
                                                                                      --------------------
                                                                                          Years ended
                                                                                          December 31,
                                                                                       1995         1994
                                                                                      -------      -------
Outstanding and Exercisable Beginning of Years                                         32,200      128,000
Offered During Years                                                                  112,357        5,000
Exercised During Years                                                                     --      100,800
Terminated During Years                                                               (32,200)          --
                                                                                      -------      -------
  OUTSTANDING AND EXERCISABLE END OF PERIODS (1)                                      112,357       32,200

(1) With an exercise price per share ranging from $.02 to $25.00 giving effect to the one-for-fifty reverse stock split.

(13) ACQUISITION BY EVRO CORPORATION

In June 1995, the Board of Directors authorized management to issue common stock in exchange for all outstanding notes and preferred stock in anticipation of Evro making a significant equity investment in the Company. In July 1995, the Company entered into a stock purchase agreement with Evro, whereby Evro may eventually acquire 100% of the Company. Pursuant to the agreement, in October 1995, the Company issued 27,500,000 shares of its common stock to Evro for a purchase price of $1,000,000, $300,000 of which was paid in cash. The remaining amount due as of December 31, 1995, is reflected in the balance sheet as "Subscriptions Receivable." The number of shares issued contemplated giving Evro at least fifty-one percent of all outstanding common shares of the Company after the conversions authorized in June 1995. In accordance with certain terms of the acquisition of the Company by Evro, at least ninety-percent (90%) of all outstanding debtholders and preferred stockholders must convert their notes and preferred stock into Company common stock to effect the acquisition.

(14) COMMITMENTS AND CONTINGENCIES

(A) LEASES - The Company leases its operating facilities in Darien, Connecticut under an operating lease. The future minimum annual rental commitments under the lease for the years ending December 31 are approximately as follows:

1996                                                                              $       50,000
1997                                                                                      17,000
                                                                                  --------------
  TOTAL                                                                           $       67,000
                                                                                  ==============

Rent expense for years ended December 31, 1995 and 1994 was approximately $47,000 and $41,000, respectively.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(14) COMMITMENTS AND CONTINGENCIES (CONTINUED)

(B) EMPLOYMENT AGREEMENTS - On November 1, 1993, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO"). The agreement may be terminated by the Company as a result of death or disability or for cause. If the CEO terminates his agreement for cause during the first year, the Company will be required to pay salary and earned bonus, if any, pro rata for one year. If such termination occurs after the first year, the Company is required to pay salary and earned bonus, if any, for two years. On January 3, 1995, the Company entered into a three- year employment agreement with the Senior Vice President of programming ("SVP"), including a revenue participation plan.


(C) DEMAND AND PIGGY-BACK REGISTRATION RIGHTS - Certain shares of common stock are entitled to certain "demand" and "piggy-back" registration rights under certain circumstances.

(D) LITIGATION - As of December 31, 1995, the Company was involved in a litigation proceeding involving breach of contract of a sales representative agreement (see Note 18). The Company is subject to other legal action in the ordinary course of business. Management believes it has meritorious defenses against such actions and will defend the Company's position vigorously.

(E) CONTINGENT FEES - The Company has agreed to pay a finders, "success", fee to its Chairman of the Board and an investment banker. The payment of such fees (which aggregate approximately $370,000) is contingent on the consummation of the Evro acquisition (see Note 13).

(15) CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS - BROADCAST SERVICES AND PROGRAMMING

On September 15, 1992, the Company entered into a five year agreement with IDB Communications Group, Inc., which provides stereo tape play-back of Channel America programming, uplink transmission facilities to Spacenet II and occasional downlink turnaround service which enables the Company to selectively choose programming from other satellites and transmit it back to Spacenet II for transmission to the Company's network. Prior to its entering into this agreement, the Company was receiving these services under an agreement with Reception Specialists Company, a wholly- owned subsidiary of IDB ("RSC"). The Company owed RSC an aggregate of $400,000 for services previously rendered.
IDB has agreed to forgive this amount provided that the Company perform its obligations under the new agreement. As this forgiveness is contingent upon the future performance of the Company, the obligation remains in these financial statements at the full amount. At December 31, 1995, $885,590 due to IDB is included in accounts payable. Under the agreement, the Company was required to pay a monthly fee for primary services of $40,750 through September 14, 1995. The monthly fee, which increased to $42,790 on September 15, 1995, will remain unchanged until September 15, 1996. Additional services such as downlink turnaround service and other services will be provided by IDB at an hourly rate ranging from $65 per hour to $188 per hour during the term.

In order to permit the Company to arrange for new financing and improve its cash flow, the agreement provided that IDB would accept partial payment of its service fees until March 15, 1994. To recoup the deferred amounts, the agreement provided for a 25% surcharge on amounts billed for the period September 15, 1994 to September 15, 1995 and 50% for the period September 15, 1995 to September 15, 1996 until such deferred amounts are repaid in full. If the agreement is terminated or a change in control of the Company occurs prior to the expiration of the agreement, the entire unpaid balance due under the agreement plus the $400,000 previously due to RSC shall become immediately payable.

On March 31, 1995, the Company entered into a four-year satellite communication agreement with AT&T, whereby the Company incurred monthly service charges of $125,000 until December 31, 1995. Thereafter, the monthly rate will be $131,500. The Company was required to pay a $125,000 deposit.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(16) RELATED PARTIES

The following related parties made various loans to the Company and purchased various debentures as outlined in long- term debt (see Note 8) from October 1990 to 1995, whose balances outstanding at December 31, 1995 were as follows:

Howard White, Vice Chairman of the Board of Directors                                           $         5,000
David Post, Chairman of the Board and CEO                                                               172,238
Katlean de Monchy, wife of David Post                                                                    98,897
Burton Kantor, Director of the Company                                                                   40,000
Walnut Capital Corp. whose Chairman and President is Burton Kantor                                      461,145
Windy City Communications, Inc., controlled by Joel Kantor, son of Burton Kantor                         54,547
Richard Post, brother of David Post                                                                     118,085
Elvin Feltner, Director of the Board of Directors                                                       195,000
                                                                                                ---------------

  TOTAL                                                                                         $     1,144,912
                                                                                                ===============

In addition, the following related party had a note to the Company converted into shares of common stock in connection with the recapitalization of the Company and/or the stock purchase agreement with Evro (see Note 13):

                                                                          Shares
                                                                          ------
Allen Rosenblatt, acting controller of the Company                        15,843

In connection with the recapitalization of the Company during 1993, the following related parties received shares of preferred stock of the Company:

                                                                           Shares
                                                                           ------
David Post                                                                 4,992
Katlean de Monchy                                                          3,839
Windy City Communications                                                  9,598

(17) OTHER INCOME - EXPIRATION OF OPTIONS

Effective March 7, 1995, the Company entered into an agreement with LMA, Inc. ("LMA"), to have LMA acquire 49% of the common stock of the Company upon it paying to the Company certain contractual amounts and the Company fulfilling its obligations under the agreement. On March 23, 1995, the Company formally notified LMA, Inc. that the Company had not fulfilled its obligations under this agreement and it was no longer in force. The $160,000 that LMA had advanced to the Company has thus been recorded as an expired option.

Effective April 7, 1995, the Company entered into an agreement with National Media Corporation ("National") whereby National would receive 33% of the common stock of the Company, would receive six hours of broadcast time per day, six minutes of spots per day and other broadcast preferences. National would pay $125,000 per month directly to AT&T for the Company's satellite costs, $25,000 to IDB for the Company's satellite uplink service and other payments. On May 11, 1995, National notified the Company that under the terms of this agreement, it was terminating the agreement, effective May 31, 1995. The $250,000 that National paid has been recorded as an expired option.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(18) SUBSEQUENT EVENT

LITIGATION - On January 16, 1996, the litigation described in Note 14D was adjudicated. A civil judgement was entered against the Company in the amount of $167. The plaintiff in the litigation may file an appeal of the decision.

[19] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.





                       .   .   .   .   .   .   .   .   .

                                                                 APPENDIX D

                                  SCHEDULE D
                                    TO THE
                               PROXY STATEMENT
                                     FOR
                               EVRO CORPORATION
                               ----------------





                     The Sports & Shopping Network, Inc.

                             Financial Statements

               For the Years Ended December 31, 1994, and 1993

                      And For the Period From Inception

                (December 16, 1992) Through December 31, 1992

                                HOHL & FOLEY P.A.
                          CERTIFIED PUBLIC ACCOUNTANT



4104 W. LINEBAUGH AVENUE, SUITE 201             MEMBERS OF:
TAMPA, FLORIDA 33624                                AMERICA INSTITUTE OF CPA'S
(813) 960-9803   FAX (813) 960-9802                 FLORIDA INSTITUTE OF CPA'S
                                                    SEC PRACTICE SECTION



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The Sports & Shopping Network, Inc.

We have audited the accompanying consolidated balance sheet of The Sports & Shopping Network, Inc. (a development stage Company) as December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended December 31, 1994, and December 31, 1993, and for the period from inception (December 16, 1992) through December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Sports & Shopping Network, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the years ended December 31, 1994, and December 31, 1993, and for the period from inception (December 16, 1992) through December 31, 1992, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Hohl & Foley


May 13, 1995
Tampa, Florida

                     THE SPORTS & SHOPPING NETWORK, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                         CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1994




Assets

         Current Assets:
         Cash                                                     $            67
         Accounts receivable                                                    0
         Inventories                                                      172,919
         Prepaid royalty fees and deposits                                 50,482
                                                                  ---------------
           Total current assets                                           223,468

         Other assets, net of accumulated
           amortization of $33,186                                        323,465
                                                                  ---------------
            Total assets                                          $       546,933
                                                                  ===============

Liabilities and Stockholders' Equity

         Current Liabilities:
         Accounts payable and accrued liabilities                 $       333,396
         Due parent company                                               125,271
                                                                  ---------------
            Total current liabilities                                     458,667
                                                                  ---------------
         Stockholders' Equity:
         Common stock, par value $.000082918,
           60,300,000 shares authorized
           and 59,734,634 shares issued and outstanding                     4,953
         Additional paid in capital                                     3,490,823
         Deficit accumulated during
           the development stage                                       (3,407,510)
                                                                  ---------------
            Total stockholders' equity                                     88,266
                                                                  ---------------
           Total liabilities and stockholders' equity             $       546,933
                                                                  ===============


The accompanying notes are an integral part of the Consolidated Financial Statements

                     THE SPORTS & SHOPPING NETWORK, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                    CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993,
                      AND FOR THE PERIOD FROM INCEPTION
                  (DECEMBER 16, 1992) THROUGH DECEMBER 1992

                                                  1994               1993               1992               TOTAL
                                                  ----               ----               ----               -----
 Sales                                     $        48,898    $        91,921     $       15,357      $      156,176
 Other Income                                                         100,006                                100,006
                                           ---------------    ---------------     --------------      --------------
   Total Revenues                                   48,898            191,927             15,357             256,182
                                           ---------------    ---------------     --------------      --------------
 Cost of Sales                                      73,325             97,657              8,307             179,289
 Selling, General & Administrative                 447,712            818,790             10,341           1,276,843
 Management and Accounting Services
   Provided by Parent                            1,150,000            976,536                              2,126,536
 Interest Expense                                   81,024                                                    81,024
                                           ---------------    ---------------     --------------      --------------
   Total Costs                                   1,752,061          1,892,983             18,648           3,663,692
                                           ---------------    ---------------     --------------      --------------
 Loss before benefit from income taxes          (1,703,163)        (1,701,056)            (3,291)         (3,407,510)
 Income Taxes                                            0                  0                  0                   0
                                           ---------------    ---------------     --------------      --------------
 Net loss                                  $    (1,703,163)   $    (1,701,056)    $       (3,291)     $   (3,407,510)
                                           ===============    ===============     ==============      ==============





The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                       AND FOR THE PERIOD FROM INCEPTION
                 (DECEMBER 16, 1992) THROUGH DECEMBER 31, 1992



                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                                               ADDITIONAL           DURING
                                                   COMMON STOCK                 PAID IN            DEVEOPMENT
                                            SHARES             -$-              CAPITAL              STAGE              TOTAL
                                            ------             ---             ----------         -----------           -----
 Balance, December 16, 1992                              $            0     $            0     $             0     $              0

 5,000 shares issued                            5,000             5,000                                                       5,000

 Net loss, December 16, 1992
   through December 31,1992                                                                             (3,291)              (3,291)

 Contribution by STELLAR                                                             1,229                                    1,229
                                           ----------    --------------     --------------     ---------------     ----------------
 Balance, December 31, 1992                     5,000             5,000              1,229              (3,291)               2,938

 Goodwill recognized                                                                 2,158                                    2,158

 Net loss for year ended
   December 31, 1993                                                                                (1,701,056)          (1,701,056)

 Contribution by STELLAR                                                         1,321,790                                1,321,790
                                           ----------    --------------     --------------     ---------------     ----------------
 Balance, December 31, 1993                     5,000             5,000          1,325,177          (1,704,347)            (374,170)

 Adjustment pursuant to stock split        54,995,000              (440)               440                                        0

 Exercise of warrants                         356,500                30            178,220                                  178,250

 Sale of common stock                         630,000                52            244,948                                  245,000

 Common stock issued in satisfaction
   of note payable to STELLAR               1,729,908               144          1,338,560                                1,338,704

 Common stock issued in satisfaction
   of advances made by STELLAR              2,018,226               167            403,478                                  403,645

 Net loss for year ended
   December 31, 1994                                                                                (1,703,163)          (1,703,163)
                                           ----------    --------------     --------------     ---------------     ----------------
 Balance, December 31, 1994                59,734,634    $        4,953     $    3,490,823     $    (3,407,510)    $         88,266
                                           ==========    ==============     ==============     ===============     ================



The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 (A SUBSIDIARY OF THE STELLAR COMPANIES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993,
                       AND FOR THE PERIOD FROM INCEPTION
                 (DECEMBER 16, 1992) THROUGH DECEMBER 31, 1992




                                                              1994                1993               1992               Total
                                                              ----                ----               ----               -----
Cash flows used by operating activities:
         Net loss                                         $(1,703,163)       $ (1,701,056)       $   (3,291)       $  (3,407,510)
Adjustments to reconcile net loss to net cash
  used by operating activities:
         Depreciation and amortization                         33,186              32,547             1,893               67,626
         (Increase) decrease in accounts receivable             5,729                (384)           (5,345)                   0
         (Increase) decrease in inventories                    81,047            (481,399)           (3,900)            (404,252)
         (Increase) decrease in prepaid royalty fees
         and deposits                                           4,740             (55,222)                               (50,482)
         (Increase) in other assets                                                (4,759)             (932)              (5,691)
         Increase in accounts payable and
           accrued liabilities                                199,009              82,106           (28,880)             252,235
         Decrease in unearned royalties                                          (100,000)                              (100,000)
                                                          -----------        ------------        ----------        -------------
Total adjustments                                             323,711            (527,111)          (37,164)            (240,564)
                                                          -----------        ------------        ----------        -------------
         Net cash used by operating activities             (1,379,452)         (2,228,167)          (40,455)          (3,648,074)
                                                          -----------        ------------        ----------        -------------
Cash flows used in investing activities:
         Purchase of property and equipment                   (62,152)                                                   (62,152)
         Proceeds from sale of equipment, patents and
            proprietary technology                                                                  350,000              350,000
         Purchase of Microsonics International, Inc.                                               (310,694)            (310,694)
         Purchase of Centennial Sports Promotions, Inc.                           (25,870)                               (25,870)
         Contractual obligation due Brander                                       (20,000)          (30,000)             (50,000)
                                                          -----------        ------------        ----------        -------------
         Net cash used in investing activities                (62,152)            (45,870)            9,306              (98,716)
                                                          -----------        ------------        ----------        -------------
Cash flows from financing activities:
         Proceeds from issuance of common stock               423,250                                 5,000              428,250
         Contribution by STELLAR                                                1,321,790             1,229            1,323,019
         Working capital provided by STELLAR                1,017,472             948,127            29,989            1,995,588
                                                          -----------        ------------        ----------        -------------
         Net cash provided by financing activities          1,440,722           2,269,917            36,218            3,746,857
                                                          -----------        ------------        ----------        -------------
Net increase (decrease) in cash                                  (882)             (4,120)            5,069                   67

Cash at beginning of period                                       949               5,069                 0                    0
                                                          -----------        ------------        ----------        -------------
Cash at end of period                                     $        67        $        949        $    5,069        $          67
                                                          ===========        ============        ==========        =============
Interest paid                                             $    81,024        $          0        $        0        $           0
                                                          ===========        ============        ==========        =============
Taxes paid                                                $         0        $          0        $        0        $           0
                                                          ===========        ============        ==========        =============








The accompanying notes are an integral part of the Consolidated Financial Statements

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                 (A Subsidiary of The STELLAR Companies, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Accounting - The consolidated financial statements of The Sports
& Shopping Network, Inc. (the "Company" and "TSSN") and its majority owned subsidiaries, Centennial Sports Promotions, Inc. ("Centennial"), International Sports Collectibles, Inc. ("Collectibles") and Microsonics International, Inc. ("Microsonics") have been presented on the basis that they are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries, all considered to be in the development stage as defined in Financial Accounting Standard No. 7, have incurred operating losses of $1,701,000 and $1,703,000 during the years ended December 31, 1993 and 1994, respectively, which have adversely reduced the Company's liquidity and working capital. At December 31, 1994, the Company had current assets of $223,000 and current liabilities of $459,000, or a working capital deficit of $236,000. As more fully discussed below, management of the Company believes that it has put into place a business plan that will provide for positive operating results and allow for the settlement of its liabilities in a timely manner, however, should existing creditors demand immediate payment, at the present time the Company does not have a readily available source of additional capital nor a source of long term financing to allow for the repayment of those creditors. Although the Company has plans in process which it believes will allow it to obtain additional capital and other financing, there can be no assurance that such plans will be implemented successfully.

TSSN is engaged in the development of a television shopping network specializing in the marketing of sports memorabilia, apparel and related sports products through satellite, television broadcast stations and cable networks. The Company plans to attain future profitable operations by developing (1) sources of supply of products that it will sell at retail; (2) the ability to produce and broadcast related television programming; and (3) a distribution network for such programming either internally or by acquisition of one or more businesses.

2. Background and Organization - TSSN was incorporated under the laws of the State of Florida on December 16, 1992.

In December 1992, the Company entered an agreement which provided for the Company to adopt a Plan of Merger with The STELLAR Companies, Inc. ("STELLAR"). The December 1992 Agreement was superseded by a Stock For Stock Agreement dated January 21, 1993, pursuant to which, on January 25, 1993, STELLAR issued 95,000 common shares in exchange for all of the issued and outstanding shares of TSSN.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.  Summary of Significant Accounting Policies:

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, Centennial, Collectibles and Microsonics. All significant intercompany accounts and transactions have been eliminated.

Inventories - Inventories are carried at the lower of cost (determined on a first in, first out basis) or market.

Depreciation - Furniture, fixtures and equipment are depreciated over their estimated useful lives of 5 to 7 years using the straight line method.

Amortization - Proprietary technology is being amortized over ten years which is the estimated life of the related products. Goodwill is being amortized
over ten years, the estimated market life of the acquired trademarks.   Other
assets are being amortized over five to twenty years. The Company has adopted the policy to periodically review and evaluate whether there has been permanent impairment in the value of its intangible assets, which review includes factors such as current market conditions and trends relating to the Company and its product lines.

Income Taxes - The provision (benefit) for income taxes is based on pretax earnings (loss) reported in the consolidated financial statements, adjusted for transactions that may never enter into the computation of income taxes payable. A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences in the recognition of income and expenses for financial statement and income tax purposes and net operating loss carryforwards. Deferred tax assets are reduced, if necessary, by the amount of any tax assets that are not expected to be realized. No benefit for income taxes has been recognized for the years ended December 31, 1994 ,and 1993, as the Company has not yet established its operations.

The Company and its subsidiaries file separate income tax returns.

4. Significant Transactions - As of December 31, 1993, STELLAR contributed the stock of International Sports Collectibles, Inc. and Microsonics International, Inc., wholly owned subsidiaries, and Centennial Sports Promotions, Inc., an 80% owned subsidiary to TSSN, thereby causing the three companies to become subsidiaries of TSSN. TSSN recorded the stock contribution of each company at a value equal to STELLAR's basis in each subsidiary. This transaction has been accounted for in a manner similar to a pooling of interests because of the common ownership of each subsidiary and for enhanced comparability. Accordingly, the accounts of each subsidiary have been included in the consolidated financial statements of TSSN from

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  Significant Transactions (cont.)
December 16, 1992, the date of inception of TSSN, or from their respective dates of acquisition by STELLAR, if later. The accumulated losses from operations of each subsidiary for the period from their respective dates of acquisition by STELLAR to December 31, 1993, have been reflected as a capital contribution and offset against accumulated deficit as the losses were incurred prior to the stock contribution of each company to TSSN by STELLAR.

Purchase of Microsonics International, Inc. ("Microsonics") - On November 19, 1992, STELLAR purchased the outstanding capital stock of Microsonics International, Inc., a Florida corporation for cash of $115,000, related costs of $10,694, and the assumption of certain liabilities of the seller aggregating $185,000. Microsonics owned certain assets for the manufacture and marketing of microphonograhic and microrecord products. The excess purchase price over and above the net assets acquired $(235,219) was allocated to proprietary technology, which is being amortized over ten years, the estimated life of the related products which the Company intends to market.

Sale of Microsonics Assets - On December 18, 1992, Microsonics, pursuant to an Asset Purchase Agreement, sold its furniture and equipment, together with certain rights, title and interest in certain patents and processes associated therewith for $250,000 cash and a royalty of 2% of net revenues on all sales and licensing revenue of or from microphonograph players and microrecord players up to a maximum of $1 million. The Company retained the proprietary rights to the related technology to be used in the sale of "notable figure" cards, "notable item" cards and related players. Microsonics utilized the cost recovery method of accounting which resulted in no gain or loss being reported from this transaction.

On April 4, 1993, Microsonics assigned all of its right, title and interest in and to payments of royalties pursuant to the Asset Purchase Agreement to STELLAR. STELLAR pledged its right, title and interest in and to payments of such royalties as security to $2,000,000 of promissory notes issued pursuant to a private placement offering dated March 31, 1993.

Purchase of Sports Memorabilia - On November 19, 1992, STELLAR entered into an agreement, as amended, with Norman K. Brander ("Brander"), a founder, former officer and former director of STELLAR, to acquire the issued and outstanding capital stock in a newly formed Florida corporation into which Brander contributed sports memorabilia having an estimated retail value of $500,000 in exchange for 500,000 shares of common stock of STELLAR and cash of $100,000 of which $50,000 remains to be paid to Mr. Brander. Stellar recorded the amount due to Mr. Brander as a dividend payable. No value was assigned to the Sports Memorabilia as Brander had a nominal basis in the inventory. The transaction was closed on January 11, 1993.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



4.  Significant Transactions (cont.)
On June 21, 1993, STELLAR incorporated a new wholly owned subsidiary, International Sports Collectibles, Inc. STELLAR contributed the sports memorabilia, together with the related contractual obligation to Collectibles.

Purchase of Centennial Sports Promotions, Inc. ("CSP") - On January 1, 1993, STELLAR entered into a Stock Purchase Agreement pursuant to which, on January 7, 1993, STELLAR purchased 80% of the issued and outstanding capital stock of CSP for $155,000 payable as follows: $25,000 in cash and $130,000 in common stock of STELLAR (130,000 common shares). The full purchase price of $155,000, together with related legal and closing costs aggregating $870 were recorded as goodwill, which is being amortized over ten years, the estimated market life of the trademarks which were acquired in the acquistion of CSP. CSP is engaged in the business of marketing sports apparel and related promotional items.

Transfer of inventory and liabilities to STELLAR - During 1994, Brander raised certain claims with respect to inventory of the company held in part by Brander. Due to the claims outstanding, the Company transferred the inventory of sports memorabilia and lithographs of jazz greats at a cost of $231,333, together with liabilities of $73,365 to STELLAR which was offset against $157,968 of advances from STELLAR.

5. Inventories - As of December 31, 1994, the components of inventory were as follows:

                        Sports memorabilia     $158,341
                        Cager Classic apparel    14,578
                                               --------
                                               $172,919
                                               ========

The inventory of sports memorabilia has been pledged as security for $2,000,000 of promissory notes issued by STELLAR pursuant to a private placement offering Dated March 31, 1993.

6. Other Assets - Other assets as of December 31, 1994, are comprised of the following:

                                                     1994
                   Deposit on production set     $   61,702
                   Proprietary technology           130,661
                   Goodwill                         126,421
                   Other                              4,681
                                                   --------
                                                   $323,465
                                                   ========

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7. Income Taxes - The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences at December 31:


                                                    1994                    1993
                                                  ---------               ---------
Income tax provision (benefit), at 34%            $(579,075)              $(578,359)
Increase (decrease) in rates resulting from:
Non-deductible items                                  1,201                   3,714
State and local taxes, net                          (61,697)                (61,749)
Valuation allowance for recognized
 deferred tax assets                                639,571                 636,394
                                                  ---------               ---------
Effective tax rates                               $     -0-               $     -0-
                                                  =========               =========

Deferred tax assets are comprised of the following at December 31:


                                                    1994                    1993
                                                  ---------               --------
Business start-up expenditures                    $1,272,042              $634,695
Depreciation and amortization                         31,503                29,278
Loss carryforwards                                   111,887               111,887
                                                  ----------              --------
Gross deferred tax assets                          1,415,432               775,860
Deferred tax assets valuation allowance           (1,415,432)             (775,860)
                                                  ----------              --------
Total deferred tax assets                         $      -0-              $    -0-
                                                  ==========              ========


Centennial, acquired in 1993, had a net operating loss carryforward of $
47,663.

A valuation allowance was established in the same amount as the deferred tax assets acquired because the benefit is more likely than not to be lost. Certain of the acquired net operating losses are subject to limitations pursuant to provisions of the Internal Revenue Code relating to changes in control. These provisions can significantly limit the amount of net operating losses available for utilization in a particular year depending upon numerous factors, including valuation of the acquired companies. These net operating losses can only be utilized by the acquired companies in a particular year to the extent of the fair market value of the acquired companies on the date of the change of control multiplied by a statutory tax-exempt interest rate, which is approximately 7 percent. The net operating loss carryforwards for U.S. tax purposes expire, if not utilized against future taxable income, beginning 2006 and continue through 2009.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8. Related Party Transactions - During 1994, and 1993, STELLAR billed the Company and its subsidiaries fees for management and accounting services aggregating $1,150,000 in 1994 and $976,536 in 1993, which were charged to Due Parent Company as an advance. Stellar charged the Company for common expenses based on estimated time or charges incurred by Stellar on the Company's behalf. Management asserts that the fees charged to the Company approximate the cost that would have been incurred if TSSN had operated on a stand alone basis.

The Company issued a note payable to STELLAR, as of December 31, 1993 in the amount of $1,258,116 in satisfaction of the balance of the Due Parent Company account. The note provided for interest at 7% per annum and was payable in cash or by the issuance of 1,729,908 (as adjusted for stock split) shares of common stock, at the option of the Company.

On November 30, 1994, the Company satisfied the note payable by issuance of 1,729,908 shares of common stock to STELLAR. In addition, the Company issued 2,018,226 shares of common stock in satisfaction of additional advances by STELLAR aggregating $403,645.

9.  Stockholders' Equity

Change in Authorized Shares and Stock Split - On January 13, 1994, the Board of Directors amended the Company's Articles of Incorporation to increase the Company's authorized capital stock from 5,000 shares of common stock to 60,300,000 shares of common stock. The Board of Directors also authorized a stock split of the Company's common stock equal to 11,000 shares for 1 share, and changed the par value from $1.00 per share to $.000082918 per share. All presentations in these financial statements reflect the stock split.

Warrants - On January 15, 1994, the Board of Directors of STELLAR Inc. granted warrants to the holders of certain STELLAR common stock. The warrants entitled the holder to purchase one (1) share of common stock for every two (2) shares of STELLAR common stock held at $.50 per share. Stellar shareholders exercised warrants to purchase 356,000 shares of common stock with cash proceeds of $178,250. All remaining warrants expired on February 18, 1994.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  Additional Cash Flow Statement Information -
The non-cash effect of the acquisition of Microsonics and the sale of Microsonics assets during 1992 as follows:

                                                       Acquisition          Sale of Assets
                                                       -----------          --------------
     (Increase) decrease in assets:
       Furniture, Fixtures and Equipment               $(134,079)              $132,186
       Other assets
         Proprietary technology                         (235,219)                71,892
         Other                                           (45,922)                45,922
                                                       ---------               --------
                                                        (415,220)              (250,000)
                                                       ---------               --------
       Increase in liabilities:
         Accounts payable and accrued liabilities        104,526
         Prepayment of royalty income                                           100,000
                                                       ---------               --------
       Increase (decrease) in cash                     $(310,694)              $350,000
                                                       =========               ========

The non-cash effect of the acquisition of Centennial during 1993 as follows:


        Goodwill                                               $ 155,870
          Due to parent (common stock issued by Stellar)        (130,000)
                                                               ---------
              Cash investment                                  $  25,870
                                                               =========

The noncash effect of the acquisition of Collectibles in 1993 follows:


         Contractual obligation due to Brander                    $ 100,000
         Due to parent - Declaration of distribution of capital
          by Stellar                                               (100,000)
                                                                  ---------
                                                                  $     -0-
                                                                  =========

The noncash affect of the transfer of inventories and liabilities to Stellar in 1994 follows:

         Inventory                              $ 231,333
         Contractual obligation due to Brander    (50,000)
         Due to parent                           (181,333)
                                                ---------
                                                $     -0-
                                                =========

In connection with the purchase of TSSN by STELLAR, the Company recorded the excess purchase price ($2,158) over the net assets acquired as goodwill with a corresponding credit to additional paid-in capital.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11.  Subsequent Event -

EVRO Corporation - On March 14, 1995, EVRO Corporation (EVRO) acquired 98.35% of the issued and outstanding common stock of the Company from STELLAR in exchange for 16,759,038 shares of EVRO's common stock or 77.1% of the EVRO shares of common stock which will then be issued and outstanding. EVRO issued to STELLAR 500,000 shares of restricted common stock at closing and has agreed to issue the remaining shares following the completion of an increase in EVRO's authorized shares of common stock. EVRO has agreed to offer to acquire the remaining 1.65% of the Company's issued and outstanding common stock which are held by minority shareholders in exchange for an aggregate of 281,418 shares of EVRO's common stock.

EVRO has formed a wholly owned subsidiary, Technology Holdings, Inc. ("THI"), which owns all of the assets that were owned by EVRO prior to the TSSN acquisition. Pursuant to such acquisition, the holders of EVRO's common stock, other than STELLAR, will be issued a stock dividend consisting of EVRO's Series D Preferred Stock. EVRO has the right, but not the obligation, to redeem the Series D Preferred Stock in exchange for all of THI's issued and outstanding capital stock.

THI is entitled to receive on an annual basis that number of shares of EVRO's voting common stock ("Special Shares") equal to 20% of the average total assets of THI over a twelve month period (March 14 through the following March 13 each year) divided by Two Dollars ($2.00). THI's right to receive the Special Shares provided is earned pro rata over the applicable twelve month period. Such entitlement would cease upon the redemption of the Series D Preferred Stock. STELLAR has the right to purchase from THI any Special Shares of EVRO's common stock received until June 30, 1997, for an amount equal to the greater of Two Dollars ($2.00) per share or 50% of the bid price of EVRO's then publicly traded stock as of the end of the month preceding STELLAR's exercise of its right to purchase. EVRO is prohibited from pledging, hypothecating or otherwise encumbering its shares of THI's capital stock.

The Series D Preferred Stock contains a special dividend provision that in the event such preferred stock is not redeemed by June 30, 1997, EVRO shall, as of July 1, 1997, declare a stock dividend of its voting common stock payable to the holders of the Series D Preferred Stock equal to the number of shares of common stock held by THI as of June 30, 1997. Additional stock dividends shall be payable to the holders of Series D Preferred Stock each July 1st following July 1, 1997, until EVRO has redeemed its Series D Preferred Stock. The amount of such additional stock dividend shall equal the number of shares of EVRO's common stock transferred to THI during the immediately preceding twelve month period.

                      THE SPORTS & SHOPPING NETWORK, INC.
                         (A Development Stage Company)
                    (A Subsidiary of The Stellar Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.  Subsequent Event (cont.)
The Company is currently seeking to raise additional capital through the sale of the EVRO's capital stock in one or more private equity offerings to primarily fund the TSSN operations. Upon successful completion of the private equity offerings, the Company intends to redeem its Series D Preferred Stock in exchange for all of THI's issued and outstanding capital stock.

For financial reporting purposes this transaction will be accounted for as a reverse merger under which the companies will be recapitalized to include the historical financial information of the Company, and the assets and liabilities of EVRO will be revalued to reflect the market value of EVRO's common stock.

American Collectible Network, Inc.

On April 26, 1995, EVRO Corporation ("EVRO") entered into a binding Letter of Intent (which was modified on May 5, 1995) to acquire not less than 80% of America's Collectibles Network, Inc. ("ACN") and to merge ACN into The Sports & Shopping Network, Inc. ("TSSN") in exchange for the requisite number of EVRO's preferred stock which shares shall be convertible into 1,850,000 shares of EVRO's restricted common stock, immediately after the Company increases its authorized shares of common stock. If the merger has not taken place on or before May 31, 1995, then either ACN or EVRO shall have the right to terminate the Letter of Intent. If neither Party has exercised its right to terminate by June 2, 1995, then the Letter of Intent will automatically be extended to June 30, 1995. The Letter of Intent is void after June 30, 1995. The Company expects to account for this transaction as a purchase.

In addition, EVRO has also agreed to provide or cause to be provided approximately $550,000 of working capital to ACN, $50,000 of which is to be advanced within fifteen (15) business days of the date of the Modification of the Binding Letter of Intent. Funding of the remaining working capital commitment is to be provided over the 90 day period immediately following the completion of the merger. In consideration for agreeing to the provisions in the Modification of the Binding Letter of Intent, EVRO paid ACN a $50,000 non-refundable deposit.

                                                                 APPENDIX E
                                EVRO CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 27, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each of the undersigned, as the owner(s) as of August 5, 1996, of the common stock of EVRO Corporation, a Florida corporation (the "Company") hereby appoints Thomas L. Jensen, Chairman of the Board and O. Don Lauher, and each of them, jointly and severally, as attorney-in-fact and proxy, each with full power of substitution for the limited purpose of voting all shares of the common stock owned by the undersigned at the Special Meeting of Shareholders of the Company to be held at The Inn of Maingate, 3011 Maingate Lane, Kissimmee, Florida 34747 at 10:00 A.M., September 27, 1996, and at any adjournments thereof, but only in accordance with the following instructions:

If you are unable to attend the meeting personally, the Board of Directors request that you complete and mail this proxy to insure adequate shareholder representations at the Meeting. As this proxy is being solicited by the Board of Directors, you are encouraged to contact any member of the Incumbent Board if you have any question concerning this proxy or the matters referenced herein.

                          (Continued on reverse side)

1.  Election of Directors                                    Nominees:  Thomas L. Jensen, Stephen H. Cohen,
                                                             D. Jerry Diamond and Max P. Cawal
FOR all nominees            WITHHOLD
listed to the right         AUTHORITY                         (Instruction:  To withhold authority to vote for any
(except as marked           to vote for all nominees          individual nominee named above, strike a line through
to the contrary)            listed to the right               the nominee's name:)

                                                              ----------------------------------------------------------------------

2.  Amend the Articles of Incorporation to increase the number of authorized shares of common stock from 2,500,000 to 100,000,000, each with a par value of $.001.

    FOR                                                AGAINST                                       ABSTAIN

3.  Amend the Articles of Incorporation to increase the number of authorized shares of preferred stock from 1,250,000 to 25,000,000, each with a par value of $.001..

    FOR                                                AGAINST                                       ABSTAIN

4.  Change the Company's name as set forth in the Articles of Incorporation from the EVRO Corporation to Channel America
    Broadcasting, Inc.

    FOR                                                AGAINST                                       ABSTAIN

5.  Purchase the fractional shares resulting from a previous one for twenty reverse stock split.

    FOR                                                AGAINST                                       ABSTAIN


                                                       This proxy, when properly executed, will be voted in the
                                                       manner directed herein by the undersigned shareholder(s).  If none of the choices specified in Proposals 1, 2, 3, 4 and 5 shall be marked, the name proxy is authorized and directed to vote FOR the proposals as described therein and in accordance with that certain Proxy Statement dated ____ __, 1996.





                                                       Dated:                                                 , 1996
                                                             -------------------------------------------------

                                                       -------------------------------------------------------------
                                                                               (Signature)

                                                       -------------------------------------------------------------
                                                                              (Printed Name)

                                                       If signing in a fiduciary or representative capacity, please give full title as such.  If signing as a corporate officer, please give your title and full name of the corporation; or if ownership is in more than one name, each additional owner should sign.
                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                                                       ENCLOSED ENVELOPE.